                                                                 EXHIBIT 10.20






                               PARK `N VIEW, INC.

                          SECURITIES PURCHASE AGREEMENT

                               SUBORDINATED NOTES

                            SERIES A PREFERRED STOCK

                                AND COMMON STOCK

                          DATED AS OF NOVEMBER 2, 1995

                                TABLE OF CONTENTS


                                                                                                     PAGE
I. AUTHORIZATION AND FORM OF STOCK; CLOSING.............................................................5
     1.1 Authorization of Stock and Subordinated Notes..................................................5
     1.2 Initial Closing; Payment.......................................................................5
     1.3 Interim Closing; Payment.......................................................................6
     1.4 Final Closing: Payment.........................................................................7

II. OTHER AGREEMENTS....................................................................................7
     2.1 Other Agreements...............................................................................7

III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................................7
     3.1 Organization and Qualification of the Company..................................................7
     3.2 Capital Stock..................................................................................8
     3.3 Title to Assets................................................................................9
     3.4 Outstanding Debt...............................................................................9
     3.5 Litigation, etc................................................................................9
     3.6 Other Agreements, etc..........................................................................9
     3.7 Company Authorizations.........................................................................9
     3.8 Governmental Authorizations...................................................................10
     3.9 Full Disclosure...............................................................................10
     3.10 Required Approvals...........................................................................11
     3.11 ERISA........................................................................................11
     3.12 No Broker or Finder..........................................................................11
     3.13 Extent of Offering...........................................................................11
     3.14 Dividends....................................................................................12
     3.15 Registration Rights..........................................................................12
     3.16 No Registration..............................................................................12
     3.17 No Obligation to Purchase....................................................................12
     3.18 Other Offerings: Registration Exemptions.....................................................12
     3.19 Illegal Payments.............................................................................13
     3.20 Related Party Transactions...................................................................13
     3.21 Financial Statements.........................................................................13

IV. REPRESENTATIONS, WARRANTIES AND COVENANTS OF INVESTOR..............................................14
     4.1 Investment Intent, etc........................................................................14
     4.2 Sophistication, Financial Strength, Access, etc...............................................14
     4.3 No Broker or Finder...........................................................................14
     4.4 Authorization.................................................................................14
     4.5 Binding Effect................................................................................15
     4.6 Information and Nature of the Investment......................................................15

V. CONDITIONS TO OBLIGATIONS OF PURCHASER..............................................................15
     5.1 Initial Closing Conditions....................................................................15
     5.2 Interim Closing Conditions....................................................................18
     5.3 Final Closing Conditions......................................................................19

VI. COVENANTS OF THE COMPANY...........................................................................20
     6.1 Selection of Independent Public Accountants...................................................20
     6.2 Payment of Taxes: Corporate Existence and Licenses; Maintenance of Properties/Assets..........20
     6.3 To Insure.....................................................................................21
     6.4 Payment of Indebtedness, etc..................................................................21
     6.5 Financial Statements and Information..........................................................22
     6.6 Discussion and Inspection Rights..............................................................24
     6.7 Tax Treatment of Dividends....................................................................25
     6.8 Notice of Claimed Default or Deficiency.......................................................26
     6.9 Composition of Board..........................................................................26
     6.10 Blue Sky.....................................................................................27
     6.11 Compliance with Laws.........................................................................27
     6.12 Filing of Commission Reports.................................................................27
     6.13 Transactions with Affiliates.................................................................27
     6.14 Subsidiaries.................................................................................27
     6.15 Expenditures.................................................................................27
     6.16 No Registration Rights to Others.............................................................28
     6.17 Use of Proceeds..............................................................................28
     6.18 Restrictions on Employee Stock...............................................................28
     6.19 Confidentiality..............................................................................28
     6.20 Take or Pay Contracts........................................................................28
     6.21 The Financing................................................................................29
     6.22 Small Business Information...................................................................29

VII. TRANSFER OF SECURITIES............................................................................29
     7.1 Restrictive Legends...........................................................................29
     7.2 Notice of Proposed Transfer...................................................................30
     7.3 Termination of Restrictions...................................................................30
     7.4 Compliance with Rule 144 and Rule 144A........................................................31
     7.5 Non-Applicability of Restrictions on Transfer.................................................31

VIII. MISCELLANEOUS....................................................................................32
     8.1 Brokers; Indemnification......................................................................32
     8.2 Stamp Tax and Delivery Costs..................................................................32
     8.3 Place of Payment..............................................................................32
     8.4 Amendment and Waiver..........................................................................33
     8.5 Lost, Etc., Securities........................................................................33
     8.6 Representations, Warranties and Covenants to Survive..........................................34
     8.7 Severability..................................................................................34
     8.8 Investigation of the Company..................................................................34


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
     8.9 Listings......................................................................................34
     8.10 Successors and Assigns.......................................................................35
     8.11 Notices......................................................................................35
     8.12 Governing Law................................................................................35
     8.13 Counterparts.................................................................................35
     8.14 Reproduction of Documents....................................................................35
     8.15 Payment of Fees and Expenses of Purchasers...................................................36
     8.16 Affiliates; Transfers........................................................................36
     8.17 Table of Contents; Headings..................................................................36
     8.18 Indemnification..............................................................................36
     8.19 Effect of Failure to Make Agreed Purchases...................................................37
     8.20 Entire Agreement; Exhibits and Schedules.....................................................37








                                     -iii-
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
Exhibit           Document
-------           --------
A                 Names and addresses of Investors
A.1               List of Investors from Investor Group in Initial Investment
A.2               List of Investors from Investor Group in Interim Investment
A.3               List of Investors from Investor Group in Final Investment
B                 List of Existing Investors
1.1(a)            Charter
1.1(b)            Certificate of Designation
1.1(c)            Form of Subordinated Note
1.2(d)            By-laws
3.                Exceptions to Representations and Warranties
3.2               Common Stock held by Existing Investors
3.3               List of Assets
3.6               Other Agreements
3.8(b)            List of F.C.C. and other licenses.
3.12              Broker/Finder
3.21              Unaudited Financial Statements
5.1(f)            Securities Restriction Agreement
5.1(g)            Registration Rights Agreement
5.1(h)            Stockholders' Agreement
5.1(k)            Form of Legal Opinion of Petree Stockton, L.L.P.
5.2(c)            Interim Funding Milestones
5.3(d)            Final Funding Milestones

                               PARK `N VIEW, INC.
                          SECURITIES PURCHASE AGREEMENT
                               SUBORDINATED NOTES
                            SERIES A PREFERRED STOCK
                                AND COMMON STOCK

                                                          As of November 2, 1995

To The Purchasers
Named in Exhibit A Hereto
and appearing on the
signature pages hereto
(collectively referred to herein
as "Investors"; individually, "Investor")
Executing Its Acceptance Hereof

Gentlemen:

         Park `N View, Inc. hereby confirms its agreement with you as follows:

                                   DEFINITIONS

         "Affiliate" shall mean any entity controlling, controlled by or under common control with a designated Person. For the purposes of this definition, "control" shall have the meaning presently specified for that word in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act. With respect to any Person who is a limited partnership, Affiliate shall also after any general or limited partner of such limited partnership, or any Person which is a general partner in a general or limited partnership which is a general partner of such limited partnership.

         "Agreement" shall mean, and the words "herein," "hereof," "hereunder" and words of similar import shall refer to this Agreement and any amendment or supplement hereto.

         "Annual Budget" shall have the meaning set forth in Section 6.5 hereof.

         "Assets" shall mean any interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible as set forth on
Exhibit 3.3 attached hereto.

         "Board" shall mean the Board of Directors of the Company.

         "By-laws" shall have the meaning set forth in Section 1.2 hereof.

         "Certificate of Designation" shall have the meaning set forth in
Section 1.1 hereof.

         "Charter" shall have the meaning set forth in Section 1.1 hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Common Stock" shall mean the Company's Common Stock, $.001 par value, and any Stock into which such Common Stock may hereafter be converted.

         "Company" shall mean Park N' View, Inc., a Delaware corporation, and all successor corporations thereof.

         "Consolidated" shall mean, with respect to Park N' View, Inc., financial statements of the Company including the results of its operations at each truckstop, consolidated in accordance with generally accepted accounting principles consistently applied, whether or not ordinarily consolidated by the Company.

         "Dividends Received Deduction" shall have the meaning set forth in
Section 6.7 hereof.

         "Existing Investors" shall have the meaning of investors in Park `N View, Ltd. immediately preceding the Initial Closing.

         "Final Closing" shall have the meaning set forth in Section 1.4 hereof.

         "Final Closing Date" shall have the meaning set forth in Section 1.4 hereof.

         "Final Investment" shall have the meaning set forth in Section 1.4 hereof.

         "Holders" shall mean the Persons who shall from time to time, own, of record or beneficially, any Security. The term "Holder" shall mean any one of the Holders.

         "Indebtedness" shall have the meaning set forth in the Certificates of Designation.

         "Initial Closing" shall have the meaning set forth in Section 1.2 hereof.

         "Initial Investment" shall have the meaning set forth in Section 1.2 hereof.

         "Interim Closing" shall have the meaning set forth in Section 1.3 hereof.

         "Interim Closing Date" shall have the meaning set forth in Section 1.3 hereof.

         "Interim Investment" shall have the meaning set forth in Section 1.3 hereof.

         "Investor Designee" shall have the meaning set forth in the Stockholders' Agreement.

         "Investors" shall have the meaning set forth in Section 2.1 hereof, subject to the provisions of Section 9.16 hereof. "Investor" shall mean any one of the Investors.

         "Key-Man Policy" shall have the meaning set forth in Section 5.1 hereof.

         "Losses" shall have the meaning set forth in Section 8.18 hereof.

         "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

         "Other Agreements" shall have the meaning set forth in Section 2.1 hereof.

         "Other Investors" shall have the meaning set forth in Section 2.1 hereof.

         "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a governmental organization or any agency or political subdivision thereof.

         "Preferred Stock" shall mean the Series A Preferred Stock, $.01 par value.

         "Registrable Stock" shall mean any securities which constitute Registrable Stock pursuant to the Registration Rights Agreement.

         "Registration Rights Agreement" shall have the meaning set forth in
Section 5.1 hereof.

         "Registration Statement" shall mean any registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act, together with all amendments or supplements thereto.

         "Regulatory Problem" shall mean (a) any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or any Holder believes that such assertion will be made) that such Holder (or any Person that controls such Holder) is not entitled to hold, or exercise any material right with respect to, all or any portion of the Securities or (b) when any Holder and such Holder's Affiliates would own, control or have power (including voting rights) over a greater quantity of Securities of any kind than are permitted under any applicable law or regulation or any requirement of any governmental authority.

         "Related Entities" shall mean with respect to any Person:

                  a) if such Person is a limited or general partnership any general partner of such partnership;

                  b) if such Person is a corporation, any Person holding, directly or indirectly and alone or in the aggregate, not less than a majority in voting power of the voting securities in such corporation;

                  c) any corporation in which such Person and/or any of the Persons included as Related Entities pursuant to clause (a) of this definition hold, directly or indirectly and alone or in the aggregate, not less than a majority in voting power of the then outstanding voting securities; and

                  d) any limited or general partnership in which such Person and/or any of the Persons included as Related Entities pursuant to clauses (a) to (c) of this definition is a general partner, and any other partnership in which any partnership included as a Related Entity pursuant to this clause (d) is a general partner.

         "Rule 144" shall have the meaning set forth in Section 7.3 hereof.

         "Rule 144A" shall have the meaning set forth in Section 7.2 hereof.

         "Securities" shall mean any debt or equity securities of the Company whether now or hereafter authorized including the Subordinated Notes, and any instrument convertible into or exchangeable for Securities or a Security. The term "Security" shall mean any one of the Securities.

         "Securities Act" shall mean the Securities Act of 1933, as amended, prior to or after the date of this Agreement, or any federal statute or statutes which shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

         "Securities and Exchange Commission" shall mean the United States Securities and Exchange Commission or any successor to the functions of such agency.

         "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, prior to or after the date of this Agreement, or any federal statute or statutes which shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

         "Series A Stock" shall have the meaning set forth in Section 1.1 hereof.

         "Service Revenue" shall mean the aggregate gross amount collected from the sale of cable television, telecommunication services, excluding advertising, data transmission or pay-per-view services, less the amount of taxes, if any, and less any refunds for faulty service or equipment.

         "Stock" shall include any and all shares, interests or other equivalents (however designated) of, or participation in, corporate stock.

         "Stockholders' Agreement" shall have the meaning set forth in Section
5.1 hereof.

         "Stock Restriction Agreement" shall have the meaning set forth in
Section 5.1 hereof.

         "Subordinated Notes" shall mean the $1,000 subordinated promissory notes with a 8% coupon payable semi-annually.

         "Subsidiary" shall mean any corporation more than 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

         "Voting Stock" as applied to the Stock of any corporation, shall mean Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Stock having such power only by reason of the happening of a contingency.

                                       I.

                    AUTHORIZATION AND FORM OF STOCK; CLOSING

         1.1      Authorization of Stock and Subordinated Notes.

         The Company has adopted the Amended Certificate of Incorporation (the "Charter") in the form of Exhibit 1.1(a) attached hereto and made a part hereof. The Company proposes to designate, authorize and create a series of its preferred stock, designated the Series A Preferred Stock, having a par value of $.01 per share ( the "Series A Stock"), consisting of 140,010 shares and having the designation, powers, preferences and rights and the qualifications, limitations or restrictions thereof set forth in the certificate of designation with respect to such Series (the "Certificate of Designation") in the form of
Exhibit 1.1(b) attached hereto and made a part hereof. Pursuant to this Agreement, the Company proposes to issue up to $6,000,000 principal amount of its 8% Subordinated Promissory Notes due October 31, 2000 in the form of Exhibit 1.1(c) (the "Subordinated Notes").

         1.2      Initial Closing; Payment.

         (a) Subject to the terms and conditions of this Agreement, including, without limitation, the valid adoption by the Company of the Charter and the Certificate of Designation and the filing thereof with the Secretary of State of Delaware, the valid adoption by the Company of its By-laws (the "By-laws"), in the form of Exhibit 1.2(a) attached hereto and made a part hereof, and upon the basis of the representations and warranties herein contained or at such earlier or later date as the parties shall agree, the Company hereby agrees to sell to you and issue to you or your nominee, and you agree to purchase from the Company, (i) for the amount set forth to the right of your name under the heading "Initial Subordinated Note Investment" on Exhibit
A.1 which is attached hereto and made a part hereof, that principal amount of Subordinated Notes, (ii) for the amount set forth to the right of your name under the heading "Initial Series A Preferred Stock Investment" on Exhibit A.1 which is attached hereto and made a part hereof, the number of shares of Series A Stock set forth under the heading "Initial Series A Preferred Stock Purchased" at a purchase price of $10.00 per share and (iii) for the amount set forth to the right of your name under the heading "Common Stock Investment" on Exhibit
A.1 which is attached hereto and made a part hereof, the number of shares of Common Stock, $.001 par value (the "Common Stock") set forth under the heading "Common Stock Purchased" at a purchase price of $.05 per share (collectively, the "Initial Investment"). The proceeds of $1.8 million from this Initial Investment shall be disbursed to the Company in three installments of $600,000 as follows: (i)$600,000 which shall be comprised of proceeds from the sale of 32,210 shares of the Series A Stock, 2,000,000 shares of Common Stock and $0.178 million of

Subordinated Notes, including $100,000 of Subordinated Notes in exchange for a $100,000 secured promissory note issued by the Company on October 20, 1995, as soon as possible following execution of this Agreement and satisfaction of the terms and conditions set forth herein (the "Initial Closing"), (ii) $600,000 one month following the Initial Closing which shall be comprised of proceeds from the sale of $600,000 of Subordinated Notes and (iii) $600,000 three months following the Initial Closing which shall be comprised of proceeds from the sale of $600,000 of Subordinated Notes. Each Investor's Initial Investment shall be paid to the Company by wire transfer of funds against delivery of shares of Common Stock, Series A Stock and Subordinated Notes to be purchased by such Investor at the Closing registered in such Investor's name or that of a nominee, as such Investor may direct. Notwithstanding the foregoing, in the event that the condition set forth in Section 5.1(p) hereof is not met by the Company within five (5) months of the Initial Closing, the Investors shall have the right to purchase up to an additional 349,651 shares of Common Stock from the Company at a price of $.001 per share. Such shares of Common Stock shall be purchasable by each Investor on a pro rata basis based on the number of shares held by each Investor as set forth on Exhibit A.1 hereof.

         (b) At the Initial Closing, Park `N View, Ltd. ("PNV") shall transfer all of its Assets to the Company in exchange for 2,318,182 shares of Common Stock of the Company which shall be distributed to Existing Investors as set forth under the heading "Issuance of Common Stock" on Exhibit B which is attached hereto and made a part hereof. The Initial Closing shall take place at the offices of Shereff, Friedman, Hoffman & Goodman, LLP, or at such other time and place as shall be agreed upon by the parties.

         1.3      Interim Closing; Payment.

         Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell to you and issue to you or your nominee, and you agree to purchase from the Company (i) for the amount set forth to the right of your name under the heading "Interim Subordinated Notes Investment" on Exhibit A.2 which is attached hereto and made a part hereof, that principal amount of Subordinated Notes and (ii) for the amount set forth to the right of your name under the heading "Interim Series A Preferred Stock Investment" on Exhibit A.2 which is attached hereto and made a part hereof, the number of shares of Series A Stock set forth under the heading "Interim Series A Preferred Stock Purchased" (collectively, the "Interim Investment"). Each Investor's Interim Investment shall be paid by wire transfer of funds against delivery of certificates evidencing the shares of Series A Stock and the issuance of Subordinated Notes to be purchased by such Investor at the Interim Closing registered in such Investor's name or that of a nominee as such Investor may direct. The Interim Closing shall be effected at the offices of Shereff, Friedman, Hoffman & Goodman, LLP, or at such other place as shall be agreed upon by the parties, five months after the Initial Closing (the "Interim Closing") subject to the satisfaction of the terms and conditions set forth in Section 5.2 of this Agreement.

         1.4      Final Closing: Payment.

         Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell to you and issue to you or your nominee, and you agree to purchase from the Company (i) for the amount set forth to the right of your name under the heading "Final Subordinated Notes Investment" on Exhibit A.3 which is attached hereto and made a part hereof, that principal amount of Subordinated Notes and (ii) for the amount set forth to the right of your name under the heading "Final Series A Preferred Stock Investment", the number of shares of Series A Stock set forth under the heading "Final Series A Preferred Stock Purchased" (collectively, the "Final Investment"). Each Investor's Final Investment shall be paid by wire transfer of funds against delivery of certificates evidencing the shares of Series A Stock and the issuance of Subordinated Notes to be purchased by such Investor at the Final Closing registered in such Investor's name or that of a nominee as such Investor may direct. The Final Closing shall be effected at the offices of Shereff, Friedman, Hoffman & Goodman, LLP, or at such other place as shall be agreed upon by the parties, nine months after the Initial Closing (the "Final Closing") subject to the satisfaction of the terms and conditions set forth in Section 5.3 of this Agreement.

                                       II.

                                OTHER AGREEMENTS

         2.1      Other Agreements.

         The Company is entering into other agreements of even date herewith (the "Other Agreements") with the Persons other than you listed on Exhibit A hereto (the "Other Investors"). (You and the Other Investors are sometimes hereinafter collectively referred to as the "Investors," and individually as an "Investor.") Except for differences in the amounts to be invested, the Other Agreements are identical to this Agreement.

                                      III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company and PNV, jointly and severally, represents and warrants to you that, except as otherwise provided in this Article III or as set forth in
Exhibit 3 hereto, as of the date hereof and as of the Initial Closing:

         3.1      Organization and Qualification of the Company.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its Assets and to carry on its business as contemplated pursuant to its business plan, and to carry out the transactions contemplated by this Agreement and the Other Agreements. The Company is qualified to do business in each of the jurisdictions in which the character of its

Assets or the nature of its activities makes such qualification in such jurisdictions necessary, except where the failure to so qualify would not have a material adverse effect on the business of the Company. The Company has no Subsidiaries and does not own of record or beneficially any securities of any corporation or any instrument or investment in any partnership, association, corporation, fund or business entity.

         3.2      Capital Stock.

         Subject to the valid filing of the Charter and the Certificate of Designation with the Secretary of State of Delaware, the authorized capital stock of the Company immediately following the completion of the Initial Investment will consist of 5,000,000 shares of Common Stock and 140,000 shares of Series A Preferred Stock. Immediately following the completion of the Initial Investment, there will be:

                  (a) 2,318,182 fully paid and non-assessable shares of Common Stock duly issued and outstanding, registered to the Existing Investors as set forth in Exhibit B hereto;

                  (b) 2,000,000 fully paid and non assessable shares of Common Stock duly issued and outstanding, registered to Investors as set forth on Exhibit A.1 hereto.

                  (c) 32,200 fully paid and non-assessable shares of Series A Stock duly issued and outstanding, registered to Investors as set forth on Exhibit A.1 hereto, and 107,800 shares of Series A Stock duly authorized and reserved for issuance in accordance with the provisions of this Agreement and the Other Agreements.

         Upon completion of the Initial Investment no other Stock will be outstanding or authorized for issuance. Except as disclosed in this Section 3.2 and as otherwise provided for in or contemplated by this Agreement, upon completion of the Initial Investment: (i) no Holder of any Security of the Company (a) will be entitled to any preemptive rights or (b) will have any right of first refusal to purchase any shares of Series A Stock to be issued and sold or otherwise transferred to you and the Other Investors pursuant to this Agreement and the Other Agreements, (ii) the Company will not have granted any options, warrants or rights to purchase any of its Common Stock or authorized any of its Common Stock for issuance, and (iii) no instrument or security is outstanding which will be convertible into or exchangeable for, or which entitles the Holder thereof to purchase, any Security. In addition to the shares described above, the Company shall institute a stock option plan for the benefit of its management. The Company shall reserve shares representing up to 5% of the outstanding shares of Common Stock for issuance under the plan. The terms for the grant and exercise of the options under the plan shall be approved by the Board of Directors.

         3.3      Title to Assets.

         PNV and The Existing Investors have duly and validly transferred all of their respective rights, title and interest in the assets set forth on Exhibit
3.3 (the "Assets") attached hereto and made a part hereof, to the Company and the Company has good and marketable title to such Assets, and none of such Assets is subject to any mortgage, pledge, security interest, lien, or other encumbrance. The Assets constitute all of the Assets of PNV and all of the Assets relating to the business to be carried on by the Company in which any of the Existing Investors or their affiliates own any direct or indirect interest.

         3.4      Outstanding Debt.

         Immediately after the Initial Closing, the Company will not have any Indebtedness other than Indebtedness incurred in connection with the formation of the Company and the negotiation of this Agreement and the Other Agreements including without limitation the Subordinated Notes.

         3.5      Litigation, etc.

         There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company, PNV or the Existing Investors, threatened against PNV, the Company, or any of the Existing Investors which relates to PNV or the Company before any court or before any administrative agency or administrative officer, nor is there any litigation pending or, to the knowledge of the Company, PNV or the Existing Investors, threatened against the Company, PNV or against the principal executive management of the Company by reason of employment agreements, confidentiality agreements, noncompetition agreements or other agreements or arrangements. Neither the Company nor any of its Assets is subject to any judicial or administrative order, judgment or decree. The Company has no knowledge of any existing violations by PNV, the Company or the principal executive management of the Company of federal, state or local laws, regulations or orders.

         3.6      Other Agreements, etc.

         The Company is not a party to any indenture, agreement or other instrument, and has not issued any outstanding Indebtedness. Exhibit 3.6 is a complete list of all contracts to which PNV or the Company is a party or which are currently in negotiation.

         3.7      Company Authorizations.

         This Agreement, the Other Agreements, the Charter, the Certificate of Designation, the By-laws, the Stock Restriction Agreement, the Registration Rights Agreement, the Stockholders' Agreement and the Truck Stop Agreements (as identified on Exhibit 3.6) have been duly authorized by PNV or the Company, as the case may be, and each such agreement constitutes or, when executed by or assigned to the Company, will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally or by equitable principles in any action (legal or equitable) or by public policy.

         3.8      Governmental Authorizations.

         (a) Except for the filing with the Secretary of State of Delaware of the Charter and the Certificate of Designation and filings pursuant to federal and state securities and blue sky laws, none of which securities or blue sky law filings are required to be made prior to the Initial Closing, no approval or authorization of, or registration, qualification or filing with, any state regulatory body or any federal, state or municipal governmental authority in the United States or in any foreign country is required in connection with the execution, delivery or performance by the Company of this Agreement or the Other Agreements or the issuance of the shares of Common Stock, Series A Stock and Subordinated Notes sold in each of the Initial, Interim and Final Investments or the performance by the Company of its obligations under the Certificate of Designation.

         (b) The Company holds the licenses or other permits issued by the Federal Communications Commission ("FCC") and other state and federal agencies listed on Exhibit 3.8(b) . Except for local construction permits, no other licenses or permits are required to be obtained by the Company to operate its business as contemplated.

         3.9      Full Disclosure.

         Neither the representations and warranties of the Company contained in this Article III, nor any other written statement, including, without limitation, the Business Plan of the Company, furnished by or on behalf of the Company to you in connection with the negotiation of the issuance of the Common Stock, Series A Stock and Subordinated Notes and the other transactions contemplated by this Agreement and the Other Agreements, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein, taken as a whole, not misleading; provided, however, that plans, projections, estimates and other information with respect to future results, activities and events, contained in any written document furnished by or on behalf of the Company are not facts and as to such matters the Company represents and warrants only that such information represents the Company's best efforts to plan, project and estimate, based upon current circumstances, such future results, activities and events and the good faith belief that such activities and events can be accomplished. There is no fact known to the Company which the Company has not disclosed to you which materially adversely affects or, to the knowledge of the Company, could reasonably be expected to materially adversely affect the business, Assets, prospects, profits or condition, financial or otherwise, of the Company, or the ability of the Company to perform its obligations under this Agreement, the Other Agreements and the Charter.

         3.10     Required Approvals.

         Other than (i) the valid adoption by the Board and the Holders of Common Stock of the resolution embodied in the Charter, (ii) the valid adoption by the Board of the resolutions embodied in the Certificate of Designation,
(iii) the valid adoption by the Board of the resolution embodied in the By-laws,
(iv) the valid adoption by the Board of resolutions authorizing the execution and delivery by the Company of this Agreement, the Other Agreements including the Subordinated Notes, the consummation of the transactions contemplated hereby and thereby and the performance by the Company of its obligations hereunder and thereunder, and (v) the valid adoption by the Board of resolutions authorizing the execution and delivery by the Company of the Stock Restriction Agreement, the Registration Rights Agreement, the Stockholders' Agreement, the Subscription Agreements and the performance by the Company of its obligations thereunder, no approval or consent is required by law or by the Company's Charter or By-laws or by any indenture, agreement or other instrument to which the Company is a party or otherwise bound or to which its Assets is subject, or by any Indebtedness of the Company, in connection with the issuance and sale or transfer of the Common Stock, Series A Stock and Subordinated Notes to you and the Other Investors pursuant to this Agreement and the Other Agreements, and the performance by the Company of its obligations under this Agreement, the Other Agreements, the Certificate of Designation and the Subordinated Notes. The execution and delivery of this Agreement and the Other Agreements by the Company and consummation of the transactions contemplated hereby and thereby, do not and will not violate any provision of law, any order of any court or other agency of government in a proceeding to which the Company is a party or by which it is bound, or conflict with the Charter, the Certificate of Designation or the By-laws of the Company or result in any breach of, or constitute a default under, any contract, agreement or instrument to which the Company is a party or by which it or any of its Assets is bound.

         3.11     ERISA.

         The Company does not now maintain or make contributions to any employee pension plan or employee benefit plan, as such terms are defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended.

         3.12     No Broker or Finder.

         Except as set forth on Exhibit 3.12, the Company has engaged no broker or finder in connection with this Agreement and the Other Agreements or the transactions contemplated hereby and thereby.

         3.13     Extent of Offering.

         Neither the Company nor any agent acting on its behalf has sold or offered to sell any or all of the Common Stock, Series A Stock or Subordinated Notes or any similar securities so as to bring the issuance or sale of the Common Stock, Series A Stock or Subordinated Notes pursuant to this Agreement and the Other Agreements within the provisions of Section 5 of the Securities

Act, and neither the Company nor any agent acting on its behalf will offer or sell the Common Stock, Series A Stock or Subordinated Notes or any similar securities so as to bring the issuance or sale of the Common Stock, Series A Stock or Subordinated Notes pursuant to this Agreement and the Other Agreements within such provisions.

         3.14     Dividends.

         The Company has taken no action which would require or permit it to treat the Common Stock or Series A Stock as other than equity or dividends on the Common Stock or Series A Stock as other than dividends on its books or federal, state or local income tax returns.

         3.15     Registration Rights.

         Except for rights existing pursuant to the Registration Rights Agreement contemplated hereby, as of the completion of the Initial Closing, no holder of any Security will have any right to require the registration thereof (or of Securities receivable upon the exercise or conversion thereof) under the Securities Act or the right to include such Security (or any Security receivable upon the exercise or conversion thereof) in a registration statement filed by the Company under the Securities Act.

         3.16     No Registration.

         The Company has not registered any Securities under the Securities Exchange Act. Except for the Investors and Existing Investors, the Company and its predecessors have not offered any securities to any person within the past two years.

         3.17     No Obligation to Purchase.

         As of the Initial Closing, except for rights provided pursuant to the Other Agreements, the Company will not be a party to any agreement with any Holder of any Securities which requires the Company to purchase any of such Securities from such Holder under any circumstances.

         3.18     Other Offerings: Registration Exemptions.

         All the Securities issued and outstanding immediately after the Initial Closing will have been offered and sold or will be offered and sold pursuant to valid exemptions from the registration requirements of the Securities Act and any applicable state securities and blue sky laws. As of the Initial Closing, no agreements or instruments providing for the issuance or sale of shares of Common Stock, Series A Stock or Subordinated Notes by the Company, other than this Agreement and the Other Agreements will be in existence.

         3.19     Illegal Payments.

         The Company has never made any illegal payment of any kind, directly or indirectly, including, without limitation, payments, gifts or gratuities, to United States or foreign national, state or local government officials, employees or agents.

         3.20     Related Party Transactions.

         (a) No Existing Investors, employee, officer or director of the Company, no Affiliate of any Existing Investors, employee, officer or director of the Company, and no member of the immediate family of any Existing Investor, employee, officer or director of the Company is indebted to the Company or PNV.

         (b) The Company and PNV are not indebted and are not committed to make loans or extend or guarantee credit, to any Existing Investor, employee, officer or director of the Company, or any Affiliate of any Existing Investor, employee, officer or director of the Company, or any member of the immediate family of any Existing Investor, employee, officer or director of the Company.

         (c) No Existing Investors, employee of the Company and no member of the immediate family of any employee of the Company is interested, directly or indirectly, in any contract with the Company or PNV except by reason of their ownership interest in the Company or PNV.

         (d) No Existing Investor or party to this Agreement or the Other Agreements is presently, directly or indirectly through such party's affiliation with any other Person, a party to any transaction with the Company providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring cash payments to, any such Person pursuant to an agreement that is material.

         3.21 Financial Statements. Annexed hereto as Exhibit 3.21 is the unaudited pro forma balance sheet of the Company ("Balance Sheet") as of the date indicated thereon. The Balance Sheet was prepared in accordance with general accepted accounting principles and accurately reflects and fairly presents the financial condition of the Company as at such date. Since the date of the Balance Sheet, the Company has not declared any dividends or made any distributions; and except as set forth on Exhibit 3, made any commitments involving more than $1,000; incurred any Indebtedness; or made any capital expenditures.

                                       IV.

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF INVESTOR

         4.1      Investment Intent, etc.

         You represent and warrant that you are acquiring the Subordinated Notes, the Series A Stock and the Common Stock, if any, purchased or otherwise acquired hereunder for your own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution thereof, nor with any present intention of selling or otherwise disposing of the same, subject, nevertheless, to any requirement of law that the disposition of your Assets shall at all times be within your control.

         4.2      Sophistication, Financial Strength, Access, etc.

         You represent, warrant and acknowledge that you are an Accredited Investor (as that term is defined in Rule 501 promulgated by the Securities and Exchange Commission under the Securities Act), that you have such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment contemplated to be made hereunder, and that you were not formed or organized for the specific purpose of investing in the Company; that you understand that such investment bears a high degree of risk and could result in a total loss of your investment; that your principal place of business is the address set forth on Exhibit A; and that you have sufficient financial strength to hold your investment for an indefinite period and to bear the economic risks of such investment (including possible loss of such investment) for an indefinite period of time. You acknowledge that you are fully informed that the Securities being sold to you hereunder are being sold pursuant to a private offering exemption under the Securities Act and are not being registered under the Securities Act or under the securities or blue sky laws of any state or foreign jurisdiction; that such Securities must be held indefinitely unless they are subsequently registered under the Securities Act and any applicable state securities or blue sky laws, or unless an exemption from registration is available thereunder; and that the Company has no obligation to register such Securities except as expressly set forth in the Registration Rights Agreement.

         4.3      No Broker or Finder.

         You represent and warrant that you have engaged no broker or finder in connection with this Agreement or the transactions contemplated hereby.

         4.4      Authorization.

         You represent and warrant that as of the Initial Closing the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Stockholders' Agreement, the Stock Restriction Agreement and the consummation of the transactions contemplated herein, have been duly authorized by you. Subject to and in reliance upon the accuracy of the Company's representations and warranties contained herein, the fulfillment of and compliance with the terms of this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement and the Stockholders' Agreement by you will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, or (iii) result in a violation of, breach of or default under (a) your partnership agreement or your articles or certificate of incorporation (as applicable) or any other organizational document, (b) any law, statute, rule or regulation to which you are subject, or (c) any agreement, instrument, order, judgment or decree to which you are a party, bound or subject.

         4.5      Binding Effect.

         You represent and warrant that this Agreement constitutes a valid and binding obligation of yours, enforceable in accordance with its terms, except insofar as (i) such obligation may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors rights generally or by equitable principles in any action (legal or equitable), (ii) the availability of equitable relief may be subject to the discretion of the court before which any proceeding thereof may be brought and (iii) the enforceability of the indemnification provisions may be limited by applicable securities law or public policy.

         4.6      Information and Nature of the Investment.

         You represent and warrant that you understand that the Company is a recently organized corporation, which has been organized to acquire the business of PNV, and that your investment in Subordinated Notes, Series A Stock and Common Stock, if any, entails a high degree of risk. You represent that you have been provided, and have reviewed, a copy of the Company's Business Plan and understand that the accuracy of certain of the assumptions stated in the Company's business plan is subject to industry performance, general business and economic conditions, taxes and other matters, many of which are beyond the Company's control.

                                       V.

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

         5.1      Initial Closing Conditions.

         Your obligation to purchase the Subordinated Notes, Series A Stock and Common Stock, to be purchased by you at the Initial Closing and to consummate the other transactions contemplated herein, as provided in Section 1.2 hereof, shall be subject to the satisfaction of the following conditions, any of which may be waived by you in writing:

                  (a)      Representations and Warranties True at Closing:
Non-Occurrence of Default. The representations and warranties contained in
Article III hereof shall be true upon completion of the Initial Closing, there shall exist no condition, event or fact constituting, or which, with notice or passage of time or both would constitute, a default in the observance of any of the Company's undertakings or covenants hereunder, under the Other Agreements or pursuant to the Certificate of Designation, and all conditions precedent to the Initial Closing to be performed by the Company shall have been complied with; and the President and the Treasurer of the Company shall deliver to you at the Initial Closing a certificate to such effect, executed by them.

                  (b) Corporate Proceedings. All corporate and other proceedings required to be taken in connection with the transactions contemplated hereby, by the Other Agreements, and by the Certificate of Designation including, without limitation, the valid adoption and filing of the Charter and the Certificate of Designation, and all documents incident hereto and thereto, shall be satisfactory in form and substance to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you shall reasonably request.

                  (c) Assets. PNV shall have transferred all of the Assets to the Company as set forth on Exhibit 3.3 attached hereto and made a part hereof.

                  (d) Other Agreements. Contemporaneously with the execution of this Agreement, the Company shall have entered into the Other Agreements with the Other Investors listed on Exhibit A hereto which, together with this Agreement, provide for the purchase of an aggregate of $6 million principal amount of Subordinated Notes, 140,000 shares of Series A Stock and 2,000,000 shares of Common Stock and the Initial Closing shall have taken place under the Other Agreements contemporaneously with the Initial Closing under this Agreement.

                  (e) Charter; Certificate of Designation. The Board and the Holders of Common shall have adopted the resolution embodied in the Charter; the Board shall have adopted the resolutions embodied in the Certificate of Designation; and you shall have received a copy of the Charter and the Certificate of Designation, certified as of the Initial Closing by the Secretary of the Company; and the Charter and the Certificate of Designation shall have been filed with the Secretary of State of Delaware, and their terms shall have become effective, and you shall have received a copy of each of the Charter and the Certificate of Designation, certified by the Secretary of State of Delaware.

                  (f) Securities Restriction Agreement. The Company, each of the Existing Investors and each of the Investors shall have entered into a Securities Restriction Agreement with the Company in the form attached hereto and made a part hereof as Exhibit 5.1(f) (the "Securities Restriction Agreement"), and a copy of the signed Securities Restriction Agreement shall have been delivered to you.

                  (g) Registration Rights Agreement. The Company and each of the Investors shall have entered into the Registration Rights Agreement in the form attached hereto and made a part hereof as Exhibit 5.1(g) (the "Registration Rights Agreement"), and a copy of the signed Registration Rights Agreement shall have been delivered to you.

                  (h) Securityholders' Agreement. The Company and each Investor shall have entered into the Securityholders' Agreement in the form attached hereto and made a part hereof as Exhibit 5.1(h) and a copy of the signed Securityholders' Agreement shall have been delivered to you.

                  (i) By-laws Amendment. The Board shall have adopted the resolutions embodied in the By-laws and you shall have received a copy of the By-laws, certified as of the Initial Closing by the Secretary of the Company.

                  (j) Key-Man Life Insurance. The Company shall have obtained a life insurance policy (the "Key-Man Policy") on the life of Ian Williams with a death benefit of $1 million naming the Company as the sole beneficiary from an insurer of recognized responsibility, and upon completion of the Initial Closing, the Key-Man Policy shall be effective, in full force and unencumbered, and all premiums, fees or charges which are due thereon shall have been paid.

                  (k) Opinion of Counsel. You shall have received from Petree Stockton, L.L.P., counsel to the Company, an opinion of counsel substantially in the form attached hereto and made a part hereof as Exhibit 5.1(k).

                  (l) Small Business Information. The Company shall deliver an undertaking to provide information, make reports and take such actions as may be required under Section 1202(D)(1)(c) of the Internal Revenue Code of 1986, as amended ("IRC"), in order to qualify the Common Stock and Series A Stock as "small business stock" within the meaning of IRC Section 1202(c).

                  (m) Board Composition. The duly elected and acting members of the Board shall be Robert Chefitz, Thomas Hirschfeld, Ian Williams and Daniel O'Connell. The fifth seat shall be a designee mutually agreed upon by a majority of the Investors and the Existing Investors as set forth in Section
6.9 hereof.

                  (n) Prior to the payment of the second installment of $600,000, the Company shall have delivered an audited balance sheet of the Company as at November 1, 1995 which is in all material respects consistent with the Balance Sheet except for the investment made pursuant to this Agreement.

                  (o) At the Initial Closing, the principal officers of the Company shall deliver a certificate confirming that the above-listed conditions has been met.

                  (p) Within five months of the Initial Closing, the Company shall have entered into Truck Stop Agreements with Pilot Corporation or Truck Stops of America on terms (length of contract, fees, fee splitting, costs and number of truck stops or stalls) substantially the same as or better than the existing contract with Highway Service Ventures, Inc. or that is otherwise acceptable to the Investors. In the event that the Company fails to enter into such Truck Stop

Agreement within such five (5) month period, the Investors shall have the right to purchase from the Company an additional 347,658 shares of Common Stock (the "Additional Shares") at a price of $0.001 per share.

         5.2      Interim Closing Conditions.

         Your obligation to purchase the Subordinated Notes and Series A Stock at the Interim Closing shall be subject to the satisfaction of the following conditions, any of which may be waived by you in writing, without effect upon any Other Investor's or the Company's rights and/or obligations pursuant to the Other Agreements except as specified pursuant to Section 2.1 hereof:

                  (a) Non-Occurrence of Default. There shall exist no condition, event or fact constituting, or which, with notice or passage of time or both, would constitute a default in the observance of any of the Company's undertakings or covenants hereunder, under the Other Agreements or pursuant to the Certificate of Designation, no material adverse change shall have occurred in the business, Assets or condition (financial or otherwise) of the Company since the Initial Closing, and all conditions precedent to the Interim Closing to be performed by the Company shall have been complied with, and the President and the Treasurer of the Company shall deliver to you at the Interim Closing a certificate to such effect, executed by them.

                  (b) Other Agreements. The Interim Closing on the Interim Closing Date shall have taken place under a sufficient number of the Other Agreements contemporaneously with the Interim Closing under this Agreement such that Investors, collectively, actually purchase the Subordinated Notes and Series A Stock which all of the Investors, collectively, agreed to purchase at the Interim Closing pursuant to this Agreement and the Other Agreements.

                  (c) Sufficient Progress. The President and Treasurer of the Company shall have certified to the Board that the Company has met the milestones specified in Exhibit 5.2(c) hereof, with respect to the Interim Closing, and the Board, by a resolution adopted by action of a majority of the directors, including all of the Investors' Designee(s) shall have concurred with such determination and shall have deemed it advisable for the Interim Closing to occur.

                  (d) Representations, Warranties and Covenants. The Company shall deliver to the Investors a Certificate signed by an officer of the Company certifying that the representations contained in Article III remain true upon completion of this Interim Closing, and the Company is in compliance with its Charter, Certificate of Designation and Other Agreements.

         5.3      Final Closing Conditions.

         Your obligation to purchase the Subordinated Notes, Series A Stock and Common Stock at the Final Closing shall be subject to the satisfaction of the following conditions, any of which may be waived by you in writing, without effect upon any Other Investor's or the Company's rights and/or obligations pursuant to the Other Agreements except as specified pursuant to Section 2.1 hereof:

                  (a) Non-Occurrence of Default. There shall exist no condition, event or fact constituting, or which, with notice or passage of time or both, would constitute a default in the observance of any of the Company's undertakings or covenants hereunder, under the Other Agreements or pursuant to the Certificate of Designation, no material adverse change shall have occurred in the business, Assets or condition (financial or otherwise) of the Company since the Interim Closing Date, and all conditions precedent to the Final Closing to be performed by the Company shall have been complied with, and the President and the Vice President of Finance of the Company shall deliver to you at the Final Closing a certificate to such effect, executed by them, dated the Final Closing Date.

                  (b) Other Agreements. The Final Closing on the Final Closing Date shall have taken place under a sufficient number of the Other Agreements contemporaneously with the Final Closing under this Agreement such that Investors agreed to purchase the requisite amount of Subordinated Notes, Series A Stock and Common Stock at the Final Closing pursuant to this Agreement and the Other Agreements.

                  (c) Interim Closing. The Interim Closing shall have taken place.

                  (d) Sufficient Progress. The President and Treasurer of the Company shall have certified to the Board that the Company has met the milestones specified in Exhibit 5.3(d) hereof with respect to the Final Closing, and the Board, by a resolution adopted by action of a majority of the directors, which majority includes all Investor Designee(s), shall have concurred with such determination and shall have deemed it advisable for the Final Closing to occur.

                  (e) Representations, Warranties and Covenants. The Company shall deliver to the Investors a Certificate signed by an officer of the Company certifying that the representations contained in Article III remain true upon completion of this Final Closing, and the Company is in compliance with its Charter, Certificate of Designation and Other Agreements.

                                       VI.

                            COVENANTS OF THE COMPANY

         The Company covenants and agrees that, except as otherwise provided in this Article VI, from the Initial Closing and thereafter so long as any shares of Series A Stock or Common Stock shall exist:

         6.1      Selection of Independent Public Accountants.

         The Company shall retain as its independent public accountants an independent public accounting firm of nationally recognized standing acceptable to a majority in interest of the Investors to perform the annual audit required pursuant to Section 6.5.

         6.2 Payment of Taxes: Corporate Existence and Licenses; Maintenance of Properties/Assets.

         The Company shall and shall cause each Subsidiary to:

                  (a)      (i)      Pay and discharge promptly, or cause to be
paid and discharged promptly, when due and payable, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its Assets or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien, charge or encumbrance upon its Assets; (ii) withhold all monies required to be withheld by the Company from employees for income taxes, Social Security and unemployment insurance taxes; and (iii) complete and file, on a timely basis, all tax returns and reports required to be filed by it; provided, however, that the Company shall not be required to pay, or to cause any subsidiary to pay, any tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by the Company adequate with respect thereto;

                  (b) Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and all of its corporate rights, franchises, licenses and permits; provided, however, that nothing in this Subsection (b) shall (i) prevent the abandonment or termination of the Company's authorization to do business in any foreign state or jurisdiction, if, in the opinion of the Board, such abandonment or termination is in the best interest of the Company, (ii) require compliance with any law so long as the validity or applicability thereof shall be disputed or contested in good faith or (iii) prevent the Company from effecting a merger, consolidation or voluntary dissolution upon obtaining the required approval of the Board and/or the Holders of Common Stock of the Company; and

                  (c) Maintain and keep, or cause to be maintained and kept, its Assets in good repair, working order and condition, and from time to time make, or cause to be made, all repairs, renewals and replacements which, in the opinion of the Board, are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Subsection (c) shall prevent the Company from selling or otherwise disposing of any Assets whenever in the good faith judgment of the Company's management such Assets are obsolete, worn out, without economic value, or unnecessary for the conduct of the business of the Company.

         6.3      To Insure.

         The Company shall:

                  (a) keep all of its insurable Assets insured against loss or damage by fire and other risks;

                  (b) maintain public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by it or arising from equipment owned by the Company and leased to and located upon or in or about any premises occupied by any other person;

                  (c) maintain all such workers' compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business;

                  (d)      maintain a Key-Man Policy as described pursuant to
Section 5.1 hereof and not create or suffer the creation or maintenance of any assignment, security interest or other encumbrance with respect to the Key-Man Policy or the proceeds thereof.

         All insurance for which provision has been made in this Section 6.3 shall (unless otherwise stated herein) be maintained against such risks and in at least such amounts as shall be approved by the Board from time to time, and all insurance herein provided for shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that the Company may effect workers' compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws.

         6.4      Payment of Indebtedness, etc.

         The Company shall:

                  (a) Pay or cause to be paid the principal of, and the interest and premium, if any, on, all material Indebtedness heretofore or hereafter incurred or assumed by the Company, when and as the same shall become due and payable, unless such Indebtedness shall be renewed or extended, in which case such payments shall be made in accordance with the terms of such renewal or extension;

                  (b) Faithfully observe, perform and discharge in all material respects all the material covenants, conditions and obligations which are imposed on it by any and all material indentures, agreements, or other instruments securing or evidencing Indebtedness, if any, or pursuant to which Indebtedness is issued, and not permit the occurrence or continuance of any act or omission which is or under the provisions thereof may be declared to be a material default thereunder, unless such default (other than a default in payment of principal or interest) or the right to declare a default on account of such act or omission is waived pursuant to the provisions thereof; provided, however, that the Company shall not be required to make any payment or to take any other action by reason of this Subsection (b) at any time while it shall be currently contesting in good faith by appropriate proceedings its obligations to make such payment or to take such action, if the Company shall have set aside on its books reserves (segregated or classified to the extent required by generally accepted accounting principles) deemed by it adequate with respect thereto;

                  (c) Not violate any provision of its Charter (including the Certificate of Designation and any other certificates of designation filed by the Company with the Secretary of State of Delaware with respect to any series of the Company's preferred stock) or By-laws or any material provision of any judgment, writ, decree, order, statute, rule or governmental regulation or approval applicable to the Company, or any material provision of any contract, agreement, indenture, mortgage, lien, lease, sublease or arbitration award to which the Company is a party, by which it is bound or to which any of its Assets is subject;

                  (d) Not prepay any Indebtedness heretofore or hereafter incurred or assumed by it without the specific authorization of the Board other than trade debt and professional fees and expenses incurred in the ordinary course of business; provided, however, that, no prepayment shall be made at any time that a breach of any of the covenants contained in this Article VI or of any obligation of the Company under its Charter or the Certificate of Designation has occurred and is continuing; and

                  (e) Not redeem, retire, purchase or acquire, directly or indirectly, any shares of any class or series of stock of the Company except pursuant to Section 5 of the Certificate of Designation.

         6.5      Financial Statements and Information.

         The Company shall furnish to each Holder of Subordinated Notes or Series A Stock:

                  (a) Interim Financial Statements and Reports. Within 20 days after the end of each month, a consolidated balance sheet of the Company as of the end of such month, together with related consolidated statements of operations, changes in stockholders' equity and cash flows for such month and year-to-date, prepared in accordance with generally accepted accounting principles consistently applied (with the exception of full footnote disclosures, schedules and precise period cutoffs) and certified by the Treasurer of the Company, subject to usual year-end audit adjustments, together with a written comparison of the results as reported on such financial statements with the projections thereof contained in the applicable Annual Budget (as defined herein).

                  (b) Annual Financial Statements and Reports. Within 90 days after the last day of each fiscal year of the Company, a copy of its audit report containing a consolidated balance sheet of the Company at the end of the fiscal year, together with related consolidated statements of operations, changes in stockholders' equity and cash flows for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied, all examined by and accompanied by a certificate of opinion of the Company's independent public accountants, selected in accordance with Section 6.1 hereof, together with consolidating statements, which need not be certified, which set forth the eliminations of intercorporate items. Together with each delivery of annual financial statements of the Company pursuant to this Subsection (b), the Company will deliver a copy of a letter addressed to the Company's independent public accountants informing such accountants that a primary intent of the Company regarding the professional services such accountants provided to the Company in preparing their audit report was to benefit or influence the Holders of Subordinated Notes and Series A Stock, and identifying such Holders as parties that the Company has indicated, intend to rely on such professional services provided to the Company by such accountants.

                  (c) Reports of Auditors. Promptly upon receipt thereof, a copy of each report or management letter, if any, submitted to the Company by independent public accountants in connection with each annual audit (and any other audit which may be performed) of the books of the Company made by such accountants.

                  (d) Annual Budgets and Strategic Plan. Not less than 40 days prior to the commencement of each fiscal year of the Company, an annual operating strategic plan summary and corresponding annual budget (an "Annual Budget") consisting of (i) projected consolidated statements of operations, changes in stockholders' equity and cash flows, each on a monthly basis, for each of the calendar months of such fiscal year; (ii) a projected consolidated balance sheet as of the close of each calendar month; (iii) projected capital expenditures for each month; and (iv) promptly upon making thereof, any revision or updating which may be made of any such Annual Budget. Each such Annual Budget and any revisions thereof shall be submitted for the approval of the Board, which approval shall include the approval of any Investor designees, and be subject to revision or updating by the Board.

                  (e) Additional Information. The Company shall provide Investors with prompt notice of:

                  (i) any investigation by any federal or state governmental or regulatory agency in connection with which the Company is identified as an object of such investigation;

                  (ii) any complaint or proceeding instituted against the Company by any federal or state governmental or regulatory agency;

                  (iii) any other action at law or suit in equity involving a claim or claims against the Company which, if concluded adversely to the Company or such truckstop, could give rise to damages in excess of $20,000 in the aggregate or could otherwise materially adversely affect the business or Assets of the Company, and

                  (iv) any other event which could reasonably be expected to have a material adverse effect on the business or Assets of the Company.

                  (f) Certificate of Independent Public Accountants. At such times as the statements referred to in Subsection (b) of this Section 6.5 are furnished, the Company shall also furnish a certificate of the independent public accountant whose certificate or opinion accompanies such statements stating that nothing has come to his attention which would cause him to believe that any condition, event or fact exists which would constitute, or which with notice or passage of time or both would constitute, a violation which has not previously been disclosed by a prior certificate of the principal financial officer or controller, or their equivalent, of any of the then applicable covenants of the Company contained herein or in the Certificate of Designation; provided, however, that if any such violation exists, such certificate shall specify the nature and period of existence of such violation; and provided, further, that such certificate may state that tests of the accounting records and other auditing procedures conducted with respect to the Company might, but would not necessarily, reveal that such violations exist or that no violations exist. The Company covenants that, upon obtaining knowledge of any such violation, it will promptly deliver a certificate of its principal financial officer or controller, or their equivalent, specifying the nature thereof, the period of existence thereof, and what action the Company proposes to take with respect thereto.

         6.6      Discussion and Inspection Rights.

         The Company shall permit any Holder who or which, alone or when aggregated with the holdings of its Affiliates, owns not less than 5% of the then existing Registrable Stock or not less than 5% of the then outstanding Series A Stock and any Person designated from time to time by any such Holder, at such Holder's expense, to discuss the affairs, finances and accounts of the Company with the Company's directors, officers, other principal executives and independent accountants, all at such reasonable times and as often as such Holder may reasonably request; all books, documents, financial records and vouchers relating to the business and affairs of the Company shall at all reasonable times be open to inspection either by such Holder or such accountant or other Person as shall from time to time be designated by such Holder, who may make such copies thereof or extracts therefrom as such Holder reasonably deems appropriate; and all facilities of the Company shall at all reasonable times be open to inspection by such Holder or such Person as shall from time to time be designated by such Holder.

         6.7      Tax Treatment of Dividends.

         So long as any Preferred Stock or Common Stock purchased pursuant to this Agreement or the other Agreements is outstanding, the Company shall:

                  (a) Treat the shares of Preferred Stock and Common Stock as Stock and not as Indebtedness, and treat the dividends paid (or accrued) with respect to the shares of Preferred Stock as dividends within the meaning of
Section 316 of the Code, and not as interest.

                  (b) Not take any action which could reasonably be expected by it (i) to require the Company to treat the dividends paid with respect to the Preferred Stock or Common Stock as interest for any purpose, (ii) to cause the Preferred Stock or Common Stock to be treated as indebtedness for purposes of Section 385 of the Code or any successor provision of the Code and the regulations promulgated thereunder, or (iii) to cause the dividends received deduction under Section 243 of the Code (the "Dividends Received Deduction") to cease to be available, in whole or in part, with respect to dividends on the Preferred Stock or Common Stock received by any corporate Holder.

                  (c) Without limiting the generality of the foregoing Subsection (b), (i) not claim a deduction for dividends paid on the Preferred Stock or Common Stock whether as interest or otherwise, in any federal income tax return, claim for refund of federal income tax or other submission to the Internal Revenue Service, and (ii) unless required to do so by generally accepted accounting principles, not treat the Preferred Stock or Common Stock other than as equity capital or the dividends paid thereon other than as dividends paid on capital in any report to stockholders or any governmental body having jurisdiction over the Company or otherwise.

                  (d) Not exercise any option or election that may at any time be available under the Code or otherwise to deduct all or part of any dividend paid with respect to the shares of Preferred Stock if so doing would increase the amount of such dividend includable for federal, state or local income tax purposes in the income of any corporate Holder of shares of Preferred Stock or Common Stock.

                  (e) At the request of any corporate Holder of Preferred Stock or Common Stock, join with such Holder in the submission to the Internal Revenue Service of a request for a ruling that dividends paid on the Preferred Stock will be eligible for the Dividends Received Deduction for federal income tax purposes; in addition, the company shall cooperate with and support any corporate Holder in any litigation, appeal or other proceeding challenging or contesting any ruling, technical advice, finding or determination of the Internal Revenue Service that dividends paid on the Preferred Stock are to be treated as indebtedness for purposes of the Code or are not eligible for the Dividends Received Deduction. The cooperation and support required of the Company by the preceding sentence shall be at the expense of such corporate Holder, except that the Company will pay all fees and expenses (whether incurred by it or a corporate Holder) in connection with any such submission, litigation, appeal or other proceeding necessitated or caused by a breach by the Company of its covenants contained in this Section 6.7.

         6.8      Notice of Claimed Default or Deficiency.

         The Company, within ten days after receiving written notice of a default or deficiency in excess of $10,000 from, or being served with a complaint in law or in equity by, the Holder of any Indebtedness or other Security of the Company, or a party to any agreement to which the Company is a party or otherwise bound which calls for payments by or to the Company or such Subsidiary in an aggregate amount in excess of $10,000, with respect to a claimed default or event of default or claimed deficiency thereunder, shall furnish to each Holder of Subordinated

Notes, Series A Stock or Common Stock purchased pursuant to this Agreement or the Other Agreements a written notice specifying the notice given or action taken by such Person, as the case may be, and the nature of the claimed default or event of default or claimed deficiency and what action the Company is taking or proposes to take with respect thereto.

         6.9      Composition of Board.

         The Company's Board of Directors shall consist of not more than five
(5) members, of which one member shall be unaffiliated with any Investor or Existing Investor and be mutually agreed upon by a majority of the Existing Investors and a majority of the Investors. The Existing Investors shall have the right to nominate and elect two members to the Board. Furthermore, so long as the Series A Stock and the Subordinated Debt have not been redeemed and paid in full or the Investors taken collectively as a group own 20% or more of the outstanding Common Stock of the Company, a majority of such Investors shall have the right to elect two directors to the Board and shall be entitled to approval rights on each of the following: (a) incurrence by the Company of debt in excess of $25,000 in the aggregate which does not relate to the expenditures for the buildout of a truckstop approval by the Board; (b) capital expenditures of the Company in excess of $25,000 in the aggregate, which does not relate to the expenditures for the buildout of a truckstop approval by the Board; (c) issuance by the Company of equity securities and (d) sale by the Company of substantially all of the Company's Assets. In the event that the Investors taken collectively as a group hold at least 10% but less than 20% of the outstanding Common Stock, a majority of such Investors shall have the right to elect one member to the Board. In all cases, all holders of Common Stock shall vote in favor of election of all nominees of the Investors and Existing Investors.

         6.10     Blue Sky.

         The Company shall make any and all filings necessary (whether before or after the Initial Closing) in connection with the offer, issuance and sale and/or transfer of the Series A Stock and Common Stock to be purchased pursuant to this Agreement or the Other Agreements under the securities or blue sky laws of any jurisdiction in which such filing is required by law.

         6.11     Compliance with Laws.

         The Company shall comply in all material respects with all laws of any jurisdiction which are applicable to the Assets, business or operations of the Company.

         6.12     Filing of Commission Reports.

         If the Company becomes obligated to file reports with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act by reason of its having a class of Securities registered under
Section 12 of the Securities Exchange Act, it shall regularly file reports thereunder in a timely manner so long as it is required to do pursuant to the provisions of the Securities Exchange Act. Unless and until required to do so by law or to obtain or retain quotation of the Common Stock by NASDAQ or on any national securities exchange registered under Section 6 of the Securities Exchange Act, and then not without giving 30 days' prior written notice to the Holders of the Registrable Stock, the Company shall not register the Series A Stock or Common Stock under
Section 12 of the Securities Exchange Act.

         6.13     Transactions with Affiliates.

         The Company shall not directly or indirectly engage in any transaction or series of transactions providing for the furnishing of services by or to, or rental of real or personal property from or to, or otherwise requiring cash payments from or to any director, officer or stockholder of the Company, or any of its Affiliates, unless any such transaction is (a) in the ordinary course of the Company's business, (b) upon fair and reasonable terms comparable to that which would obtain in an arm's length transaction with a Person that is not an Affiliate and (c) approved by a majority of disinterested members of the Board.

         6.14     Subsidiaries.

         Obligations set forth in this Article VI shall be applicable to Subsidiaries only at such times, if any, that one or more Subsidiaries shall be in existence.

         6.15     Expenditures.

         The Company shall not make or commit to make aggregate expenditures of any type greater than the aggregate expenditures of such type budgeted of such fiscal year in the then applicable Annual Budget without the prior approval of the majority of the Board, which majority includes all Investor Designees, evidenced by a duly adopted resolution.

         6.16     No Registration Rights to Others.

         So long as any shares of Registrable Stock (as such term is defined pursuant to the Registration Rights Agreement) exist, the Company shall not grant to any Holder of its Securities the right to include such Securities in any Registration Statement filed by the Company, except as provided in the Registration Rights Agreement.

         6.17     Use of Proceeds.

         The proceeds of the sale of the Subordinated Notes, Series A Stock and the Common Stock to be purchased pursuant to this Agreement and the Other Agreements shall be used solely for the buildout of truckstops and the development of stalls supplying advertising, cable television and telephone and data transmission services.

         6.18     Restrictions on Employee Stock.

         So long as the Stock Restriction Agreement is in effect, the Company shall not issue any Securities to officers, employees, agents or consultants of the Company unless such Securities are subject to restrictions substantially similar to those contained in Section 2 of the Stock Restriction Agreement.

         6.19     Confidentiality.

         The Company shall use its best efforts to (a) protect the secrecy, confidentiality and value of all trade secrets useful in the conduct of the Company's business and (b) cause each Person who is or becomes an officer or key employee of the Company, as the case may be, who shall have access to confidential and proprietary information of the Company, to execute a confidentiality agreement, as a condition to such employment, in such form as shall be approved by the Board of Directors of the Company, which approval shall include the approval of all Investor Designees. Such confidentiality agreements shall not be amended in any material respect without the approval of the Board, which approval shall include the approval of all Investor Designees.

         6.20     Take or Pay Contracts.

         The Company shall not enter into any agreement requiring it to pay for goods or services whether or not it acquires such goods or services.

         6.21     The Financing.

         The Company shall not enter into any agreement requiring the Company to make payments of principal or interest unless such agreement contains a provision permitting any Holder of Series A Stock or Subordinated Notes to cure any monetary default thereunder.

         6.22     Small Business Information.

         The Company shall provide information, make reports and take such actions as may be required under Section 1202(D)(1)(c) of the Internal Revenue Code of 1986, as amended ("IRC"), in order to qualify the Common Stock and Series A Stock as "small business stock" within the meaning of IRC Section 1202(c).

                                      VII.

                             TRANSFER OF SECURITIES

         The Subordinated Notes, Series A Stock and the Common Stock purchased pursuant to this Agreement and the Other Agreements shall not be transferable except upon the conditions specified in this Article VII, which conditions are intended to insure compliance with the provisions of the Securities Act and state securities laws in respect of the transfer of any such Securities.

         7.1      Restrictive Legends.

                  (a) Unless and until otherwise permitted by this Article, each certificate for Series A Stock or Common Stock and purchased pursuant to this Agreement and the Other Agreements issued to you or your nominee, or to any subsequent transferee of such certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and thus may not be offered for sale, sold, transferred or otherwise disposed of unless registered under the Securities Act of 1933, as amended, or unless an exemption from such registration is available. Further, such transfer is subject to the conditions specified in an Agreement dated as of November 2, 1995, pursuant to which such shares were issued and sold or otherwise transferred by Park 'N View, Inc. (the "Company"), a copy of which Agreement is on file and may be inspected at the principal office of the Company. A copy of such Agreement will be furnished by the Company to the holder hereof upon request and without charge. Under certain circumstances specified in such Agreement, the Company has agreed to deliver to the holder hereof a new certificate, not bearing this legend, for all or part of the number of shares evidenced hereby, as the case may be, registered in the name of such holder or designated nominee."

                  (b) Each certificate for Series A Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "A statement of the relative rights and preferences of the Company's Common Stock and its series of Preferred Stock will be furnished by the Company to the holder hereof upon request and without charge."

                  (c) The Company may order its transfer agents for Subordinated Notes Series A Stock and Common Stock purchased pursuant to this Agreement or the Other Agreements to stop the transfer of any shares of Series A Stock or Common Stock purchased pursuant to this Agreement or the Other Agreements bearing the legend set forth in Subsection (a) of this Section 7 until the conditions of this Article VII with respect to the transfer of such shares have been satisfied.

         7.2      Notice of Proposed Transfer.

         If, prior to any transfer or sale of any Series A Stock or Common Stock purchased pursuant to this Agreement or the Other Agreements, the Holder desiring to effect such transfer or sale shall deliver a written notice to the Company describing briefly the manner of such transfer or sale and a written opinion of counsel for such Holder (provided that such counsel, and the form and substance of such opinion, are reasonably satisfactory to the Company) to the effect that such transfer or sale may be effected without the registration of such Securities under the Securities Act, the Company shall thereupon permit or cause its transfer agent (if any) to permit such transfer or sale to be effected; provided, however, that if in such written notice the transferring Holder represents and warrants to the Company that the transfer or sale is to a purchaser or transferee whom the transferring Holder knows or reasonably believes to be a "qualified institutional buyer," as that term is defined in Rule 144A promulgated by the Securities and Exchange Commission under the Securities Act ("Rule 144A"), no opinion shall be required.

         7.3      Termination of Restrictions.

                  (a)      Notwithstanding the foregoing provisions of this
Article VII, the restrictions imposed by this Article VII upon the transferability of Series A Stock and Common Stock purchased pursuant to this Agreement or the Other Agreements shall terminate as to any particular share of Series A Stock or share of Common Stock purchased pursuant to this Agreement or the Other Agreements when (1) such Security shall have been effectively registered under the Securities Act and sold by the Holder thereof in accordance with such registration, or (2) a written opinion to the effect that such restrictions are no longer required or necessary under any federal or state securities law or regulation have been received from counsel for the Holder thereof (provided that such counsel, and the form and substance of such opinion, are reasonably satisfactory to the Company) or counsel for the Company, or (3) such Security shall have been sold without registration under the Securities Act in compliance with Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act ("Rule 144"), or (4) the Company is reasonably satisfied that the Holder of such Security shall, in accordance with the terms of Subsection (k) of Rule 144, be entitled to sell such Security pursuant to such Subsection, or (5) a letter or an order shall have been issued to the Holder thereof by the staff of the Securities and Exchange Commission or such Commission stating that no enforcement action shall be recommended by such staff or taken by such Commission, as the case may be, if such Security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or order and such letter or order specifies that no subsequent restrictions on transfer are required.

                  (b) Whenever the restrictions imposed by this Article VII shall terminate, as hereinabove provided, the Holder of any particular share of Series A Stock or share of Common Stock purchased pursuant to this Agreement or the Other Agreements then outstanding as to which such restrictions shall have terminated shall be entitled to receive from the Company, without expense to such Holder, one or more new certificates for Series A Stock or Common Stock purchased pursuant to this Agreement or the Other Agreements not bearing the restrictive legend set forth in Section 7.1(a) hereof.

         7.4      Compliance with Rule 144 and Rule 144A.

         At the written request of any Holder of Series A Stock or Common Stock purchased pursuant to this Agreement or the Other Agreements who proposes to sell any of such Series A

Stock or Common Stock in compliance with Rule 144, the Company shall furnish to such Holder, within ten days after receipt of such request, a written statement as to whether or not the Company is in compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule. For purposes of effecting compliance with Rule 144A, in connection with any resales of any shares of Series A Stock or Common Stock purchased pursuant to this Agreement or the Other Agreements that hereafter may be effected pursuant to the provisions of Rule 144A, any Holder of shares of such Series A Stock or Common Stock desiring to effect such resale and each prospective institutional purchaser of such shares designated by such Holder shall have the right, at any time the Company is not subject to Section 13 or 15(d) of the Securities and Exchange Act, to obtain from the Company, upon the written request of such Holder and at the Company's expense the documents specified in Section (d)(4)(i) of Rule 144A, as such rule may be amended from time to time.

         7.5      Non-Applicability of Restrictions on Transfer.

         Notwithstanding the provisions of Section 7.2 hereof, any record owner of Subordinated Notes, Series A Stock or Common Stock purchased pursuant to this Agreement or the Other Agreements may from time to time transfer all or part of such record owner's Subordinated Notes, Series A Stock or Common Stock purchased pursuant to this Agreement or the Other Agreements (i) to a nominee identified in writing to the Company as being the nominee of or for such record owner, and any nominee of or for a beneficial owner of Subordinated Notes, Series A Stock or Common Stock purchased pursuant to this Agreement or the Other Agreements identified in writing to the Company as being the nominee of or for such beneficial owner may from time to time transfer all or part of the Subordinated Notes, Series A Stock or Common Stock purchased pursuant to this Agreement or the Other Agreements registered in the name of such nominee but held as nominee on behalf of such beneficial owner, to such beneficial owner, (ii) to an Affiliate or related entity of such record owner, or (iii)if such record owner is a partnership or the nominee of a partnership, to a partner, retired partner, or estate of a partner or retired partner, of such partnership, so long as such transfer is in accordance with the transferee's interest in such partnership and is without consideration; provided, however, that each such transferee shall remain subject to all restrictions on the transfer of Stock herein contained.

                                      VIII.

                                  MISCELLANEOUS

         8.1      Brokers; Indemnification.

         The Company will hold you free and harmless from any claim, demand, liability for, or expense in connection with, any broker's or finder's fees or commissions from any Person acting on behalf of the Company in connection with this Agreement or the transactions contemplated hereby. Any Person acting on behalf of an officer, director, employee or agent of the Company shall be acting on behalf of the Company for purposes of this Section 8.1.

         8.2      Stamp Tax and Delivery Costs.

         The Company will pay all stamp and other taxes, if any, which may be payable in respect of the sale or other transfer of Series A Stock and Common Stock purchased pursuant to this Agreement or the Other Agreements to you and the issuance thereof to you or your nominee, and will save you harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax. The Company will also pay all reasonable costs of delivery to you, or your nominee, of the Series A Stock to be purchased by you or otherwise transferred to you hereunder and Common Stock, if any, acquired by you hereunder.

         8.3      Place of Payment.

         So long as you or your nominee shall be the Holder of any Subordinated Note share of Series A Stock or Common Stock purchased hereunder, if any, the Company will make, by wire transfer (or equally expeditious delivery) of immediately available funds, all payments with respect to Subordinated Notes, Series A Stock or Common Stock purchased hereunder, if any, owned by you or your nominee at the address set forth below your name in Exhibit A hereto or such other place as you may designate to the Company in writing.

         8.4      Amendment and Waiver.

         (a) Any term, covenant, agreement or condition contained in this Agreement may be amended, or compliance therewith may be waived (either generally or in particular instances and either retroactively or prospectively),
(i) if prior to the Initial Closing, by written instruments signed by you, the Other Investors, and the Company, and (ii) if subsequent to the Initial Closing, by written instruments signed by the Company and an aggregate of not less than 66.6% of the Investors; provided, however, that any provision of this Agreement that would materially adversely affect any particular Investor without similarly affecting all Investors shall not be valid unless consented to in writing by such particular Investor.

         (b) This Agreement shall not be altered, amended or supplemented except by written instruments. Any waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         (c) Withstanding the foregoing provisions of this Section 8.4, no amendment to or waiver of any provision of this Section 8.4 shall be effective with respect to this Section 8.4 without the consent of 100% of the Investors.

         8.5      Lost, Etc., Securities.

         Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any certificate of Series A Stock or Common Stock or Subordinated Notes purchased pursuant to this Agreement or the Other Agreements and (in case of loss, theft or destruction) receipt of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Series A Stock or other Common Stock certificate or Subordinated Notes, if mutilated, the Company will make, and deliver, in lieu of such Series A Stock or other Common Stock certificate or Subordinated Notes, a new Series A Stock or other Common Stock certificate or Subordinated Note of like tenor. Any Series A Stock or other Common Stock certificate or Subordinated Note made and delivered in accordance with the provisions of this Section 8.5 shall be dated as of the date of the Series A Stock or other Common Stock certificate or Subordinated Note in lieu of which such new Series A Stock or other Common Stock certificate or Subordinated Note is made and delivered. If you or your Affiliate are the beneficial owner of such lost, stolen or destroyed Series A Stock or other Common Stock certificate or Subordinated Note, then the affidavit of you or your Affiliate (if you or your Affiliate are a natural person) your or your Affiliate's president (or other chief executive officer) and any vice president or treasurer (if you or your Affiliate are a corporation) or your or your Affiliates general partner (if you or your Affiliate are a partnership), setting forth the fact of loss, theft or destruction and your or your Affiliate's beneficial ownership of such Series A Stock or other Common Stock certificate or Subordinated Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnity shall be required as a condition to execution and delivery of a new Series A Stock or other Common Stock certificate or Subordinated Note other than your or your Affiliate's written agreement to indemnify the Company and its directors, officers and agents. The term "outstanding" when used in this Agreement with reference to Securities as of any particular time, shall not include other Series A Stock or other Common Stock or Subordinated Note in lieu of which a new Series A Stock or other Common Stock certificate or Subordinated Note has been made and delivered by the Company in accordance with the provisions of this Section 8.5.

         8.6      Representations, Warranties and Covenants to Survive.

         All representations, warranties and covenants contained herein or made in writing by the Company or by you in connection herewith shall survive the execution and delivery of this Agreement, the issuance and sale or other transfer of Subordinated Notes, Series A Stock or Common Stock, if any, purchased hereunder.

         8.7      Severability.

         In the event that any court or any governmental authority or agency declares all or any part of any Section of this Agreement to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other Section of this Agreement, and in the event that only a portion of any Section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such Section.

         8.8      Investigation of the Company.

         You shall have had the right prior to the Initial Closing to make such reasonable investigation of the Company and the assets and business of the Company as you shall deem necessary or advisable, but any such investigation shall not affect the representations, warranties and covenants of the Company contained herein or made pursuant hereto.

         8.9      Listings.

         In the event that the Common Stock shall be listed for trading on any national securities exchange, such listing (to the extent permitted by the rules of such exchange) shall include other Common Stock purchased pursuant to this Agreement and the Other Agreements.

         8.10     Successors and Assigns.

         All representations, warranties, covenants and agreements of the parties contained in this Agreement or made in writing in connection herewith, shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective nominees, successors and assigns and, in the case of a natural Person, of his heirs and personal representatives.

         8.11     Notices.

         All communications provided for hereunder shall be in writing and delivered by hand or by first-class or certified mail, postage prepaid, or by telecopier, and, if to you or your nominee, addressed to you at the address set forth below your name in Exhibit A hereto or at such other address as you may designate to the Company in writing, if to the Other Investors or their nominees, addressed to such Persons at the addresses set forth below their names on Exhibit A hereto or at such other address as the Other Investors may respectively designate to the Company in writing, and if to any Holders of Subordinated Notes, Series A Stock or Common Stock purchased pursuant to this Agreement or the Other Agreements other than you or your nominee or the Other Investors or their nominees, addressed to such Holders at their addresses as shown on the books of the Company or its transfer agent, and if to the Company, at its offices at 3403 NW 55th Street, Bldg. 10, Ft. Lauderdale, Florida 33309,
Attention: President, or such other place as shall be designated by the company in writing.

         8.12     Governing Law.

         The validity, meaning and effect of this Agreement shall be determined in accordance with the domestic laws of the State of New York applicable to contracts made and to be performed in that state without giving effect to any choice or conflict of law provision or rule

(whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         8.13     Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

         8.14     Reproduction of Documents.

         This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by you at the Closing or thereafter (except stock certificates evidencing any Securities) and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         8.15     Payment of Fees and Expenses of Purchasers.

         Whether or not the purchase herein provided for shall be consummated, the Company will pay the legal and accounting fees, and reasonable due diligence expenses as with respect to the purchase of securities under this Agreement of you and the Other Investors, and the out-of-pocket expenses and disbursements incurred, including without limitation expenses incurred with respect to the production and reproduction of this Agreement and other documents used in connection with the transactions herein contemplated, provided that if the Initial Closing does not occur, the Company's obligation under this Section 8.15 shall be limited to $50,000.

         8.16     Affiliates; Transfers.

         Notwithstanding any other provision of this Agreement, if, after your purchase of Subordinated Notes, Series A Stock or Common Stock, if any, hereunder, you or your nominee transferred Subordinated Notes, Series A Stock and Common Stock to any Affiliate or nominee of yours or the nominee of such Affiliate, such transferee shall be entitled to all rights and benefits to which the transferor would be entitled as an original Holder of the Securities so transferred and such transferee shall be deemed an "Investor" hereunder.

         8.17     Table of Contents; Headings.

         The Table of Contents and the headings used herein are solely for the convenience of the parties and shall not constitute a part hereof or serve to modify or interpret the text.

         8.18     Indemnification.

         The Company shall indemnify and hold harmless each Holder of Subordinated Notes, Series A Stock and/or Common Stock purchased pursuant to this Agreement or the Other Agreements against and from any losses, claims, damages, liabilities or expenses ("Losses") insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) the falsity or incorrectness as of the Initial Closing of any representation or warranty of the Company contained in or made pursuant to Article III hereof or of the Other Agreements, or (ii) the existence of any condition, event or fact constituting, or which with notice or passage of time, or both, would constitute a default in the observance of any of the Company's undertakings or covenants hereunder, under the Other Agreements, the Registration Rights Agreement, the Stockholders' Agreement or pursuant to the Certificate of Designation. The Company shall also pay all attorney's and accountant's fees and costs and court costs incurred by any Holder of Subordinated Notes, Series A Stock and/or Common Stock purchased pursuant to this Agreement or the Other Agreements in enforcing the indemnification provided for in this Section 8.18. Notwithstanding the foregoing, the Company expressly agree and acknowledge that the right of indemnification granted herein to each Holder of Subordinated Notes, Series A Stock and/or Common Stock purchased pursuant to this Agreement or the Other Agreements shall not be deemed to be the exclusive remedy available to such Holder for any of the matters described in this Section 8.18.

         8.19     Effect of Failure to Make Agreed Purchases.

         The Company acknowledges and agrees that, as its sole remedy, if the conditions specified in Section 5.2(c) or Section 5.3 (d), as the case may be, hereof have been fulfilled and your obligation to purchase the Subordinated Notes, Series A Stock and Common Stock, if any, at the Interim Closing or the Final Closing, respectively, is not subject to any conditions and you fail to purchase the Subordinated Notes, Series A Stock and Common Stock, if any, at such Closing, then the Company shall have the option to repurchase from the Investor Group, pro rata among Investors, the following amounts of Common Stock at the same purchase price as paid by the Investor Group: (i) 1,520,000 shares of Common Stock if the Interim Closing is not completed or (ii) 986,667 shares of Common Stock if the Final Closing is not completed. Any shares so acquired shall be retired by the Company.

         8.20     Entire Agreement; Exhibits and Schedules.

         This Agreement, the Other Agreements and the Exhibits and Schedules hereto and thereto constitute and encompass the entire agreement and understanding of the parties hereto and thereto with regard to the transactions contemplated or provided for herein or therein. This

Agreement supersedes, replaces and terminates any prior agreements between the Investor and the Company with respect to the purchase of Series A Preferred Stock and Common Stock, if any, and Subordinated Notes by such Investor from the Company and neither the Company nor the Investor shall have any liability under any such prior agreement to the other for any reason whatsoever.

                                        Very truly yours,

ATTEST:                                 PARK N' VIEW, INC.

                                        By /s/ Ian Williams
------------------------------            -----------------------------
Secretary                                       President

                                    EXHIBIT A

I.       APA EXCELSIOR IV, L.P.

By:      APA EXCELSIOR IV PARTNERS, L.P.
         (Its General Partner)

         By:      PATRICOF & CO. MANAGERS, INC.
                  (Its General Partner)

                  By:  /s/ Robert Chefitz
                     ------------------------------------------
                           Name: Robert Chefitz
                           Title: G.P.

II.      APA EXCELSIOR IV OFFSHORE, L.P.

By:      PATRICOF & CO. VENTURES, INC., INVESTMENT ADVISOR

                  By:  /s/ Robert Chefitz
                     ------------------------------------------
                           Name: Robert Chefitz
                           Title: G.P.

II.      THE P/A FUND, L.P.

By:      APA PENNSYLVANIA PARTNERS, L.P.
         (Its General Partner)

                  By:  /s/ Robert Chefitz
                     ------------------------------------------
                           Name: Robert Chefitz
                           Title: G.P.

 /s/ Michael Willner
-----------------------------------------------
Michael Willner

                                   EXHIBIT A.1




-----------------------------------------------------------------------------------------------------------------------------
          INVESTOR               COMMON        COMMON           INITIAL     INITIAL SERIES A     INITIAL SERIES A      TOTAL
                                  STOCK         STOCK        SUBORDINATED    PREFERRED STOCK         PREFERRED
                               INVESTMENT     PURCHASED          NOTES          INVESTMENT             STOCK
                                   ($)         (SHARES)      INVESTMENT($)                           PURCHASE
                                                                                    ($)
-----------------------------------------------------------------------------------------------------------------------------

APA Excelsior IV, L.P.            73,468       1,469,367        131,000           236,560              23,656         441,028

-----------------------------------------------------------------------------------------------------------------------------

APA Excelsior IV Offshore,        12,965         259,300         23,000            41,750               4,175          77,715
L.P.

-----------------------------------------------------------------------------------------------------------------------------

The P/A Fund                      12,900         258,000         23,000            41,540               4,154          77,440

-----------------------------------------------------------------------------------------------------------------------------

Michael Willner                      667          13,333          1,000             2,150                 215           3,817

-----------------------------------------------------------------------------------------------------------------------------

TOTALS                           100,000       2,000,000        178,000           322,000              32,200         600,000

-----------------------------------------------------------------------------------------------------------------------------




*Including $100,000 of Subordinated Notes exchanged for a $100,000 secured promissory note issued by the Company on October 20, 1995.
**Does not include the Additional Shares (See Section 5.1(p)).

                                   EXHIBIT A.2



-----------------------------------------------------------------------------------------------------

           INVESTOR                  INTERIM        INTERIM SERIES     INTERIM SERIES A       TOTAL
                                   SUBORDINATED       A PREFERRED      PREFERRED STOCK
                                 NOTES INVESTMENT        STOCK             PURCHASE
                                                      INVESTMENT
                                                          ($)
-----------------------------------------------------------------------------------------------------

APA Excelsior IV, L.P.               1,192,000          277,710              27,771        1,469,710

-----------------------------------------------------------------------------------------------------

APA Excelsior IV Offshore,             210,000           49,010               4,901          259,010
L.P.

-----------------------------------------------------------------------------------------------------

The P/A Fund                           209,000           48,760               4,876          257,760

-----------------------------------------------------------------------------------------------------

Michael Willner                         11,000            2,520                 252           13,520

-----------------------------------------------------------------------------------------------------

TOTALS                               1,622,000          378,000              37,800        2,000,000

-----------------------------------------------------------------------------------------------------

                                   EXHIBIT A.3



----------------------------------------------------------------------------------------------------
           INVESTOR                  FINAL         FINAL SERIES     FINAL SERIES A          TOTAL
                                  SUBORDINATED     A PREFERRED     PREFERRED STOCK
                                NOTES INVESTMENT      STOCK            PURCHASE
                                      ($)           INVESTMENT
----------------------------------------------------------------------------------------------------

APA Excelsior IV, L.P.             2,204,000         513,390              51,339          2,717,390

----------------------------------------------------------------------------------------------------

APA Excelsior IV Offshore,           389,000          90,650               9,065            479,650
L.P.

----------------------------------------------------------------------------------------------------

The P/A Fund                         387,000          91,300               9,130            478,300

----------------------------------------------------------------------------------------------------

Michael Willner                       20,000           4,660                 466             24,660

----------------------------------------------------------------------------------------------------

TOTALS                             3,000,000         700,000              70,000          3,700,000

----------------------------------------------------------------------------------------------------

                                    EXHIBIT B

Name of Existing Investor                    Number of Shares Held
-------------------------                    ---------------------
Park 'N View General Partner, Inc.                    22,950
Ian Williams                                         517,906
Sam Hashman                                          988,610
Monte Nathanson                                      517,906
Nelgo Investments                                    270,810

Total                                              2,318,182
                                                   =========

                                 EXHIBIT 1.1(a)

                                 FORM OF CHARTER

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               PARK `N VIEW, INC.

         The undersigned, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

         FIRST:            The name of the Corporation is: PARK `N VIEW, INC.

         SECOND:           The registered office of the Corporation is to be
located at 1013 Center Road, in the City of Wilmington, County of New Castle, State of Delaware, 19805. The name of its registered agent at that address is Corporation Service Company.

         THIRD:            The purpose of the Corporation is to engage in any
lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

         FOURTH:           The aggregate number of shares of stock which the
Corporation shall have authority to issue is 5,000,000 shares of common stock, par value $.001 per share, all of which shall be designated "Common Stock" and 140,010 shares of preferred stock, par value $0.01 per share, all of which are designated "Series A Preferred Stock."

         FIFTH:            The name and mailing address of the Incorporator is
James M. O'Connell, 4101 Lake Boone Trail, Suite 400, Raleigh, North Carolina 27606.

         SIXTH:            The number of Directors of the Corporation may be
specified by the By-laws. The number of Directors constituting the instant Board of Directors shall be two (2), and the names and mailing addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until the successors are elected and qualify are:

                  Name                       Address

                  Ian Williams               3403 NW 55th Street
                                             Building 10
                                             Fort Lauderdale, FL 33309

                  Daniel O'Connell           5133 NW 93 Doral Way
                                             Miami, FL 33178

         SEVENTH:          In furtherance and not in limitation of the powers
conferred by statute but subject to any limitations contained in any Certificate of Designation, the board of directors is expressly authorized:

         (a) to adopt, amend or repeal the By-Laws of the Corporation in such manner and subject to such limitations, if any, as shall be set forth in the By-Laws;

         (b) to allot and authorize the issuance of the authorized but unissued shares of the Corporation, including the declaration of dividends payable in shares of any class to stockholders of any class;

         (c) (i) with respect to the authorized shares of Preferred Stock, the board of directors is expressly authorized, from time to time, (1) to fix the number of shares of one or more series thereof; (2) to determine the designation of any such series; (3) to determine or alter, without limitation or restriction, the right, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the Delaware Statute; and (4) within the limits or restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares then outstanding) the number of shares of any such series of such class subsequent to the issue of shares of that series,
(5) to determine and fix such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series or Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to any other series of Preferred Stock.

         The amendment of the terms of any certificate of designation of any series of the Corporation's Preferred Stock of which shares are outstanding shall require only (i) that the Corporation's board of directors adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the holders of such series of Preferred Stock for consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of stockholders by the holders of such series of Preferred Stock (in either event, subject to the ability of such holders to act by written consent in lieu of voting at a meeting), and (ii) that the holders of sixty-six and two thirds percent (66 2/3%) (or such greater number as may be required by the certificate of designations of such series) of the outstanding shares of such series of Preferred Stock have voted in favor of the amendment. Except for holders of a series of Preferred Stock the terms of which are being amended, no holder of Common Stock and no holder of any series of Preferred Stock shall be entitled to vote upon such amendment unless the rights of such holders would be adversely affected by such amendment or such vote shall otherwise be required by law or by any certificate of designation of any series of Preferred Stock.

         (d) With respect to Common Stock, (1) Voting. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote. In any election of directors, no holder of shares of Common Stock shall be entitled to cumulate his or her votes by giving one candidate more than one vote per share.

         (2) Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other. In the event any dividend is paid on all shares of Common Stock, the same dividend shall be paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders.

         (d) to exercise all of the powers of the Corporation, insofar as the same may lawfully be vested by this certificate in the board of directors.

         EIGHTH:           That thereafter by a written consent of the requisite
stockholders of the Corporation any amendment was approved and adopted by the stockholders of the Corporation.

         NINTH:            That any said amendment was duly adopted in
accordance with the provision of Section 242 of the General corporation Law of the State of Delaware.

         TENTH:            If the Corporation has outstanding Preferred Stock
which is then in default on its obligations to pay dividends thereon or to redeem such Preferred Stock, the primary duty of the directors of the Corporation shall be to cause the Corporation to take such actions as may be necessary in order to pay such dividends and make such redemption.

         ELEVENTH:         No director shall be personally liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this paragraph ELEVENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

         The Board of Directors of the Corporation has, by unanimous written consent, authorized the filing of this Amended and Restated Certificate of Incorporation in compliance with Section 241(b) of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of October, 1995.


                                    ------------------------------
                                        Ian Williams, President

                                 EXHIBIT 1.1(b)

                       FORM OF CERTIFICATE OF DESIGNATION

                               PARK `N VIEW, INC.

                       CERTIFICATE OF DESIGNATION RELATING
                      TO THE SERIES A PREFERRED STOCK WITH
                          A PAR VALUE OF $.01 PER SHARE
                              OF PARK `N VIEW, INC.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

         Park `N View, Inc., a Delaware corporation (the "Corporation"), hereby certifies that pursuant to the authority contained in Article Fourth of the Corporation's Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), the following resolution was duly adopted by the Board of Directors of the Corporation, by the unanimous written consent of directors pursuant to Section 141(f) of the DGCL, creating a series of its Preferred Stock designated as Series A Preferred Stock:

         RESOLVED, that there is hereby created and the Corporation be, and it hereby is, authorized to issue 140,010 shares of a series of its Preferred Stock designated Series A Preferred Stock (the "Series A Stock") to have the powers, preferences and rights and the qualifications, limitations or restrictions thereof hereinafter set forth in this resolution:

         1. Preference. The preferences of each share of Series A Stock with respect to distributions of the Corporation's assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be equal to the preferences of every other share of Series A Stock from time to time outstanding in every respect and prior in right to such preferences of all other equity Securities of the Corporation, whether now or hereafter authorized.

         2. Voting Rights. Except as otherwise expressly provided herein, in the Certificate of Incorporation or the By-laws of the corporation or by law, the Holders of Series A Stock, by virtue of their ownership thereof, shall be entitled to one vote for each share of Series A Stock and shall vote as a separate class for any merger, consolidation, sale of assets or creation of any class or series equal to or superior to the Series A Stock, upon the failure of the Corporation to redeem the Series A Stock in accordance with Section 5(a) hereof. The Holders of at least 66.6% of the shares of the then outstanding Series A Stock voting as a separate class shall be entitled to elect a majority of the total number of directors then constituting the Board and the balance of the directors then constituting the Board may be elected by the Holders of Common voting as a separate class. So long as Holders of Series A Stock are entitled to elect a majority of the Board, the Corporation's directors shall have the primary duty to take such actions as are necessary to pay to Holders of Series A Stock their accrued dividends (and interest thereon) and Series A Stock value.

         U3.      Liquidation Rights. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, at any time when any Series A Stock shall be outstanding, each then outstanding share of Series A Stock shall entitle the Holder thereof to a preference against the Assets of the corporation available for distribution to the Holders of the Corporation's equity securities equal to the Series A Stock Value plus an amount equal to all unpaid dividends (including, without limitation, all accrued and unpaid interest thereon and the Deferred Dividends, calculated in accordance with Section 4(B) hereof) accrued on such share to the date of payment. If, upon any such liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributed among the Holders of Series A Stock shall be insufficient to pay in full the aggregate preferential amounts on all of the then outstanding shares of the Series A Stock, then such assets, or the proceeds thereof, shall be distributed among such Holders equally and ratably in proportion to the full liquidation preferences to which each such Holder is entitled. After such payment shall have been made in full to the Holders of the outstanding Series A Stock, or funds necessary for such payment shall have been set aside in trust for the account of the Holders of Series A Stock so as to be, and continue to be, available therefor, the Holders of Series A Stock shall be entitled to no further participation in such distribution of assets of the Corporation. The consolidation or merger of the Corporation into or with any corporation or corporations (other than a merger with another corporation in which the Corporation is the surviving corporation and which does not result in any reclassification or change -- other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination -- of outstanding shares of the Corporation's Stock of any class or series, whether now or hereafter authorized), or the sale or transfer by the Corporation of all or substantially all of its assets otherwise than to an Affiliate of the Corporation, or a Change-in-Control Transaction shall be deemed to be a liquidation.

         All of the preferential amounts to be paid to the Holders of Series A Stock as provided in this Section 3 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Assets of the Corporation to, the Holders of any other equity securities of the Corporation, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

         4.       Dividends.

                  (a) Accrual of Dividends. Commencing with the first anniversary of the Initial Closing pursuant to and as defined in the Purchase Agreements, the Holders of Series A Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, cumulative dividends payable quarterly on March 15, June 15, September 15 and December 15 of each year (each of such dates being a "Dividend Payment

Date") in cash or in kind at a rate of 7% per annum, computed on the basis of the Series A Stock Value. Such dividends shall be Series A Stock with respect to each share of Series A Stock, from the later of the first anniversary of the Initial Closing pursuant to and as defined in the Purchase Agreements and the date of issuance of such share, and shall accrue until paid, whether or not earned, whether or not declared by the Board and whether or not there are funds legally available therefor on the date such dividends are payable. Dividends not declared and paid on any Dividend Payment Date shall accrue dividends thereon at the rate of 7% per annum until such dividends are declared and paid in full.

                  (b) Payment of Dividends. Dividends shall be payable at the Corporation's option in cash or in kind to each Holder of Series A Stock in quarterly installments on March 31, June 30, September 30, and December 31, in each year commencing on March 31, 1996 (each a "Regular Dividend Payment Date"), as declared by the Board out of funds legally available therefor. Dividends paid in cash on the shares of Series A Stock in an amount less than the total amount of such dividends shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of a dividend or distribution declared thereon, which record date shall not be more than 30 days prior to the date fixed for the payment thereof.

                  (c) Limitation on Certain Distributions. Without the written consent of the Holders of at least 66.6% of the then outstanding Series A Stock, the Corporation shall not declare or pay any cash dividend on, or redeem or repurchase or make any other cash distribution in respect of any other equity Securities of the Corporation, unless at the time of such declaration, payment or distribution the Corporation shall have paid all dividends on the Series A Stock accrued through the most recent Regular Dividend Payment Date preceding the date of such payment or distribution.

         5.       Redemption.

                  (a) Mandatory Redemption. The Corporation shall redeem all of the issued and outstanding shares of Series A Stock at the earlier to occur of (a) the fifth anniversary of the Initial Closing Date, as defined in the Purchase Agreements, or (b) upon any involuntary or voluntary liquidation, dissolution or winding up of the Corporation (including the sale of all or substantially all of the Corporation's Assets or the acquisition of the Corporation by a third party by means of a merger or consolidation resulting in the exchange of the outstanding securities of the Corporation for securities or other consideration issued by the acquirer) for cash at a redemption price per share equal to the Series A Stock Value plus an amount equal to all unpaid dividends accrued thereon to the date of redemption.

                  (b) Redemption Upon an Initial Public Offering. Upon the closing of an underwritten public offering of Common Stock by means of a registration statement filed by the Corporation under the Securities Act of 1933, as amended, which offering does not exclusively relate to securities under an employee stock option, bonus or other compensation plan, and yielding proceeds to the Corporation of not less than $15,000,000 million (net of underwriting discounts and other expenses and including proceeds received by the Corporation upon exercise of any over-allotment option by underwriters), the Corporation shall redeem, for cash, all of the then outstanding shares of Series A Stock at a redemption price per share equal to the Series A Stock Value plus an amount equal to all unpaid dividends accrued thereon to the date of redemption.

                  (c)      Optional Redemption.

                           (i)      Upon (i) the occurrence of an Event of
Non-Compliance specified in any of clauses (i), (ii) or (iii) of the Definition thereof set forth in Section 7 hereof, which remains uncured for 30 days, or
(ii) the occurrence of an Event of NonCompliance specified in any of clauses
(vi) or (vii) of the Definition thereof set forth in Section 7 hereof, the Holders of at least 66.6% of the then outstanding shares of Series A Stock by written notice, delivered by hand or by first-class, certified or overnight mail, postage prepaid, or by telecopier to the Corporation may compel the Corporation to redeem, for cash, all of the then outstanding shares of Series A Stock. Upon receipt of such notice, the Corporation shall redeem all of the then outstanding shares of Series A Stock at a redemption price per share equal to the Series A Stock Value plus an amount equal to all unpaid dividends (and interest thereon) accrued thereon to the date of redemption.

                           (ii)     The Corporation shall have the option of
redeeming shares of Series A Stock at any time after the date of issuance of such Series A Stock at a redemption price per share equal to the Series A Stock Value plus an amount equal to all unpaid dividends (and interest thereon) accrued thereon to the date of redemption.

                  (d)      Availability of Funds for Redemption.

                  Notwithstanding anything in this Section 5 to the contrary, if the Corporation has insufficient funds legally available on the redemption date to redeem shares of Series A Stock pursuant to this Section 5, then funds to the extent legally available shall be used to redeem such shares, in which case the shares shall be redeemed pro rata from each holder thereof. At any time thereafter when additional funds of the Corporation are legally available for the redemption of the unredeemed shares of Series A Stock, such funds shall be immediately used to redeem such shares.

         6. Protective Provisions. So long as any shares of Series A Stock shall be outstanding, the Corporation shall not, without the approval by the vote or written consent of the Holders of at least 66.6% (or more if required by law) of the then outstanding shares of Series A Stock:

                  (a) Amend, waive or repeal any provisions of, or add any provision to, (i) this Certificate of Designation or (ii) any provision of the Corporation's Certificate of Incorporation or any other certificate of designation filed with the Secretary of State of Delaware by the Corporation with respect to its preferred stock;

                  (b) Amend, waive or repeal any provisions of, or add any provision to, the Corporations By-Laws;

                  (c) Authorize, create, issue or sell any shares of Equivalent Stock or Superior Stock; except as authorized in the Certificate of Designation

                  (d) Issue any shares of Series A Stock other than pursuant to the Purchase Agreements or upon transfers of outstanding shares of Series A Stock;

                  (e) Enter into any agreement, indenture or other instrument which contains any provisions restricting the Corporation's obligation to pay dividends on or make redemptions of the Series A Stock in accordance with Sections 4 and 5 hereof;

                  (f) Consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it;

                  (g) Sell, lease, encumber, transfer, liquidate or otherwise dispose of, in one transaction or a series of related transactions, all or substantially all of the Assets of the Corporation; or

                  (h)      Dissolve the Corporation.

         7. Definitions. As used in this Certificate of Designation, the following terms have the following meanings:

         "Affiliate" shall mean any entity controlling, controlled by or under common control with another entity. For the purposes of this definition, "control" shall have the meaning presently specified for that word in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act.

         "Assets" shall mean an interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible.

         "Board" shall mean the Board of Directors of the Corporation.

         "Change-in-Control Transaction" means any transaction or series of related transactions, whether involving the Corporation, the Holders of any class or series of its Stock other than Series A Stock (whether now or hereafter authorized), or both, resulting in any Person or group of Persons acting in concert who were not theretofore the Holder or Holders of Voting Securities enabling the Holder or Holders thereof to cast more than a majority of the votes which may be cast for the election of directors becoming the Holder or Holders of at least such amount of Voting Securities (for such purpose, treating instruments or Securities issued in such transaction which are convertible into or exchangeable or exercisable for Voting Securities as being so converted, exchanged or exercised upon issuance, regardless of the terms thereof).

         "Common Stock" shall mean the Corporation's Common Stock, par value $.001 per share, and any stock into which such stock may hereafter be changed.

         "Definition" shall mean the definition of "Event of Non-Compliance" hereunder.

         "Equivalent Stock" shall mean any shares of any class or series of Stock of the Corporation having any preference or priority as to dividends or Assets on a parity with any such preference or priority of the Series A Stock and no preference or priority as to dividends or Assets superior to any such preference or priority of the Series A Stock and any instrument or Security convertible into or exchangeable for Equivalent Stock. Without limiting the generality of the foregoing, a dividend rate, mandatory or optional sinking fund payment amounts or schedules or optional redemption provisions, the existence of a conversion right or the existence of a liquidation preference of up to 100% of the original issue price plus unpaid accrued dividends plus a premium of up to the dividend rate or up to the percentage of the equity of the Corporation represented by such Stock, with respect to any class or series of Stock, differing from that of the Series A Stock, shall not prevent such class of Stock from being Equivalent Stock.

         "Event of Non-Compliance" shall mean any of the following:

                  (i) Any failure by the Corporation to declare and pay in cash or in kind any dividend on the payment due dates and in the amounts provided pursuant to Section 4 hereof, if such failure shall continue for a period of five days from the payment due date;

                  (ii) Any failure by the Corporation to satisfy its redemption obligations pursuant to Section 5 hereof if any such failure shall continue for a period of five days from the appropriate redemption date;

                  (iii) Any failure by the Corporation to comply with the provisions of Sections 4(c) or 6 hereof;

                  (iv) If any representation or warranty made by the Corporation in the Purchase Agreements is or shall be untrue in any material respect at the time it was made, if such representation or warranty remains untrue after 10 days' written notice, with such notice delivered by hand or by first-class, certified or overnight mail, postage prepaid, or by telecopier, from any Holder of Series A Stock;

                  (v) Any material failure by the Corporation to comply with, or any material breach by the Corporation of, any of the covenants, agreements or obligations of the Corporation contained in the Purchase Agreements which continues for a period of 10 days after written notice, with such notice delivered by hand or by first-class, certified or overnight mail, postage prepaid, or by telecopier, from any Holder of Series A Stock;

                  (vi) Default by the Corporation in the performance or observance of any obligation or condition with respect to any Indebtedness of the Company; if the effect of such default is to accelerate the maturity of such Indebtedness or cause such Indebtedness to be prepaid, purchased or redeemed or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity or to cause such Indebtedness to be prepaid, purchased or redeemed or to realize upon any collateral or security for such Indebtedness, unless such default shall have been waived by the appropriate Person; and

                  (vii)    If the Corporation shall:

                           (a)      become insolvent or generally fail to pay,
or admits in writing its inability to pay, its debts as they become due;

                           (b)      apply for, consent to, or acquiesce in, the
appointment of a trustee, receiver, sequestrator or other custodian for the Corporation or any property thereof, or make a general assignment for the benefit of creditors (any of which shall be referred to herein as a "Receiver");

                           (c)      in the absence of such application, consent
or acquiescence, permit or suffer to exist the appointment of a Receiver, and such Receiver shall not be discharged within 60 calendar days;

                           (d)      commit any act of bankruptcy, permit or
suffer to exist the commencement of any bankruptcy reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding in respect of the Corporation, and, if any such case or proceeding is not commenced by the Corporation, such case or proceeding shall be consented to or acquiesced in by the Corporation, or shall result in the entry of an order for relief and shall remain for 30 calendar days undismissed; or

                           (e)      take any corporate or other action
authorizing, or in furtherance of, any of the foregoing.

         "Funded Debt" of any corporation shall mean all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof.

         "Holders" shall mean the Persons who shall, from time to time, own of record, or beneficially, any Security. The term "Holder" shall mean one of the Holders.

         "Indebtedness" of any corporation shall mean the principal of (and premium, if any) and unpaid interest on:

                  (i)      indebtedness which is for money borrowed from others;

                  (ii) indebtedness guaranteed, directly or indirectly, in any manner by such corporation, or in effect guaranteed, directly or indirectly, by such corporation through an agreement, contingent or otherwise, to supply funds to or in any manner invest in the debtor or to purchase indebtedness, or to purchase Assets or services primarily for the purpose of enabling the debtor to make payment of the indebtedness or of assuring the owner of the indebtedness against loss;

                  (iii) all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrance upon Assets owned by such corporation, even if such corporation has not in any manner become liable for the payment of such indebtedness;

                  (iv) all indebtedness of such corporation created or arising under any conditional sale, lease or other title retention agreement with respect to Assets acquired by such corporation even though the rights and remedies of the seller, lessor or lender under such agreement or lease in the event of default are limited to repossession or sale of such Assets and provided that obligations for the payment of rent under a lease of premises from which the business of such corporation will be conducted shall not constitute indebtedness; and

                  (v) renewals, extensions and refunding of any such indebtedness.

         "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government organization or an agency or political subdivision thereof.

         "Purchase Agreements" shall mean those certain purchase agreements, dated as of October ___, 1995, between the Corporation and each of the Investors, as defined therein, providing for the purchase and sale of Subordinated Notes, Series A Stock and Common Stock.

         "Securities" shall mean any debt or equity securities of the Corporation, whether now or hereafter authorized, and any instrument convertible into or exchangeable for Securities or a Security. The term "Security" shall mean one of the Securities.

         "Securities Act" shall mean the Securities Act of 1933, as amended prior to or after the date hereof, or any federal statute or statutes which shall be enacted to take the place of such Act together with all rules and regulations promulgated thereunder.

         "Securities and Exchange Commission" shall mean the United States Securities and Exchange Commission or any successor to the functions of such agency.

         "Series A Stock Value" shall mean $10.00 per share of Series A Stock.

         "Stock" shall include any and all shares, interests or other equivalents (however designated) of, or participations in, corporate stock.

         "Subordinated Notes" shall mean the $1,000 subordinated promissory with an 8% coupon purchasable pursuant to the Purchase Agreements.

         "Superior Stock" shall mean any shares of any class or series of Stock of the Corporation having any preference or priority as to dividends or Asset superior to any such preference or priority of the Series A Stock and any instrument or security convertible into or exchangeable for Superior Stock.

         "Voting Securities," as applied to the securities of any corporation, shall mean securities of any class or classes (however designated) having ordinary voting power for the election of a member of the Board of Directors (or other governing body) of such corporation, other than securities having such power only by reason of the happening of a contingency.

         IN WITNESS WHEREOF, Park `N View, Inc. has caused this Certificate to be duly executed this ______ day of October, 1995.

                                    PARK `N VIEW, INC.

                                    By:
                                         -----------------------------
                                         President

Attest:


---------------------------
Secretary

                                 EXHIBIT 1.1(c)

PARK `N VIEW, INC.

                              8% Subordinated Note
                              Due November 1, 2000



                                             $_______
                                             New York, New York
                                             __________, 199_

                  THIS NOTE (THE "NOTE") HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION OF THIS NOTE OR ANY INTEREST HEREIN MAY BE MADE OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM. PARK `N VIEW, INC. MAY REQUEST AS A CONDITION TO ANY SUCH TRANSACTION A SATISFACTORY OPINION OF COUNSEL THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION DOES NOT REQUIRE REGISTRATION UNDER THE ACT.



                  PARK `N VIEW, INC., a Delaware corporation (the "Issuer"), for value received, hereby promises to pay to _______________ (the "Holder") the principal amount of ____________ Dollars ($_____).

                  This Note is one of a duly authorized issue of notes issued pursuant to or in connection with a Securities Purchase Agreement ("Agreement") by and among the Issuer, the Holder and certain other parties (collectively, the "Notes;" such term also to include any Notes which may be issued in exchange therefor or in replacement thereof).

                  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Securities Purchase Agreement.

1. Principal. The Issuer will pay to Holder the principal sum of ____________ Dollars ($_____), plus all unpaid and accrued interest thereon on the earlier to occur of (i) November 1, 2000; (ii) an Event of Default which is not cured or waived as provided herein.

2. Interest. Interest on the outstanding principal amount of this Note shall accrue from the date hereof at the rate of eight percent (8%) per annum, computed on the basis of a 360-day year, and compounded semi-annually. Interest shall become due and payable semi-annually, on June 30 and December 31 each year (each, an "Interest Payment Date"), commencing on

_________, 199_. The Issuer may elect to defer the payment of interest until the principal of this Note shall become due and payable. Interest so deferred shall bear interest at the rate of 8% per annum until fully paid.

3.       Replacement or Exchange of this Note.

                  3.1 Replacement. Upon receipt by the Issuer of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Issuer of all reasonable expenses incidental thereto, and upon surrender for cancellation of this Note, if mutilated, the Issuer will make and deliver a new Note of like terms, in lieu of this Note. Any Note made and delivered in accordance with the provisions of this Section 3.1 shall be dated the date hereof.

                  3.2 Exchange. Except as otherwise provided herein, in the event that the Issuer has merged with, liquidated into, sold substantially all of its assets to or combined with, another company, the surviving entity will, at the request of the Holder, exchange this Note for a new instrument with the same terms and covenants, having substituted said surviving entity for the Issuer, executed by such surviving entity and in which the surviving entity assumes all the Issuer's rights and obligations hereunder.

4.       Prepayment.

                  4.1 Mandatory Prepayment. The Issuer may prepay the outstanding principal amount of this Note plus accrued and unpaid Interest thereon upon the registration of Stock of the Issuer under the Securities Act of 1933, as amended (the "Act") being declared effective by the Securities and Exchange Commission.

                  4.2 Optional Prepayment. The Issuer may, at its option, prepay this Note in full at any time upon five (5) days prior written notice. Any payment received shall first be applied to the payment of any accrued but unpaid interest and then to prepayment.

5.       Subordination.

                  5.1 Subordination to Senior Indebtedness. The payment of the principal of and interest on this Note is expressly subordinated to the payment in full of all amounts payable on, under or in connection with Senior Indebtedness, as hereinafter defined, to the extent set forth in this Article 5. The term "Senior Indebtedness" shall mean all present and future Indebtedness (as hereinafter defined) of the Issuer and its subsidiaries that is not by its terms expressly subordinated to the Notes. The term "Indebtedness" means, (i) the principal of or premium (if any) in respect of all indebtedness for money borrowed and indebtedness evidenced by securities, debentures, bond or other similar instruments (including purchase money obligations) for payment, and (ii) all capital lease obligations, provided, however, that "Indebtedness" shall not include any obligations to any subsidiary or affiliate of the Issuer or any affiliate of any officer, director or 10% shareholder of the Issuer.

                  5.2 Priority of Senior Indebtedness of Default. No payment with respect to this Note shall be made by the Issuer or received by the Holder if there is outstanding at the time such payment is to be made any Senior Indebtedness and there exists at such time, or immediately after giving effect to such payment there would exist, any default in the payment of principal of, or any premium or interest on, any Senior Indebtedness or any other event of default under the terms of any Senior Indebtedness then outstanding, which default has not been waived or cured prior thereto; provided, however, that the Issuer shall resume payments with respect to this Note on the six-month anniversary of the date that notice of such default with respect to Senior Indebtedness is first received by the Issuer if (i) the default is not the subject of judicial proceedings and (ii) the maturity of the Senior Indebtedness for which the default relates has not been accelerated.

                  5.3 Priority of Senior Indebtedness on Liquidation. Upon any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Issuer, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due in respect of any and all Senior Indebtedness shall first be paid in full and payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to which the Holder would be entitled shall be paid to the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holders of Senior Indebtedness or on such other basis as the holders of Senior Indebtedness or a court of competent jurisdiction shall direct) to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or from the holders of Senior Indebtedness, before any payment or distribution is made to the Holder.

                  5.4 Duties of Holder to Holders of Senior Indebtedness. In the event that any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Holder, in violation of Section 5.2 or Section 5.3, such payment or distribution shall be (and shall be deemed to be) held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness for application to the payment of all Senior Indebtedness remaining unpaid (pro rata to each holder on the basis of the amount of Senior Indebtedness held by such holder or on such other basis as the holders of Senior Indebtedness or a court of competent jurisdiction shall direct) to the extent necessary to pay all such Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

                  5.5 Enforcement by Holders of Senior Indebtedness. The provisions of Sections 5.2, 5.3 and 5.4 shall be for the benefit of the holders of Senior Indebtedness and may be enforced directly by such holders against the Holder without the necessity of joining the Issuer as a party.

                  5.6 Subrogation. After all Senior Indebtedness is paid in full, or a sum of money sufficient for the payment thereof shall have been set aside for payment, and until this Note is paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Issuer applicable to the Senior Indebtedness to the extent that payments or distributions otherwise payable to the Holder have been applied to the payment of Senior Indebtedness.

                  5.7 Subordination Unimpaired. It is understood that the provisions of this Article 5 are intended solely for the purpose of defining the relative rights of the Holder on the one hand and the rights of holders of Senior Indebtedness on the other, and nothing contained herein, including, without limitation, any act or failure to act by the Issuer or the failure of the Issuer to comply with the terms of the Notes, is intended to or shall impair the right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes.

                  5.8 Subordination Agreements. In the event the Company determines it reasonably necessary to incur Indebtedness and upon obtaining the approval of a majority of the Holders, each Holder agrees to execute a subordination agreement in favor of the holders of Senior Indebtedness.

6. Event of Default. (a) For purposes of this Note, an "Event of Default" shall mean the occurrence of one or more of the following events:

                           (i)      if the Issuer shall default in the payment
of the principal or interest of this Note when due at maturity, upon acceleration, redemption or otherwise.

                           (ii)     (A) the Issuer, pursuant to or within the
meaning of title 11, U.S. Code or any similar applicable federal or state law for the relief of debtors ("Bankruptcy Law"): (1) commences a voluntary case,
(2) consents to the entry of an order for relief against it in an involuntary case, (3) consents to the appointment of a Custodian of it or for all or substantially all of its property, (4) makes a general assignment for the benefit of its creditors or (5) generally is unable to pay its debts as the same become due; or (B) a court of competent jurisdiction enters an order or decree under Bankruptcy Law that: (1) is for relief against the Issuer in an involuntary case, (2) appoints a receiver, trustee, assignee, liquidator or similar official ("Custodian") of the Issuer or (3) orders the liquidation of the Issuer and the order or decree remains unstayed and in effect for sixty (60) days; or

                           (iii)    the Issuer shall voluntarily or
involuntarily liquidate, dissolve or wind up, which shall include the sale of all or substantially all of the Issuer's assets or the acquisition of the Issuer by a third party by means of a merger or consolidation resulting in the exchange of the outstanding shares of Stock of the Issuer for securities or consideration by the third party acquirer;

then and in each and every case, the Holder may declare the entire principal amount of this Note outstanding and the interest accrued thereon to be due and payable and, upon such declaration, such amount shall be immediately due and payable.

7. Investment Representations and Restrictions on Transfer. The Holder, by acceptance hereof, confirms such Holder's representations to and agreements with the Issuer as follows:

                  (a) The Holder is acquiring this Note solely for the purpose of investment and not with a view to the distribution thereof. The Holder acknowledges that this Note will not be registered under Act and the acquisition of this Note by the Holder will not be registered under the Act. Therefore, the Holder acknowledges that this Note may not be transferred, sold, hypothecated or otherwise disposed of except pursuant to the registration provisions of the Act or pursuant to an applicable exemption therefrom and subject to state securities laws, as applicable.

                  (b) The Holder acknowledges that this Note involves a great deal of risk and that there is no existing or other market for the Notes. The Holder is able to (i) bear the economic risk of the investment in the debt of the Issuer, (ii) afford a complete loss of such investment and (iii) hold this Note indefinitely. In reaching an informed decision to invest in the Issuer, the Holder has obtained sufficient information to evaluate the merits and risks of an investment in the capital stock of the Issuer.

                  (c) The Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Act.

                  (d) Each Note shall bear a legend in substantially the following form:

                  "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION OF THE NOTE OR ANY INTEREST HEREIN MAY BE MADE OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM. PARK `N VIEW, INC. MAY REQUEST AS A CONDITION TO ANY SUCH TRANSACTION A SATISFACTORY OPINION OF COUNSEL THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION DOES NOT REQUIRE REGISTRATION UNDER THE ACT."

                  (e) The Holder acknowledges that the Issuer and any transfer agent acting on its behalf may maintain appropriate "stop transfer" notations with respect to such Notes.

8.       Miscellaneous.

                  8.1 Notices. Any notice, demand, request, waiver, or other communication under this Note shall be in writing (including facsimile or similar writing) and shall be deemed to have been duly given (i) on the date of service if personally served, (ii) on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid or (iii) on the date sent if sent by facsimile, to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

                           If to the Holder, to:

                           Patricof & Co., Ventures, Inc.
                           445 Park Avenue
                           New York, New York 10022
                           Attention: Robert Chefitz

                           with a copy to:

                           Shereff, Friedman, Hoffman & Goodman, LLP
                           919 Third Avenue
                           New York, New York 10022
                           Attention: Morris Orens, Esq.

                           If to the Issuer, to:

                           Park `N View, Inc.
                           3403 N.W. 55th Street, Building 10
                           Fort Lauderdale, Florida 33309

                           with a copy to:

                           Petree Stockton, L.L.P.
                           410 Lake Boone Trail, Suite 400
                           Raleigh, North Carolina 27607
                           Attention: James O'Connell, Esq.

         8.2 Binding Effect; Assignment. This Note shall be binding upon and inure to the benefit of the Issuer and the Holder and their respective successors and assigns. This Note shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

         8.3 Amendment or Modification; Waiver. This Note may be amended or modified only by written agreement by the holders of at least a 66.6% of the then outstanding principal amount of the Notes, except that no amendment or modification of the maturity date or Articles 1, 2 and 6 hereof shall be binding on any Holder without the prior written consent of such Holder. Any of the parties hereto may extend the time for the performance of any of the obligations or other acts of any other party hereto, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or waive compliance with any of the covenants, agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by the party granting such waiver. Such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure. Any Holder of Notes may waive any of his or her rights hereunder without obtaining the consent of any other Holder of Notes.

         8.4 Severability. In the event that any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, in whole or in part, the validity of the remaining provisions shall not be affected and the remaining portion of any provision held to be invalid, illegal or unenforceable shall in no way be affected, prejudiced or disturbed thereby.

         8.5 Waiver of Presentment. The Issuer hereby waives presentment, protest, demand for payment and notice of default or nonpayment to or upon the Issuer with respect to this Note.

         8.6 Paying Agent. Initially, the Issuer will act as Paying Agent. The Issuer may appoint a substitute Paying Agent.

         8.7 Entire Agreement. This Note, the Notes, the Securities Purchase Agreement and the agreements referenced therein set forth the entire understanding and agreement of the parties with respect to their subject matter and supersede any and all prior understandings, negotiations or agreements among the parties hereto, both written and oral, with respect to such subject matter.

         8.8 Governing Law: Consent to Jurisdiction. This Note shall be construed in accordance with, and governed by, the internal laws of the State of Delaware as applied to contracts made and to be performed entirely within the State of Delaware. Any legal action, suit or proceeding arising out of or relating to this Note may be instituted in any state or federal court located within the County of New Castle, State of Delaware, and each party hereto agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Note or the subject matter hereof may not be enforced in or by such court. Each party hereto further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

         8.9 Gender and Number. Whenever used in this Note, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

         8.10 Headings of Subdivisions. Section headings contained in this Note are included for convenience only and shall not affect the interpretation of any provisions of this Note.

         IN WITNESS WHEREOF, the Issuer has duly caused this Note to be duly executed as of this ___ day of ______, 199_.

                                    PARK `N VIEW, INC.

                                    By:
                                         ------------------------------------
                                         Name:
                                         Title:

                                 EXHIBIT 1.2(D)

                                 FORM OF BY-LAWS

                                   BY-LAWS OF
                               PARK `N VIEW, INC.

                                    ARTICLE I

                                     OFFICES

         Section 1.1. Registered Office. The registered office of the Corporation within the State of Delaware shall be located at the principal place of business in said State of such corporation or individual acting as the Corporation's registered agent in Delaware.

         Section 1.2. Other Offices. The Corporation may also have offices and places of business at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 2.1. Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2.2. Annual Meetings. The annual meeting of stockholders for the election of directors shall be held at such time on such day, other than a legal holiday, as the Board of Directors in each such year determines. At the annual meeting, the stockholders entitled to vote for the election of directors shall elect a Board of Directors and transact such other business as may properly come before the meeting.

         Section 2.3. Special Meetings. Special meetings of stockholders, for any purpose or purposes, may be called by a member of the Board of Directors. Any such request shall state the purpose or purposes of the proposed meeting. At any special meeting of stockholders, only such business may be transacted as is related to the purpose or purposes set forth in the notice of such meeting.

         Section 2.4. Notice of Meetings. Written notice of every meeting of stockholders, stating the place, date and hour thereof and, in the case of a special meeting of stockholders, the purpose or purposes thereof and the person or persons by whom or at whose direction such meeting has been called and such notice is being issued, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Nothing herein contained shall preclude the stockholders from waiving notice as provided in Section 4.1 hereof.

         Section 2.5. Quorum. The holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote, represented in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of stockholders. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Notwithstanding the foregoing, if after any such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, or if the adjournment is for more than thirty (30) days, a notice of such adjourned meeting shall be given as provided in Section 2.4 of these By-Laws, but such notice may be waived as provided in Section 4.1 hereof.

         Section 2.6. Voting. At each meeting of stockholders, each holder of record of shares of stock entitled to vote shall be entitled to vote in person or by proxy, and each such holder shall be entitled to one vote for every share standing in his name on the books of the Corporation as of the record date fixed by the Board of Directors or prescribed by law and, if a quorum is present, a majority of the shares of such stock present or represented at any meeting of stockholders shall be the vote of the stockholders with respect to any item of business, unless otherwise provided by any applicable provision of law, by these By-Laws or by the Certificate of Incorporation.

         Section 2.7. Proxies. Every stockholder entitled to vote at a meeting or by consent without a meeting may authorize another person or persons to act for him by proxy. Each proxy shall be in writing executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be valid after the expiration of three (3) years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns except in those cases where an irrevocable proxy permitted by statute has been given.

         Section 2.8. Consents. Whenever a vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of statute, the Certificate of Incorporation or these By-Laws, the meeting, prior notice thereof and vote of stockholders may be dispensed with if the holders of all outstanding shares shall consent in writing to the taking of such action.

         Section 2.9. Stock Records. The Secretary or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order and showing the address of and the number and class and series, if any, of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be kept at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation and such other places as required by statute and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder at any time during the meeting.

                                   ARTICLE III

                                    DIRECTORS

         Section 3.1. Number. The number of directors of the Corporation which shall constitute the entire Board of Directors shall initially be fixed by the Incorporator and thereafter from time to time by a vote of a majority of the entire Board and shall be not less than one nor more than five. The first Board of Directors shall consist of five members. If a certificate of designation of a series of preferred stock provides that the number of directors shall be increased upon the occurrence of certain events, then the provisions of such certificate of designation shall supersede the provisions of these By-Laws.

         Section 3.2. Resignation and Removal. Any director may resign at any time upon notice of resignation to the Corporation. Any director may be removed at any time by vote of the stockholders then entitled to vote for the election of directors at a special meeting called for that purpose, either with or without cause, except that directors elected by a class vote of holders of preferred stock may only be removed by vote of the holders a majority of such preferred stock.

         Section 3.3. Newly Created Directorship and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason whatsoever shall be filled by vote of the Board. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by a vote of a majority of the directors then in office. Any director elected to fill a vacancy shall be elected until the next meeting of stockholders at which the election of directors is in the regular course of business, and until his successor has been elected and qualified.

         Section 3.4. Powers and Duties. Subject to the applicable provisions of law, these By-Laws or the Certificate of Incorporation, but in furtherance and not in limitation of any rights therein conferred, the Board of Directors shall have the control and management of the business and affairs of the Corporation and shall exercise all such powers of the Corporation and do all such lawful acts and things as may be exercised by the Corporation.

         Section 3.5. Place of Meetings. All meetings of the Board of Directors may be held either within or without the State of Delaware.

         Section 3.6. Annual Meetings. An annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order to legally constitute the meeting, provided a quorum shall be present, or the newly elected directors may meet at such time and place as shall be fixed by the written consent of all of such directors.

         Section 3.7. Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice or without notice, and at such time and at such place as shall from time to time be determined by the Board.

         Section 3.8. Special Meetings. Special meetings of the Board of Directors may be called by a majority of the Board of Directors. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 3.9. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary or an Assistant Secretary and shall state the place, date and time of the meeting. Notice of each such meeting shall be given orally or shall be mailed to each director at his residence or usual place of business. If notice of less than three (3) days is given, it shall be oral, whether by telephone or in person, or sent by special delivery mail or telegraph. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting. Nothing herein contained shall preclude the directors from waiving notice as provided in
Section 4.1 hereof.

         Section 3.10. Quorum and Voting. At all meetings of the Board of Directors a majority of the entire Board shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of directors, unless otherwise provided by any applicable provision of law, by these By-Laws, or by the Certificate of Incorporation. The act of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, unless otherwise provided by an applicable provision of law, by these By-Laws or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present.

         Section 3.11. Compensation. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

         Section 3.12. Books and Records. The directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside of the State of Delaware, at such place or places as they may from time to time determine.

         Section 3.13. Action without a Meeting. Any action required or permitted to be taken by the Board, or by a committee of the Board, may be taken without a meeting if all members of the Board or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Any such resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

         Section 3.14. Telephone Participation. Any one or more members of the Board, or any committee of the Board, may participate in a meeting of the Board or committee by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Section 3.15. Committees of the Board. The Board, by resolution adopted by a majority of the entire Board, may designate one or more committees, each consisting of one or more directors. The Board may designate one or more directors as alternate members of any such committee. Such alternate members may replace any absent member or members at any meeting of such committee. Each committee (including the members thereof) shall serve at the pleasure of the Board and shall keep minutes of its meetings and report the same to the Board.

Except as otherwise provided by law, each such committee, to the extent provided in the resolution establishing it, shall have and may exercise all the authority of the Board with respect to all matters. However, no such committee shall have power or authority to:

                  (a)      amend the Certificate of Incorporation;

                  (b)      adopt an agreement of merger or consolidation;

                  (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

                  (d) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

                  (e) amend these By-Laws; and unless expressly so provided by resolution of the Board, no such committee shall have power or authority to:

                           (1)      declare a dividend; or

                           (2) authorize the issuance of shares of the Corporation of any class.

                                   ARTICLE IV

                                     WAIVER

         Section 4.1. Waiver. Whenever a notice is required to be given by any provision of law, by these By-Laws, or by the Certificate of Incorporation, a waiver thereof in writing, whether before or after the time stated therein, shall be deemed equivalent to such notice. In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

                                    ARTICLE V

                                    OFFICERS

         Section 5.1. Executive Officers. The officers of the Corporation shall be a President or Chief Executive Officer, a Treasurer and a Secretary. Any person may hold two or more of such offices. The officers of the Corporation shall be elected annually (and from time to time by the Board of Directors, as vacancies occur), at the annual meeting of the Board of Directors following the meeting of stockholders at which the Board of Directors was elected.

         Section 5.2. Other Officers. The Board of Directors may appoint such other officers and agents, including a Chief Financial Officer, Vice President, Assistant Vice Presidents, Secretaries, Assistant Secretaries and Assistant Treasurers, as it shall at any time or from time to time deem necessary or advisable.

         Section 5.3. Authorities and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of business and affairs of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Board of Directors.

         Section 5.4. Tenure and Removal. The officers of the Corporation shall be elected or appointed to hold office until their respective successors are elected or appointed. All officers shall hold office at the pleasure of the Board of Directors, and any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors for cause or without cause at any regular or special meeting.

         Section 5.5. Vacancies. Any vacancy occurring in any office of the Corporation, whether because of death, resignation or removal, with or without cause, or any other reason, shall be filled by the Board of Directors.

         Section 5.6. Compensation. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors.

         Section 5.7. President. The President shall have general charge of the business and affairs of the Corporation and in the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and the directors. The President shall perform such other duties as are properly required of him by the Board of Directors.

         Section 5.8. Vice President. Each Vice President, if any, shall perform such duties as may from time to time be assigned to him by the Board of Directors.

         Section 5.9. Secretary. The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and shall record all proceedings taken at such meetings in a book to be kept for that purpose; he shall see that all notices of meetings of stockholders and meetings of the Board of Directors are duly given in accordance with the provisions of these By-Laws or as required by law; he shall be the custodian of the records and of the corporate seal or seals of the Corporation; he shall have authority to affix the corporate seal or seals to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed it may be attested by his signature; and in general, he shall perform all duties incident to the office of the Secretary of a corporation, and such other duties as the Board of Directors may from time to time prescribe.

         Section 5.10. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit, or cause to be deposited, in the name and to the credit of the Corporation, all moneys and valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the Board of Directors. He shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; he shall render to the President and to each member of the Board of Directors, whenever requested, an account of all of his transactions as Treasurer and of the financial condition of the Corporation; and in general, he shall perform all of the duties incident to the office of the Treasurer of a corporation, and such other duties as the Board of Directors may from time to time prescribe.

         Section 5.11. Other Officers. The Board of Directors may also elect or may delegate to the President the power to appoint such other officers as it may at any time or from time to time deem advisable, and any officers so elected or appointed shall have such authority and perform such duties as the Board of Directors or the President, if he shall have appointed them, may from time to time prescribe.

                                   ARTICLE VI

           PROVISIONS RELATING TO STOCK CERTIFICATES AND STOCKHOLDERS

         Section 6.1. Form and Signature. The shares of the Corporation shall be represented by a certificate signed by the President or any Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, and shall bear the seal of the Corporation or a facsimile thereof. Each certificate representing shares shall state upon its face (a) that the Corporation is formed under the laws of the State of Delaware, (b) the name of the person or persons to whom it is issued, (c) the number of shares which such certificate represents and (d) the par value, if any, of each share represented by such certificate.

         Section 6.2. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of stock, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

         Section 6.3. Transfer of Stock. Upon surrender to the Corporation or the appropriate transfer agent, if any, of the Corporation, of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and, in the event that the certificate refers to any agreement restricting transfer of the shares which it represents, proper evidence of compliance with such agreement, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation.

         Section 6.4. Lost Certificates, etc. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board may require the owner of such lost, mutilated, stolen or destroyed certificate, or his legal representatives, to make an affidavit of the fact and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate or the issuance of any such new certificate.

         Section 6.5. Record Date. For the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express written consent to any corporate action without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

         Section 6.6. Regulations. Except as otherwise provided by law, the Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient, concerning the issue, transfer and registration of certificates for the securities of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         Section 7.1. Dividends and Distributions. Dividends and other distributions upon or with respect to outstanding shares of stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, bonds, property, or in stock of the Corporation. The Board shall have full power and discretion, subject to the provisions of the Certificate of Incorporation or the terms of any other corporate document or instrument to determine what, if any, dividends or distributions shall be declared and paid or made.

         Section 7.2. Checks, etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as may from time to time be designated by the Board of Directors.

         Section 7.3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         Section 7.4. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         Section 7.5. General and Special Bank Accounts. The Board may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board from time to time. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

                                  ARTICLE VIII

            INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

         Section 8.1. Indemnification by Corporation. To the extent permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) the Corporation shall indemnify any person against any and all judgments, fines, and amounts paid in settling or otherwise disposing of actions or threatened actions, and expenses in connection therewith, incurred by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or of any other corporation of any type or kind, domestic or foreign, which he served in any capacity at the request of the Corporation. To the extent permitted by law, expenses so incurred by any such person in defending a civil or criminal action or proceeding shall at his request be paid by the Corporation in advance of the final disposition of such action or proceeding.

                                   ARTICLE IX

                             ADOPTION AND AMENDMENTS

         Section 9.1. Power to Amend. Subject to any limitation contained in any certificate of designation, these By-Laws may be amended or repealed and any new By-Laws may be adopted by the Board of Directors; provided that these By-Laws and any other By-Laws amended or adopted by the Board of Directors may be amended, may be reinstated, and new By-Laws may be adopted, by the stockholders of the Corporation entitled to vote at the time for the election of directors.

                                    EXHIBIT 3

         Exceptions to Article III Representations and Warranties of the
Company.

Section 3.1

         The Company is in the process of qualifying to do business in Arkansas and Florida, the only two jurisdictions in which the character of its Assets or the nature of its activities currently make such qualification necessary.

Section 3.3

         The Company and PNV have pledged their rights under certain contracts to APA Excelsior IV, L.P., and APA Excelsior IV Offshore, L.P.

Section 3.4

         The Company's outstanding liabilities are set forth on Schedule 1.2 of the Conveyance Agreement attached hereto as exhibit 3.3.

Section 3.5

         Noteholders of Arden Technologies, Inc. have asserted claims against PNV, Ian Williams and Monte Nathanson. PNV has provided the Investors with copies of all correspondence regarding these claims.

Section 3.20(b)

         The Company is indebted to Sam Hashman for the repayment of a $150,000 loan made to PNV on.

         Mr. Hashman has agreed to modify his loan and make a contribution to capital as provided in the attached agreement.

                                   EXHIBIT 3.2

                     Common Stock Held by Existing Investors

                                  See Exhibit B

                                                                     Exhibit 3.3

                List of Assets Transferred to the Company by PNV

           The Partnership shall transfer all of its Assets to the Corporation as of the Effective Date including, without limitation, all of the Assets listed below.

A. Equipment, Furniture, Fixtures and Software

All computer equipment

All furniture and fixtures

All software

All office equipment

All cable and telephone equipment relating to the installation and operation of the cable television and telephone system at the West Memphis, Arkansas test site.

All plans, sketches, maps, designs and other materials relating to the installation of telephone and cable television systems at truckstops.

All cable and telephone equipment currently in inventory or under purchase order.

All electrical, engineering, and testing equipment.


B. Leases, Contracts and Agreements

         1. That certain lease relating to real property located at 3403 NW 55th Street, Building #10, Ft. Lauderdale, Florida 33309.

         2. That certain license relating to office space located at 301 South Perimeter Park Drive, Suite 100, Nashville, Tennessee 37211.

         3. That certain Park 'N View Agreement dated May 27, 1994, by and among the Partnership and Memphis Gateway Travel Center, Inc.

         4. That certain Amended Cable Television and Telephone Service Agreement dated March 27, 1995 by and among the Partnership and National Auto/Truckstops, Inc.

         5. That certain Amended Cable Television and Telephone Service Agreement dated August 27, 1995 by and among the Partnership and Ambest.

                                   EXHIBIT 3.6

            List of all Contracts to which either PNV or the Company
                is a party or which are currently in negotiation

1. That certain lease relating to real property located at 3403 NW 55th Street, Building #10, Ft. Lauderdale, Florida 33309.

2. That certain license relating to office space located at 301 South Perimeter Park Drive. Suite 100, Nashville, Tennessee 37211.

3. That certain Park N' View Agreement dated May 27, 1994, by and between PNV and Memphis Gateway Travel Center, Inc.

4. That certain Amended Cable Television and Television and Telephone Service Agreement dated March 27, 1995 by and between PNV and National Auto/Truckstops, Inc.

5. That certain Amended Cable Television and Telephone Service Agreement dated August 27, 1995 by and between PNV and Ambest.

6. That certain Amended Cable Television and Telephone Service Agreement dated September 29, 1995 by and between the Company and Highway Service Ventures., Inc.

7. That certain Amended Cable Television and Telephone Service Agreement dated October 28, 1995 by and between Company and Travel Ports of America, Inc.

8. That certain Amended Cable Television and Telephone Service Agreement by and between the Company and Pilot Corporation under negotiation.

9. That certain Agreement between the Company and Aquity Marketing dated October 2, 1995.

                                 EXHIBIT 3.8(B)

                                      None

                                  EXHIBIT 3.12

                              Broker or Finder Fee

         The Company entered into an Agreement with Cancap Investments Limited pursuant to which the Company agreed to pay Cancap a finders fee as set forth in the attached letter agreement.

                                  EXHIBIT 3.21

                         Unaudited Financial Statements



                               Park `N View, Inc.

                        (A Development Stage Enterprise)

                Pro Forma Financial Statement - Income Tax Basis

                               September 30, 1995





























                   MUKAMAL, APPEL, FROMBERG & MARGOLIES, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS

                               Park `N View, Inc.

                        (A Development Stage Enterprise)

                                Table of Contents

                               September 30, 1995

================================================================================
Accountants' Compilation Report............................................1

Financial Statement:

Pro Forma Statement of Assets, Liabilities and Stockholders' Equity-
Income Tax Basis...........................................................2-3

Selected Note to Pro Forma Financial Statement.............................4

























                   MUKAMAL, APPEL, FROMBERG & MARGOLIES, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS

                   MUKAMAL, APPEL, FROMBERG & MARGOLIES, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS
                         One Biscayne Tower, Suite 3880
                          Two South Biscayne Boulevard
                              Miami, Florida 33131
                    Dade 305/530-0900 o Broward 305/765-0796
                              Telefax 305/530-1313

To the Board of Directors
Park `N View, Inc.
Ft. Lauderdale, Florida

We have compiled the accompanying pro forma statement of assets, liabilities and stockholders' equity of Park `N View, Inc. (a development stage enterprise) as of September 30, 1995 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. The financial statements have been prepared on the accounting basis used by the company for income tax purposes, which is a comprehensive basis of accounting other than generally accepted accounting principles.

A compilation is limited to the presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying pro forma statement of assets, liabilities and stockholders' equity and, accordingly, do not express an opinion or any other form of assurance on it.

Management has elected to omit substantially all of the disclosures and assumptions required by generally accepted accounting principles. If the omitted disclosures and assumptions were included in the pro forma financial statement, they might influence the user's conclusions about the company's financial position. Accordingly, this pro forma financial statement is not designed for those who are not informed about such matters.

-----------------------------------
Mukamal, Apel, Fromberg & Margolies, P.A.
Certified Public Accountants

Miami, Florida
October 26, 1994
                                     Page 1

                               Park `N View, Inc.
                        (A Development Stage Enterprise)
      Pro Forma Statement of Assets, Liabilities and Stockholders' Equity -
                                Income Tax Basis
                               September 30, 1995

                                     ASSETS


Current Assets:
     Cash and cash equivalents                                           $    33,938
     Cash received from investors                                            100,000
     Accounts receivable                                                       5,000
     Other receivables                                                           100
     Inventory                                                                   200
     Prepaid expenses                                                          7,000
                                                                         -----------
     Total current assets                                                                  148,238

Equipment and Leasehold improvements:
     Office Equipment                                                    $     3,829
     Communication equipment                                                 149,855
     Leasehold improvements                                                   28,244
     Other receivables                                                           100
     Inventory                                                                   200
     Prepaid expenses                                                          7,000
                                                                         -----------
         Total current assets                                                179,728
         Less:  accumulated depreciation and amortization                    (50,782)
                                                                         -----------
           Net equipment and leasehold improvements                                        128,948

Other Assets:
     Organization costs, net of accumulated amortization of $287                 733
     Start-up expenditures, net of accumulated amortization of $88,272       187,748
     Goodwill, net of accumulated amortization of $31,540                    530,171
     Capitalized costs of raising capital                                     36,157
                                                                         -----------
         Total current assets                                                              754,807
                                                                                       -----------
                                                                                       $ 1,029,991

see accountants' compilation report












                                     Page 2

                   MUKAMAL, APPEL, FROMBERG & MARGOLIES, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS

                               Park `N View, Inc.
                        (A Development Stage Enterprise)
      Pro Forma Statement of Assets, Liabilities and Stockholders' Equity -
                                Income Tax Basis
                               September 30, 1995

                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities:
     Accounts payable                                                $   73,534
     Accrued expenses                                                    18,874
     Line of credit - related party                                     150,000
     Loan payable - investors                                           100,000
                                                                     ----------
         Total current assets                                                        340,408

Stockholders' Equity:
     Capital stock, per value $0.001, 5,000,000 shares authorized,
        1,650,000 shares issued and outstanding                           1,650
     Additional paid in capital                                       1,340,607
     Deficit accumulated during the development stage                  (652,674)
                                                                     ----------
         Total stockholders' equity                                                  689,583
                                                                                  ----------
                                                                                  $1,029,991
                                                                                  ==========

see accountants' compilation report












                                     Page 3

                   MUKAMAL, APPEL, FROMBERG & MARGOLIES, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS

                               Park `N View, Inc.
                        (A Development Stage Enterprise)
                 Selected Note to Pro Forma Financial Statement
                               September 30, 1995

1.       PRO FORMA PRESENTATION/PARTNERSHIP TERMINATION

For purposes of this pro forma financial statement, all of the assets, liabilities and partners' capital of Park `N View, Ltd. (a development stage enterprise which is an operating partnership) have been recorded on the pro forma statement of assets, liabilities and stockholders' equity of Park `N View, Inc. as of September 30, 1995. The Partnership will terminate and transfer all of its assets, rights, contracts, intangibles and liabilities to the newly formed corporation in October 1995 in an anticipated "tax-free exchange". The assets and liabilities when transferred to the successor corporation may be valued on a fair market basis according to generally accepted accounting principles.

Certain related party loans have been recorded as specified in contracts which are expected to be consummated by investor entities. The entities loaned the newly formed corporation $100,000. This loan has been recorded on the pro forma September 30, 1995 statement of assets, liabilities and stockholders' equity - income tax basis of the company.









                                     Page 4

                   MUKAMAL, APPEL, FROMBERG & MARGOLIES, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS

                                 EXHIBIT 5.1(F)

                    FORM OF SECURITIES RESTRICTION AGREEMENT

                        SECURITIES RESTRICTION AGREEMENT

         SECURITIES RESTRICTION AGREEMENT ("Agreement") dated as of November 2, 1995, by and among PARK 'N VIEW, INC., a Delaware corporation (the "Company"), the Existing Investors as set forth on Exhibit A attached hereto and made a part hereof and the Investors as set forth on Exhibit B attached hereto and made a part hereof. The parties hereto other than the Company are referred to herein collectively as the "Securityholders" and each individually as a "Securityholder."

         Definitions. Terms initially capitalized but not otherwise defined herein shall have the meanings given such terms in the Stock Purchase Agreements, except for the following:

                  "Event of Option" shall mean the occurrence of any of the following:

                  (a) if any Securityholder shall: (i) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian or make a general assignment for the benefit of creditors for itself or any of its property, (any of which shall be referred to herein as a "Receiver"), or in the absence of such application, consent or acquiesce, permit or suffer to exist the appointment of a Receiver and such Receiver shall not be discharged within 60 calendar days; (ii) commit any act of bankruptcy or permit or suffer to exist the commencement of any bankruptcy reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding in respect of itself, and, if any such case or proceeding is not commenced by such Securityholder, if such case or proceeding shall be consented to or acquiesced in by such Securityholder, or shall result in the entry of an order for relief and shall remain undismissed for 30 days; or (iii) take any corporate or other action authorizing, or in furtherance of, any of the foregoing; or

                  (b) a writ of attachment, levy or other court order which prevents a Securityholder from exercising his, her or its voting and/or other rights in connection with all or a portion of his, her or its Stock in the Company shall be entered and shall remain undismissed for 30 days.

                  "Non-Participating Investor" shall mean a Holder of Securities that does not exercise its rights of first refusal under Section 3(a) of the Securityholders' Agreement in connection with a transaction in which other Holders of Securities purchase securities of the Company pursuant to such section and any nominee for or Affiliate of such Holder unless such failure to exercise its rights of first refusal under Section 3(a) of the Securityholders' Agreement is due to a Regulatory Problem, as defined therein.

                  "Prospective Purchaser" shall mean any person to whom a holder shall desire to sell shares of Common Stock and who shall be identified by such Securityholder to the Company and the Holders of Securities under the terms of Subsection (A) of Section I hereof.

                  "Securities" shall mean at any time, the shares of then outstanding Common Stock, Series A Preferred Stock and Subordinated Notes; provided, however, that Securities shall not be deemed to include any shares of Common Stock after such shares have been registered under the Securities Act and sold pursuant to such registration or any shares sold without registration under the Securities Act in compliance with Rule 144, or pursuant to any other exemption from registration under the Securities Act to a person who is free to resell such shares without registration under the Securities Act; and provided, further, that at any time subsequent to the closing of the Initial Public offering, Securities shall not include any shares which are eligible to be sold without registration under the Securities Act in compliance with subsection (k) of Rule 144.

                  "Sale" means the consolidation or merger of the Company into or with any corporation or corporations (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change -- other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination -- of outstanding shares of the Company's Stock of any class or series, whether now or hereafter authorized), or the sale or transfer by the Company of all or substantially all of its assets.

                  "Securities Purchase Agreements" shall mean those certain Securities Purchase Agreements dated as of hereof by and between the Company and each of the Investors, as defined therein.

                  "Subordinated Notes" shall mean the subordinated promissory notes, 8% coupon, sold pursuant to the Securities Purchase Agreements.

                  "Series A Preferred Stock" shall mean the $.01 par value Preferred Stock designated as Series A Preferred Stock pursuant to the Certificate of Designation referred to in the Securities Purchase Agreement.

1.      Right of First Refusal; Right of Co-Sale.

                  (A) Right of First Refusal. (1) Except in the event of a public offering, merger, consolidation, exchange of securities of the Company approved by the stockholders of the Company, in the event that a Securityholder desires to sell any or all of the shares of Common Stock owned by such Securityholder and receives a bona fide offer therefor (the "Selling Securityholder"), such Selling Securityholder shall so notify the Holders of Securities in writing. The notice to the Holders of Securities shall be delivered to them by hand, or by first-class, certified or overnight mail, postage prepaid, or by telecopier, to their respective addresses as shown on the books of the Company, which addresses shall be provided to the Selling

Securityholder by the Company. Each notice shall set forth the identity and mailing address of the prospective purchaser ("Prospective Purchaser"), the quantity and description of the Common Stock proposed to be sold, the price per share to be received therefor, the number of shares purchasable by each Holder of Securities as determined in accordance herewith and the address of the Selling Securityholder to which the Holders of Securities and/or the Company may send notices to such Selling Securityholder required hereunder. If the Selling Securityholder is also selling Series A Preferred Stock and/or Subordinated Notes, then in order to exercise its right of first refusal, Holders or the Company must purchase all Securities being sold.

                  The Selling Securityholder shall advise the Holders of Securities by providing them with written notice, whereupon each Holder of Securities shall be entitled, for a period of 20 days from the date of such notice, to purchase upon the terms set forth in such notice, that proportion of the Common Stock as such Securityholder's aggregate holding of Securities then bears to the aggregate holding of Common Stock held by all Holders of Securities exercising their right under this Subsection l(A)(1) (excluding all Securities held by Non-Participating Investors) by the tender of an official bank check or certified check for the appropriate amount to the Selling Securityholder, by first class, certified or overnight mail, postage prepaid, addressed to the Selling Securityholder at the address specified in the notice, within 30 days after being notified of the availability of such rights pursuant hereto. Within five days after the receipt of such official bank or certified check from the Company, the Selling Securityholder shall surrender to the Company, by hand delivery or by first class, certified or overnight mail, postage prepaid, addressed to the Company as aforesaid, the certificate or certificates representing the Common Stock sold in accordance herewith. If the certificate or certificates surrendered by the Selling Securityholder represent a greater number of shares of Common Stock than have been so sold, the Company shall promptly issue to the Selling Securityholder a new certificate representing the shares of Common Stock not so sold. Upon receipt by the Company of certificates representing the Common Stock sold in accordance herewith, the Company shall issue to each purchaser (or to the nominee of such purchaser) of such Common Stock a new certificate representing such shares.

                  (2) If any Holders of Securities eligible to exercise the right granted pursuant to Section (A)(1) of this Section 1 do not exercise such right, in whole, the Selling Securityholder shall advise the Holders of Securities who exercised their rights under Subsection (A)(1) of this Section 1 by providing them written notice, delivered by hand or by first-class, certified or overnight mail, postage prepaid or by telecopier, within 5 days after the earlier of (i) the expiration of the 20 day period specified in Subsection
(A)(1) above or (ii) the date the Selling Securityholder has determined the total number of shares of Common Stock being purchased pursuant to Subsection
(A)(1) of this Section 1. Each such Holder of Securities shall thereupon be entitled, for a period of 7 days from the date of such notice, to purchase some or all of the shares of Common Stock not otherwise purchased under Subsection
(A) (1) of this Section 1; provided, however, that to the extent that more than one such Holder desires to purchase shares of Common Stock exceeding that proportion as such purchaser's aggregate holding of Securities then bears to the aggregate holding of Securities then held by all Holders of

Securities which exercised their rights granted under Subsection (A)(1) of this
Section 1 ("Excess Securities"), the amount of such Excess Securities which each such Holder shall be entitled to purchase shall be reduced pro rata in accordance with that proportion as the number of shares of Securities of which such Holder is then the Holder bears to the total number of shares of Securities then held by all such Holders desiring to purchase Excess Securities pursuant to this Subsection (A)(2). The rights granted by this Subsection (A)(2) shall be exercisable, in whole or in part, in the manner described in Subsection (A)(1) of this Section 1.

                  (B) Right of Co-Sale. In the event that there are any shares of Common Stock not purchased by one or more of the Holders of Securities through the exercise of the rights granted in Subsection (A) of this Section 1, no transfer of any of such shares shall be made other than in compliance with this Subsection (B). The Selling Securityholder shall notify the Holders of Securities, in the manner described in Subsection (A) of this Section 1, of the number of shares of Common Stock remaining to be sold to the Prospective Purchaser, restating the price to be paid in exchange therefor and the terms of the proposed transaction. Such notice shall state the maximum number of shares of Common Stock which may be sold to the Prospective Purchaser by each Holder of Securities as determined in accordance herewith. With respect to any shares of Common Stock which were unsold, each Holder of Securities shall thereupon be entitled for a period of 20 days after the date of such notice to offer to sell to the Prospective Purchaser, for such price and upon such terms, that proportion (rounded to the nearest whole share) of the number of shares of Common Stock proposed to be sold as such Holder's aggregate holding of Securities then bears to the aggregate amount of Securities then held by all Holders of Securities exercising their rights of co-sale under this Subsection
(B). The rights granted to the Holders of Securities in this Subsection (B) may be exercised in whole or in part and shall be exercised by the tender, conditioned upon receipt of the consideration for the Common Stock sold hereunder, of the maximum number of shares of Common Stock the Holder thereof desires to sell, endorsed and in transferable form, free and clear of liens, claims, security interests and other encumbrances, to the Company, which shall act as agent for purposes of such sale. On the first business day following the date 20 days following the date of the first notice given to the Holders of Securities, the Company shall notify the Selling Securityholder, the Holders of Securities, and the Prospective Purchaser of the amount of Securities to be sold under this Subsection (B) of Section 1, the price to be paid for any shares of Common Stock and the price therefor. In such notice to the Prospective Purchaser, the Company shall direct the Prospective Purchaser to furnish to the Company, as agent, within 10 days of the date of such notice, the price of such tendered shares of Common Stock in the form of an official bank or certified check or checks in specified amounts. Promptly upon receipt of such check or checks, the Company shall (i) transmit each check (duly endorsed, if necessary) to the respective tendering Holder or Holders of Securities (ii) transfer the shares so purchased on the books of the Company into the name of the purchaser thereof, (iii) transmit certificates for such shares to the Prospective Purchaser thereof by first class or certified mail, (iv) transmit tendered shares not so purchased to the Holder thereof by first class or certified mail,
(v) notify the Holders of Securities in writing, delivered by hand or by first-class, certified or overnight mail, postage prepaid, or by telecopier, of such sale within 5 days following the completion thereof. In the event that, as to any tender of shares of Common Stock or by the Holders of Securities pursuant hereto, the entire purchase price for all shares of Common Stock duly tendered and eligible for sale under this Subsection (B) is not received from the Prospective Purchaser within the aforesaid 10-day period, the Company shall promptly (i) return to the Holders of Securities all the shares of Common Stock tendered by such Holders, delivered by hand or by first class, certified or overnight mail, postage prepaid, and (ii) notify the Selling Securityholder of the return of such shares of Common Stock . Any shares of Common Stock tendered by a Holder of Securities as aforesaid received by the Company more than 20 days following the date of the first notice given to the Holders of Securities pursuant to this Subsection (B) shall be ineligible for sale in accordance with such notice and the Company shall promptly return such shares of Common Stock to the tendering Holder, delivered by hand or by first class, certified or overnight mail. The balance of the number of shares of Common Stock to be sold to the Prospective Purchaser, after deduction of the number of shares of Common Stock properly tendered, if any, by one or more Holders of Securities in accordance herewith, except in the event of a public offering, merger, consolidation, exchange of securities of the Company approved by the stockholders of the Company, may be sold by the Selling Securityholder to the Prospective Purchaser, at the price and upon the terms set forth in the first notice given to the Holders of Securities pursuant to this Subsection (B), not less than 20 days nor more than 60 days following the expiration of the 20-day period during which Holders of Securities were entitled to exercise their rights of co-sale hereunder but only if the Prospective Purchaser has timely paid the purchase price for all shares properly tendered by such Holders and eligible for sale under this Subsection
(B).

                  (C) Non-Participating Investors. Notwithstanding the foregoing provisions of this Section 1, a Non-Participating Investor shall not be entitled to exercise any rights pursuant to Subsection (A) of this Section 1. However, a Non-Participating Investor may participate in a sale pursuant to Subsection (B) of this Section 1.

                  (D) Transfers to Affiliates. Notwithstanding anything in this
Section 1 to the contrary, any record owner of Common Stock purchased by a Securityholder pursuant to the Securities Purchase Agreements may from time to time transfer all or part of such record owner's Common Stock purchased pursuant to the Securities Purchase Agreements: (i) to a nominee identified in writing to the Company as being the nominee of or for such record owner, and any nominee of or for a beneficial owner of Common Stock purchased pursuant to the Securities Purchase Agreements identified in writing to the Company as being the nominee of or for such beneficial owner may from time to time transfer all or part of Common Stock purchased pursuant to the Securities Purchase Agreements registered in the name of such nominee but held as nominee on behalf of such Securityholder, to such Securityholder; (ii) an Affiliate of such Securityholder; or (iii) if such Securityholder is a partnership or the nominee of a partnership, to a partner, retired partner, or estate of a partner or retired partner, of such partnership, so long as such transfer is in accordance with the transferee's interest in such partnership and is without consideration; provided, however, that each such transferee shall remain subject to all restrictions on the transfer of Securities herein contained.

                  (E) Termination of Provisions of this Section 1. The rights granted and obligations imposed in this Section 1, shall terminate on the first date on which shares of Common Stock are sold in an Initial Public Offering, provided, however, that notwithstanding the foregoing provisions of this Subsection l(E), all rights granted and obligations imposed in this Section 1 shall terminate on the date of consummation of Sale.

         2.        Sale of the Company.

                  (A) Obligation to Sell. Upon a Sale, each Securityholder shall sell, exchange or otherwise transfer his shares of Common Stock in accordance with the terms and conditions of the Sale if such Sale was approved by the Holders of at least a majority of each class of the outstanding Securities. Each Securityholder shall execute such documents and perform such acts, including, without limitation, voting his, her or its shares of Common Stock, as may be reasonably necessary to consummate such transfer of his shares of Common Stock; provided, however, that no Securityholder who is not an officer of the Company shall be required to make any representations or warranties in any such document, other than with respect to the status of such Securityholder's title to its or his share of Common Stock and whether or not it or he is an Accredited Investor (as that term is defined in Rule 501 promulgated by the Securities and Exchange Commission under the Securities Act).

         3.        Event of Option.

                  (A) Company's Right of Option. Upon the occurrence of an Event of Option, the Securityholder who is the subject of the Event of Option (the "Optioner") shall notify the Company in writing (such notice to be referred to as the "Optioner's Notice"), delivered by hand or by first-class, certified or overnight mail, postage prepaid, or by telecopier, within 5 days after the occurrence of such Event of option, of its occurrence and nature. The Company shall, within 7 days after its receipt of such notice, notify all Holders of Securities other than the Optioner, such notice to be in writing, delivered by hand, or by first-class, certified or overnight mail, postage prepaid, or by telecopier, to their respective addresses as shown on the books of the Company. Each such notice shall set forth the identity of the Optioner, the nature of the Event of Option and the quantity and description of the Common Stock owned by the Optioner.

                  The Company shall thereupon be entitled, for a period of 20 days after the delivery to it of the calculations of Fair Market Value to be made pursuant to the last sentence of this Subsection (A), to purchase at a price per share equal to the Fair Market Value of Common Stock, any or all of the Optioner's shares of Common Stock by the tender of an official bank or certified check for the appropriate amount to the Optioner. Within 3 days after the receipt of such check from the Company, the Optioner shall surrender to the Company by hand delivery or by first-class, certified or overnight mail, postage prepaid, addressed to the Company, the certificates representing the shares of Common Stock sold in accordance herewith. If the certificate or certificates surrendered by the Optioner represent a greater number of shares of Common Stock than have been sold, the Company shall promptly issue to the Optioner a new certificate representing the shares of Common Stock not so sold. As used in this
Section 3, the
term "Fair Market Value" shall mean the fair market value per share of Common Stock on the date of the relevant Event of Option as applicable, as determined by the firm of certified public accountants regularly engaged by the Company to audit its financial statements, which determination the Company shall cause its accountants to make and deliver to the Company no later than 20 days after its receipt of the Optioner's Notice.

                  (B)     Investors' Rights to Option.

                  (1) If the Company does not exercise, in whole, the option granted under Subsection (A) of this Section 4 by the end of the 20 day option period referred to therein, the Company shall so advise the Holders of Securities other than the Optioner, by providing them with written notice as aforesaid within 7 days after the expiration of the aforesaid 20 day period. Each Holder of Securities, other than the Optioner and Non-Participating Investors, shall thereupon be entitled, for a period of 20 days from the date of such notice, to purchase that proportion of the Common Stock for which the Company did not exercise its rights under Subsection (A) of this Section 3 as such purchaser's aggregate holding of Securities then bears to the aggregate holding of Securities then held by all Holders of Securities (excluding all Securities held by Non-Participating Investors). The rights granted by this Subsection (B)(1) shall be exercisable, in whole or in part, in the manner described in Subsection (A) of this Section 3. In addition, upon receipt by the Company of Common Stock sold in accordance herewith, the Company shall issue to each purchaser of such Common Stock (or to the nominee of such purchaser) a new certificate representing such shares.

                  (2) If any Holders of Securities eligible to exercise the option granted pursuant to Section (B)(1) of this section 3 do not exercise such right, in whole, the Company shall advise the Holders of Securities who exercised their rights under Subsection (B)(1) of this Section 3 by providing them written notice within 5 days after the expiration of the 20 day period specified in Subsection (B)(1) above. Each such Holder of Securities shall thereupon be entitled, for a period of 7 days from the date of such notice, to purchase some or all of the shares of Common Stock not otherwise purchased under Subsections (A) or (B) of this Section 3; provided, however, that to the extent that more than one such Holder exercising its rights granted under this Subsection (B)(2) desires to purchase Common Stock exceeding that proportion as such purchaser's aggregate holding of Securities then bears to the aggregate holding of Securities then held by all Holders of Securities which exercised their rights granted under Subsection (B)(1) of this Section 3 ("Excess Option Securities"), the amount of such Excess Securities which each such Holder shall be entitled to purchase shall be reduced pro rata in accordance with that proportion as the number of shares of Common Stock of which such Holder is then the Holder bears to the total number of shares of Common Stock then held by all such Holders desiring certificates representing the Common Stock, to purchase Excess Option Securities pursuant to this Subsection (B)(2). The rights granted by this Subsection (B)(2) shall be exercisable, in whole or in part, in the manner described in Subsection (B)(1) of this Section 3.

                  (C) Shares Not Purchased. Any shares not purchased pursuant to Subsection (A) or (B) of this Section 3 shall continue to be subject to an open option to purchase by the Company or by the Holders of any Securities other than the Optioner. Any transfer, sale or disposition of such shares subject to this option shall not be valid unless the intended transferee has executed and delivered to the Company, a valid and binding agreement to such effect as a condition to such transfer, sale, or disposition.

                  (D) Information. Upon the occurrence of an Event of Option, the Optioner shall cease to be entitled to receive information pursuant to
Section 6.5 and 6.8 of the Securities Purchase Agreements and shall cease to have any rights under Sections 6.6 of the Securities Purchase Agreements.

         4.       Limitations on Transfer: Legend.

                  (A) Transfer Limitations and Exceptions. For so long as this Agreement shall remain in effect, the Securityholders shall not, directly or indirectly, offer for sale, sell, assign, transfer, pledge, hypothecate, encumber, convey in trust, gift, transfer by request, devise or descent or otherwise dispose of, or subject to a security interest, any shares of Common Stock or any interest therein whether now owned or hereafter acquired, owned beneficially or of record (each of the above-described actions by any Securityholder being referred to herein as a "Transfer"), except in strict compliance with the provisions of this Agreement; provided, however, that this
Section 4 shall not restrict any transfer of shares of Common Stock by gift to such Securityholder's spouse, lineal descendant or antecedent, brother or sister, the adopted child or adopted grandchild, or spouse of any child, adopted child, grandchild or adopted grandchild of such Securityholder or to a trust or trusts for the exclusive benefit of such Securityholder or such Securityholder's family members, or transfer by devise or descent or if such Securityholder is a partnership, to any partners of such partnership, provided that in all cases, the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby.

                  (B) Prohibited Transfers. Any Transfer of shares of Common Stock in violation of this Agreement (a "Prohibited Transfer") shall be null and void. The Company shall not record any Prohibited Transfer on its books and shall not recognize any equitable or other claim to, or any interest in, Securities that are the subject of a Prohibited Transfer on the part of any third party.

                  (C) Legend. All certificates representing shares of Common Stock of the Company held or later acquired by the parties hereto shall bear a legend in substantially the following form:

                  "This certificate and the shares represented hereby may not be sold, assigned, bequeathed, transferred (including by will or pursuant to the laws of descent and distribution or otherwise), pledged, encumbered or otherwise disposed of or be made the subject of a security interest except as provided in that certain Securities Restriction Agreement dated as of November 2, 1995, by and among Park `N View, Inc. (the "Company") and the Securityholders of the

Company, a copy of which agreement is on file at the office of the Company and will be furnished to the holder of this certificate upon written request and without charge. Any purported transfer in violation of that agreement shall be void."

                  Upon termination of this Agreement, if a Securityholder shall so request in writing, the Company shall promptly issue to such Securityholder a new certificate not bearing the foregoing legend representing any shares of Common Stock then held by such Securityholder.

                  (D) In the event the Company or Securityholders pursuant to the Registration Rights Agreement propose to make an underwritten public offering of Securities, all Securityholders shall agree not to sell any Securities (including short sales) for a period to be determined by a majority vote of each class of Securities except pursuant to such registration statement without the prior written consent of the Company and the underwriter.

         5. Failure to Deliver Securities If a Securityholder becomes obligated to sell any shares of Common Stock to a Holder of Securities or to the Company under this Agreement and fails to deliver such shares in accordance with the terms of Agreement, such Holder or the Company, as the case maybe, may at its option, in addition to all other remedies it may have, send to such Securityholder the purchase price for such shares of Common Stock as is herein specified. Thereupon, the Company upon written notice delivered by hand or by first-class, certified or overnight mail, postage prepaid, or by telecopier, to such Securityholder, (a) shall cancel on its books the certificate or certificates represent the shares of Common Stock to be sold and
(b) shall issue, in lieu thereof, in the name of such Holder or the Company, as the case may be, a certificate or certificates representing such shares of Common Stock and thereupon all of such Securityholder's rights in and to such shares of Common Stock shall terminate.

         6.       Miscellaneous.

                  (A) (i) Amendments. This Agreement may not be altered, amended or supplemented except in a written instrument executed by the Company, Holders of not less than a majority of each class of the then existing Securities.

                      (ii) Pledge. The parties to the Agreement hereby consent to the pledge of Securities by Messrs. Williams and Nathanson to secure their obligation to indemnify the Investors and the Company under that certain Indemnification and Stock Pledge Agreement dated November 2, 1995.

                  (B) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, the successors and assigns of the Company and the Holders of Securities. The rights and obligations of the Securityholders under this Agreement may only be assigned with the prior written consent of the Company and the Holders of at least a majority of each class of the then outstanding Securities. This Agreement shall be binding upon the Company and its successors and assigns and each Securityholder and his heirs, personal representatives, successors and assigns.

                  (C) Further Execution. The parties hereto agree to execute any additional documents or instruments necessary to carry out the purposes of this Agreement.

                  (D) Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the domestic laws of the State of Delaware applicable to contracts made and to be performed in that state without giving any effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  (E) Headings. The headings herein are solely for the convenience of the parties and shall not serve to modify or interpret the text of the Sections at the beginning of which they appear.

                  (F) Severability. In the event that any court or any governmental authority or agency declares all or any part of any Section of this Agreement to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other Section of this Agreement, and in the event that only a portion of any Section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such Section.

                  (G) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which shall together constitute one and the same document.

                  (H) Entire Agreement. This Agreement constitutes the entire agreement by and among the parties hereto with respect to the subject matter hereof.

                   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

ATTEST:                             PARK 'N VIEW, INC.


                                    By:
-------------------------------        ----------------------------------------
Secretary

                                    Existing Investors whose signatures appear on Exhibit A hereto and Investors whose signatures appear on Exhibit B hereto.

                                    EXHIBIT A



                                      Park 'N View General Partner, Inc.

                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:




                                         ------------------------------------
                                         Ian Williams




                                         ------------------------------------
                                         Sam Hashman



                                         ------------------------------------
                                         Monte Nathanson



                                      Nelgo Investments

                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT B

1.       APA EXCELSIOR IV, L.P.

         By:      APA EXCELSIOR IV PARTNERS, L.P.
                  (Its General Partner)

         By:      PATRICOF & CO. MANAGERS, INC.
                  (Its General Partner)

                  By:
                     -------------------------------------
                           Name:
                           Title:

2.       APA EXCELSIOR IV OFFSHORE, L.P.

         By:      PATRICOF & CO. VENTURES, INC., INVESTOR ADVISOR

                  By:
                     -------------------------------------
                           Name:
                           Title:

3.       THE P/A FUND

         By:      APA PENNSYLVANIA PARTNERS, L.P.
                  (Its General Partner)

                  By:
                     -------------------------------------
                           Name:
                           Title:

4.
         ---------------------------------
         Michael Willner

                                 EXHIBIT 5.1(G)

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of November 2, 1995 by and among each of the Investors that signs a signature page annexed hereto (collectively the "Investors") and Park N' View, Inc., a Delaware corporation (the "Company").

                  WHEREAS, the Investors and the Company have entered into Securities Purchase Agreements dated October __, 1995 whereby the Investors have purchased $6 million of Subordinated Notes, 140,000 shares of Series A Preferred Stock and 2,000,000 shares of Common Stock.

                                   ARTICLE 1.
                                   DEFINITIONS

         Section 1.1 Definitions. All terms not defined below shall have the meaning set forth in the Securities Purchase Agreements dated November 2, 1995.

         "Commission" means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

         "Common Stock" means the Common Stock, par value $.001 per share, of Park `N View, Inc., as it may exist from time to time.

         "Demand Registration" means a Demand Registration as defined in Section 2.1.

         "Holder" means any person who now holds or shall hereafter acquire and hold Registrable Securities.

         "Piggy-Back Registration" means a Piggy-Back Registration as defined in
Section 2.2.

         "Registrable Securities" means the shares of Common Stock purchased pursuant to the Securities Purchase Agreement until (i) a registration statement covering such shares of Common Stock has been declared effective by the Commission and such Common Stock have been disposed of pursuant to such effective registration statement, or (ii) such shares of Common Stock are sold or are sellable under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, including in a sale pursuant to the provisions of Rule 144(k), or (iii) such shares of Common Stock have been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for such Common Stock not bearing the legend required pursuant to the Securities

Purchase Agreement and such Common Stock may be resold by the person receiving such certificate without registration under the Securities Act.

         "Restricted Stock" means the Stock which may at the time be sold pursuant to Rule 144(k) under the Securities Act or which may be otherwise sold without registration under the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Holder" means an Investor who is selling Registrable Securities pursuant to a registration statement under the Securities Act.

         "Underwriter" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

                                   ARTICLE 2.
                               REGISTRATION RIGHTS

         Section 2.1 Demand Registration. (a) Request for Registration. At any time and from time to time Holders of a majority of Registrable Securities may make written requests on the Company for the registration of the Common Stock under the Securities Act, such requests hereinafter referred to as a Demand Registration ("Demand Registration"). Subject to the penultimate sentence of
Section 2.1(b), the Company shall have no obligation to file more than two registration statements under the Securities Act with respect to Demand Registrations; provided, however, if the Registrable Securities may be registered on Form S-3 (or any successor form with similar "short form" disclosure requirements), the Investors shall have the right to request registration of their shares on Form S-3, or such successor form, once per year. Any such request will specify the number of shares or aggregate principal amount, as the case may be, of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. The Company shall give written notice of such registration request within 10 days after the receipt thereof to all other Holders of Registrable Securities. Within 20 days after receipt of such notice by any such Holder, such Holder may request in writing that Registrable Securities be included in such registration and the Company shall include in the registration statement for such Demand Registration the Registrable Securities of all Holders requested to be so included. Each such request by such other Holders shall specify the number of shares or aggregate principal amount, as the case may be, of Registrable Securities proposed to be sold and the intended method of disposition thereof.

                  (b) Effective Registration. A registration will not be deemed to have been effected as a Demand Registration unless it has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided that if, after it has become effective, the offering of shares of

Common Stock pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of the shares of Common Stock pursuant to the registration at any time within 180 days after the effective date of the registration statement, such registration will be deemed not to have been effected. If (i) a registration requested pursuant to this Section 2.1 is deemed not to have been effected or (ii) the registration requested pursuant to this Section 2.1 does not remain effective for a period of at least 180 days beyond the effective date thereof or, with respect to an underwritten offering of Registrable Securities, until 45 days after the commencement of the distribution by the Holders of the Registrable Securities included in such registration statement, then the Company shall continue to be obligated to effect such registration pursuant to this
Section 2.1. The Holders of Registrable Securities shall be permitted to withdraw all or any part of the Registrable Securities from a Demand Registration at any time prior to the effective date of such Demand Registration; provided that in the event of such withdrawal, such Holders shall be responsible for all fees and expenses (including counsel fees and expenses) incurred by them prior to such withdrawal.

                  (c) Selection of Underwriter. If a majority of the Selling Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Selling Holders owning a majority of Common Stock to be sold shall select one or more nationally recognized firms of investment bankers to act as the lead managing Underwriter or Underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering.

         Section 2.2 Piggy-Back Registration. If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its respective security holders (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission), or a Demand Registration pursuant to Section 2.1), then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than 20 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall use its [reasonable] best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw, provided that in the event of such withdrawal, such Holder shall be responsible for all fees and expenses (including fees and expenses of counsel) incurred by such Holder prior to such withdrawal. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective.

         No registration effected under this Section 2.2, and no failure to effect a registration under this Section 2.2, shall relieve the Company of its obligation to effect a registration upon the request of Holders pursuant to
Section 2.1, and no failure to effect a registration under this Section 2.2 and to complete the sale of Registrable Securities in connection therewith shall relieve the Company of any other obligation under this Agreement (including, without limitation, the Company's obligations under Sections 3.2 and 4.1).

         Section 2.3 Reduction of Offering. (a) Demand Registration. The Company may include in a Demand Registration pursuant to Section 2.1 Registrable Securities for the account of the Company and any other Persons who hold Registrable Securities on the same terms and conditions as the Registrable Securities to be included therein; provided, however, that (i) if the managing Underwriter or Underwriters of any underwritten offering described in Section
2.1 have informed the Company in writing that it is their opinion that the amount of Registrable Securities which Holders of Registrable Securities, the Company and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then the number of shares or aggregate principal amount, as the case may be, to be offered for the account of the Company and for the account of all such other Persons (other than the Holders) participating in such registration shall be reduced or limited pro rata in proportion to the respective number of shares or aggregate principal amount, as the case may be, requested to be registered to the extent necessary to reduce the total number of shares or aggregate principal amount, as the case may be, requested to be included in such offering to the number of shares or aggregate principal amount, as the case may be, if any, recommended by such managing Underwriters, and (ii) if the offering is not underwritten, no other Person, including the Company, shall be permitted to offer securities under any such Demand Registration unless the Holders of a majority of the Registrable Securities participating in the offering consent to the inclusion of such shares therein.

                  (b) Piggy-Back Registration. (1) Notwithstanding anything to the contrary contained herein, if the managing Underwriter or Underwriters of any underwritten offering described in Section 2.2 have informed, in writing, the Holders of the Registrable Securities requesting inclusion in such offering that it is their opinion that the total number of shares which the Company, Holders of Registrable Securities and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then the number of shares or aggregate principal amount, as the case may be, to be offered shall be reduced or limited in the following order of priority: first, the number of shares or aggregate principal amount, as the case may be, to be offered by all other holders of Stock of the Company other than the Holders of Registrable Securities or other holders who have registration rights ("Demand Holders") to the extent necessary to reduce the total number of shares or aggregate principal amount, as the case may be, as recommended by such managing Underwriters; and second, if further reduction or limitation is required, the number of shares or aggregate principal amount, as the case may be, to be offered for the account of the Holders shall be reduced or limited on a pro rata basis in proportion to the relative number of Registrable Securities of the Holders participating in such registration, provided, however, that if the registration is pursuant to a demand made by Demand Holders, then the number of Registrable Securities to be included shall be determined under Section 2.3 (a).

                      (2) If the managing Underwriter or Underwriters of any underwritten offering described in Section 2.2 notify the Holders of the Registrable Securities requesting inclusion in such offering that the kind of securities that the Holders, the Company and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (i) above or (y) if such reduction would, in the judgment of the managing Underwriter or Underwriters, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

                  (c) If, as a result of the proration provisions of this
Section 2.3, any Holder shall not be entitled to include at least 50% of the Registrable Securities in a Demand Registration or Piggy-Back Registration that such Holder has requested to be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration (a "Withdrawal Election"); provided, however, that a Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made.

                                   ARTICLE 3.
                             REGISTRATION PROCEDURES

         Section 3.1 Filings; Information. Whenever the Company is required to effect or cause the registration of Registrable Securities pursuant to Section 2.1, the Company will use its reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

                  (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 3, shall be on Form S-3 (unless the Company does not qualify for use of Form S-3 in a registration involving only a secondary offering as provided in the General Instructions to Form S-3 in such registration, in which case such registration statement shall be a Form S-1) or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use reasonable efforts to cause such registration statement to become and remain effective until the completion of the distribution; provided, however, the Company shall be required to keep any registration statement effective for not less than 180 days;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 3.1(a) and as to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period.

                  (c) The Company will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to (i) each Selling Holder, (ii) not more than [one counsel] representing all Selling Holders, to be selected by a majority-in-interest of such Selling Holders, and
(iii) each Underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review and approval by the foregoing within five days after delivery, and thereafter furnish to such Selling Holders, counsel and Underwriters, if any, for their review and comment such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such registration statement (inducing each preliminary prospectus) and such other documents or information as such Selling Holders, counsel or Underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holders.

                  (d) After the filing of the registration statement, the Company will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  (e) The Company will use its reasonable efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests, and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e),
(B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

                  (f) The Company will immediately notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the Investors of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment.

                  (g) The Company and the Holders will enter into customary agreements (including, if applicable, an underwriting agreement in customary form and which is reasonably satisfactory to the Company) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities (the Selling Holders may, at their option, require that any or all of the representations, warranties and covenants of the Company or to or for the benefit of such Underwriters also be made to and for the benefit of such Selling Holders).

                  (h) The Company will make available to each selling Holder of such Registrable Securities (and will deliver to their counsel) and each Underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the Commission and the Company, its counsel or auditors and will also make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. Each Selling Holder of such Registrable Securities agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Selling Holder after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public. Each Selling Holder of such

Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                  (i) In connection with an underwritten offering, the Company will participate, to the extent reasonably requested by the managing Underwriter for the offering or the Selling Holders, in customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows"; provided that the Company shall not be obligated to participate in more than one such offering in any 12-month period.

                  The Company may require each Selling Holder of Registrable Securities to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the Commission or the NASD. The Company may exclude from such registration any Holder who fails to provide such information.

                  Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(f) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(f) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(f) hereof to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 3.1(f) hereof.

         Section 3.2 Registration Expenses. In connection with the
Demand Registrations pursuant to Section 2.1 hereof and the Piggy-Back Registrations under Section 2.2 hereof, the Company shall pay the following registration expenses incurred in connection with the registration thereunder (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties),
(v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested but not the cost of any audit other than a year end audit), (vii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and (viii) reasonable fees and expenses of one firm of counsel for the Holders. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or the cost of any special audit required, such costs to be borne by the Holder or Holders making the request.

                                   ARTICLE 4.
                        INDEMNIFICATION AND CONTRIBUTION

         Section 4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its partners, officers, directors, employees and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, officers, directors, employees and agents of such controlling Person (collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, reasonable attorneys' fees, cost or expense and costs and expenses of investigating and defending any such claim (collectively, the "Damages"), joint or several, and any action in respect thereof to which such Selling Holder, its partners, officers, directors, employees and agents, and any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or any preliminary prospectus, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by a Selling Holder or Underwriter expressly for use therein, and shall reimburse each Selling Holder, its partners, officers, directors, employees and agents, and each such Controlling Person for any legal and other expenses reasonably incurred by that Selling Holder, its partners, officers, directors, employees and agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings; provided, however, that the Company shall not be liable to any Holder of Registrable Securities to the extent that any such Damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) such Holder failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by such Holder of a Registrable Security to the Person asserting the claim from which such Damages arise, and (ii) the final prospectus would have corrected such untrue statement or such omission; and provided further, however, that the Company shall not be liable in any such case to the extent that any such Damages arise out of or are based upon an untrue statement or omission in any prospectus if (x) such untrue statement or omission is corrected in an amendment or supplement to such prospectus, and (y) having previously been furnished by or on behalf of the Company with copies of such prospectus as so amended or supplemented, such Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the Person asserting the claim from which such Damages arise. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1.

         Section 4.2 Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, officers, directors, employees and agents of such controlling Person, to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with reference to information related to such Selling Holder, or its plan of distribution, furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its officers, directors, employees or agents or any such controlling Person or its officers, directors, employees or agents, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its officers, directors, employees or agents, or such controlling Person, or its officers, directors, employees or agents, shall have the rights and duties given to such Selling Holder, by the preceding paragraph. Each Selling Holder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2. The Company shall be entitled to receive indemnities from Underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or registration statement.

         Section 4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person in respect of which indemnity may be sought pursuant to
Section 4.1 or 4.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under Section 4.1 or 4.2 and except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified

Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of the Company and such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties, or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

         Section 4.4 Contribution. If the indemnification provided for in this
Article 4 is unavailable to the Indemnified Parties in respect of any Damages referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Selling Holders on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Damages, as well as any other relevant equitable considerations, and (ii) as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the Underwriters. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 4.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public (less underwriting discounts and commissions) exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Selling Holder's obligations to contribute pursuant to this Section 4.4 is several in the proportion that the proceeds of the offering received by such Selling Holder bears to the total proceeds of the offering received by all the Selling Holders and not joint.

                                   ARTICLE 5.
                    LIMITATIONS OF THE COMPANY'S OBLIGATIONS

         Section 5.1 (a) The rights granted under this Agreement shall terminate on the earlier to occur of the following; (i) after sale or other transfer (other than a distribution to partners of a Holder or the transfer to a Holder which transfer includes the registration rights granted hereunder), whether by registration, under Rule 144 under the Securities Act or otherwise, by the Holders of the Registrable Securities held by the Holders, or (ii) at such time as all of the Registrable Securities become sellable pursuant to Rule 144 under the Securities Act (or a similar successor or additional exemption) without volume restrictions.

                  (b) The Company shall not be obligated under this Agreement to register or include in any registration Registrable Securities that any Holder has requested to be registered if the Company shall furnish such Holder with a written opinion of counsel reasonably satisfactory to such Holder, that either
(i) all Registrable Securities that such Holder holds may be publicly offered, sold and distributed without registration under the Securities Act pursuant to Rule 144 under the Securities Act without restrictions as to the amount of securities that can be sold, or (ii) such Registrable Securities are covered by a registration statement that remains effective under the Securities Act.

                  (c) The Company shall have no obligation to register the Registrable Securities of any Holder to an offering to which the Company is also offering securities for sale for its own account, unless the Holder enters into an underwriting agreement in customary form with the underwriter or underwriters selected for the offering by the Company (which shall not require the Holder to indemnify the underwriter with respect to misstatements or omissions in the registration statement other than such misstatements or omissions in written material supplied by such Holder expressly for inclusion in the registration statement) and, if requested by the underwriter(s), an agreement appointing one or more (but not more than three) persons approved by a majority in interest of the Holders whose Registrable Securities are to be included in the registration, to act as attorney-in-fact for the Holder and as escrow agent for the Registrable Securities to be included in the offering in customary form.

                  (d) In any registered offering, each Holder shall provide the Company in a writing signed by the Holder such information about the Holder as in the opinion of securities counsel to the Company shall be either necessary or reasonably appropriate to enable the Company to comply with the Securities Act and applicable state securities laws. Such information shall be provided by the Company within a reasonable time after written request is made by the Company and shall be supplied by Holder whether or not any Registrable Securities of Holder are to be included in the registration.

                  (e) The Company may in its discretion grant to any owner of securities of the Company registration rights of any kind or nature.

                                   ARTICLE 6.
                                  MISCELLANEOUS

         Section 6.1 Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

         Section 6.2 Lockup Agreement. For so long as the Holder has the right to have Registrable Securities included in any registration pursuant to this Agreement, the Holder agrees in connection with any registration of the Company's securities, upon the request of the underwriters managing any underwritten offering of the Company's securities, not sell, make any short sale of, pledge, grant any option for the purchase of or otherwise dispose of any Registrable Securities without the prior written consent of the Company or such underwriters, as the case may be, during the seven days prior to and during the 180-day period beginning on the effective date of such registration, as the Company or the underwriters may specify. This provision shall apply whether or not any Registrable Securities of the Holder are included in the offering.

         Section 6.3 Rule 144 and 144A. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         Section 6.4 Notwithstanding the provisions of Section 3.1(a), the Company's obligations to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not exceed 90 days if there exists at the time material non-public information relating to the Company that, in the reasonable opinion of the Company, should not be disclosed.

         Section 6.5 Amendment and Modification. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by the party against whom the enforcement of such waiver is sought. This Agreement may not be amended, modified or supplemented other than by a written instrument signed by holders of a majority of the Registrable Securities; provided, however, that without the consent of the Holders, no amendment or modification which materially and adversely affects the ability of such Holders to have securities registered hereunder may be effected. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

         Section 6.6 Successors and Assigns; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and executors, administrators and heirs. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

         Section 6.7 Separability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

         Section 6.8 Notices. All notices, demands, requests, consents or approvals (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or mailed, registered or certified, return receipt requested, postage prepaid (or by a substantially similar method), or delivered by a reputable overnight courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or such other address as such party shall have specified most recently by written notice:

         (1) If to the Company:

                           Park `N View, Inc.
                           NW 55th Street, Building 10
                           Fort Lauderdale, FL   33309

             with copies (which shall not constitute notice) to:

                           James O'Connell, Esq.
                           Petree Stockton, LLP
                           Lake Boone Trail, Suite 400
                           Raleigh, North Carolina 27607

         (2) If to the Holder, at the most current address, and with a copy to be sent to each additional address, given by such Holder to the Company in writing, and copies sent to:

                           Shereff, Friedman, Hoffman & Goodman
                           Third Avenue
                           New York, NY 10022
                           Attention: Morris Orens, Esq.

Notice shall be deemed given or delivered on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given or delivered on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable overnight courier service.

         Section 6.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS S OF LAW.

         Section 6.10 Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

         Section 6.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

         Section 6.12 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

         Section 6.13 Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, inducing monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

         Section 6.14 Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PARK `N VIEW, INC.

By:
   ----------------------------
         Name:
         Title:

INVESTORS

                                    EXHIBIT A

                                       Park 'N View General Partner, Inc.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                          -------------------------------------
                                          Ian Williams


                                          -------------------------------------
                                          Sam Hashman


                                          -------------------------------------
                                          Monte Nathanson

                                       Nelgo Investments

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT B

1.       APA EXCELSIOR IV, L.P.

         By:      APA EXCELSIOR IV PARTNERS, L.P.
                  (Its General Partner)

         By:      PATRICOF & CO. MANAGERS, INC.
                  (Its General Partner)

                  By:
                     -------------------------------------
                           Name:
                           Title:

2.       APA EXCELSIOR IV OFFSHORE, L.P.

         By:      PATRICOF & CO. VENTURES, INC., INVESTOR ADVISOR

                  By:
                     -------------------------------------
                           Name:
                           Title:

3.       THE P/A FUND

         By:      APA PENNSYLVANIA PARTNERS, L.P.
                  (Its General Partner)

                  By:
                     -------------------------------------
                           Name:
                           Title:

4.
         -------------------------------------
         Michael Willner

                                 EXHIBIT 5.1(H)

                         FORM OF STOCKHOLDERS' AGREEMENT

                           SECURITYHOLDERS' AGREEMENT

         SECURITYHOLDERS' AGREEMENT, dated as of November 2, 1995 (the "Securityholders' Agreement"), by and among Park `N View, Inc. a Delaware corporation (the "Company"), the Existing Investors as set forth on Exhibit A attached hereto and the Investors as set forth on Exhibit B attached hereto.

                                 R E C I T A L S

         1. Pursuant to those certain Securities Purchase Agreements by and between the Company and the Investors dated as of November 2, Agreements"), the Company agreed to sell to the Investors an aggregate of $6 million of Subordinated Notes, an aggregate of 140,000 shares of the Company's Series A Preferred Stock and an aggregate of 2,000,000 shares of the Company's Common Stock.

         2. As a condition to the consummation of the transactions contemplated by the Securities Purchase Agreements, the Company, the Existing Investors and the Investors (collectively referred to herein as the "Investors") have entered into this Securityholders' Agreement to, among other things, grant certain rights of first refusal regarding securities of the Company to the Investors, grant certain additional rights and impose certain obligations and restrictions.

                               A G R E E M E N T S

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Defined Terms. Terms initially capitalized but not otherwise defined herein shall have the meanings given such terms in the Securities Purchase Agreements, except for the following:

         "Existing Investors" shall mean those persons listed on Exhibit A attached hereto and made a part hereof.

         "Existing Stock" shall mean 2,318,182 of the shares of Common Stock owned by the Existing Investors.

         "Non-Participating Investor" shall mean an Investor that does not exercise its rights of first refusal under Section 3(a) of this Securityholders' Agreement in connection with a transaction in which other Investors purchase Securities of the Company pursuant to such section and any nominee for or Affiliate of such Investor unless such failure to exercise its rights of first refusal under Section 3(a) herein is due to the existence of a Regulatory Problem.

         "Securities" shall mean at any time, the shares of then outstanding Common Stock and Series A Preferred Stock and Subordinated Notes owned by any Investor or any such Investors direct or subsequent assignee pursuant to Sections 1(B) and 4(A) of the Securities Restriction Agreement, provided, however, that Securities shall not be deemed to include any shares of Common Stock after such shares have been registered under the Securities Act and sold pursuant to such registration or any shares sold without registration under the Securities Act in compliance with Rule 144, or pursuant to any other exemption from registration under the Securities Act to a person who is free to resell such shares without registration under the Securities Act; and provided, further, that at any time subsequent to the closing of the Initial Public Offering, Securities shall not include any shares which are eligible to be sold without registration under the Securities Act in compliance with subsection (k) of Rule 144.

         "Regulatory Problem" shall mean (a) any set of facts of circumstances wherein it has been asserted by any governmental regulatory agency believes that such assertion will be made that such Investor (or any Person that controls such Investor) is not entitled to hold, or exercise any material right with respect to, all or any portion of the securities or (b) when any Investors of Common Stock, Series A Preferred Stock or Subordinated Notes and such Investor's Affiliates would own, control or have power (including voting rights) over a greater quantity of Securities of any kind than are permitted under any applicable law or regulation or any requirement of any governmental authority.

         "Subordinated Notes" shall mean the subordinated promissory notes, 8% coupon sold pursuant to the Securities Purchase Agreement.

         "Sale" shall have the meaning given such term in the Securities Restriction Agreement.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Series A Preferred Stock" shall mean the Preferred Stock of the Company designated as Series A Preferred Stock pursuant to the Certificate of Designation described in the Securities Purchase Agreement.

         2. Entire Agreement. This Securityholders' Agreement constitutes the entire agreement by and among the parties hereto with respect to the subject matter hereof.

         3. Right of First Refusal.

            (a) If, after the Initial Investment, any Securities shall exist and the Company proposes to issue any Stock (including, without limitation, convertible debt) or any security convertible into or exchangeable for Stock, or any unit of securities which includes Stock or any security convertible into or exchangeable or exercisable for Stock (in the case of securities convertible into or exchangeable or exercisable for Stock, whether or not so convertible or exchangeable or exercisable only upon payment of additional consideration) but excluding Securities issuable pursuant to the Securities Purchase Agreements, then the Company shall first offer such Stock or securities to the Investors (excluding Non-Participating Investors). Such offer shall be made by written notice, which notice shall (i) be delivered by hand or by first-class, certified or overnight mail, postage prepaid, or by telecopier, by the Company to such Investors and (ii) set forth the quantity and description of the security proposed to be issued and the price to be received in exchange therefor.

                  Each such Investor shall thereupon be entitled, for a period of 30 days after the date of such notice to purchase at the price and upon the terms set forth in such notice, that proportion of securities proposed to be issued as the number of Securities held by such Investor bears to the total number of Securities then held by all such Investors. The rights granted to such Investors hereby may be exercised in whole or in part and shall be exercised by the tender of an official bank or certified check for the appropriate amount to the Company by hand delivery or by first-class, certified or overnight mail, postage prepaid addressed to the Company's principal office (or at such other place as the Company may designate) within 30 days after being notified of the availability of such rights pursuant hereto. Within five days after the receipt of such official bank or certified check, the Company shall issue and deliver to such Investors who are exercising the rights granted by this Section 3 the securities being purchased. The Company covenants and agrees that all securities which may be issued upon the exercise of the rights granted hereby will, upon issuance and payment therefor, be duly and validly issued and outstanding, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which any such rights (and any conversion right inuring in any security acquired pursuant to any such rights) may be exercised, the Company will in the case where the Company issues Stock, at all times have authorized and reserved for the purpose of issuance upon exercise of such rights (including conversion rights) a sufficient number of shares of Stock of an appropriate class and, if applicable, series, to provide for the exercise in full of such rights (including conversion rights).

                  (b) If any Investor entitled to exercise rights under Subsection (a) of this Section 3 does not exercise the rights granted hereunder, in whole, after being notified of the availability of such rights, the Company shall so advise the other Investors entitled to rights hereunder who have purchased securities pursuant to this Section 3 by providing them with written notice, transmitted as aforesaid within five days after the first to occur of
(i) being advised of the failure of a Investors to exercise such right or (ii) the expiration of the 30-day period in which such right could have been exercised. Each such other Investor shall thereupon for a period of 7 days from the date of such notice be entitled to purchase some or all of the securities which could have been purchased by the Investors who did not exercise the rights granted under Subsection (a) of this Section 3; provided, however, that to the extent that more than one such other Investors exercising its rights granted under this Subsection (b) desires to purchase securities exceeding that proportion as the number of securities of which such other Investors is then the Investors bears to the total number of then held by all such other Investor who are exercising their rights under Subsection (a) of this Section 3 ("Excess Securities"), the amount of such Excess Securities which each such other Investors shall be entitled to purchase shall be reduced pro rata in accordance with that proportion as the number of securities of which such other Investor is then the Investor bears to the total number of securities then held by all such other Investor desiring to purchase Excess Securities pursuant to this Subsection (b). The rights granted by this Subsection (b) shall be exercisable in the manner described in Subsection (a) of this Section 3. Any securities not so purchased may be sold during the 90-day period following the aforementioned 7-day period to Persons other than Investors who are entitled to exercise rights under Subsection (a) of this Section 3 for the price and upon the terms set forth in the notice first sent pursuant to said Subsection (a).

                  (c) Notwithstanding the foregoing provisions of this Section 3, any purchase pursuant hereto of Securities may be made by an Investor only of full units and not of fractions of units, any fraction to be rounded up to the nearest whole unit and a Non-Participating Investor shall not be entitled to exercise any rights pursuant to Section 3 from and after the date on which it becomes a Non-Participating Investor.

                  (d) The provisions of this Section 3 shall not apply to (A) Stock issued in connection with a pro rata stock dividend, stock split or in substitution for the capital stock of the Company by reason of any combination, recapitalization, reclassification or consolidation; (B) securities issued in connection with a Sale of the Company in which the Investors will be selling all of their Stock; or (C) capital stock sold in the Initial Public offering.

                  (e) In the event any subsidiary ever proposes to issue and/or sell any Stock of the Company or a Subsidiary (including its own shares) or any securities containing options or rights to acquire any shares of Stock (including, without limitation, convertible debt) to any Person other than the Company or another Subsidiary, then the Company shall first cause such Subsidiary to enter into an agreement with the Investors substantially similar to this Agreement.

         4.        Board Designees.

                  (a) Investors' Designee. The Board shall consist of not more than five (5) members of which two members shall be designated by the Investors as provided herein, two members shall be designated by the Existing Investors and one member, who shall be unaffiliated with any Investor or any Existing Investor, shall be designated by a majority of Investors and a majority of the Existing Investors. So long as the Series A Preferred Stock and the Subordinated Debt have not been redeemed and paid in full or the Investors taken collectively as a group own 20% or more of the outstanding shares of Common Stock of the Company, at each of the Company's annual or special meetings of stockholders at which directors are to be elected, the Investors shall have the right to designate in writing two nominees for election to the Board (each referred to herein as an "Investor Designee" and collectively as the "Investor Designees") unless the term of office of either Investor Designee does not expire at such meeting, in which case the Investors may not designate any nominees. The Investor Designees shall initially be Robert Chefitz and Thomas Hirschfeld. At such time as Robert Chefitz and/or Thomas Hirschfeld is unwilling or unable to serve, any new Investor Designee(s) may be any Person(s) designated by the Investors. The Investor Designees shall have approval rights on each of the following: (a) incurrence by the Company of debt in excess of $25,000 which does not relate to the expenditures for the buildout of a truckstop approved by the Board; (b) capital expenditures of the Company in excess of $25,000, which does not relate to the expenditures for the buildout of a truckstop approved by the Board; (c) issuance by the Company of equity securities and (d) sale by the Company of substantially all of the Company's Assets. In the event that the Investors taken collectively as a group hold at least 10% but less than 20% of the outstanding Common Stock, a majority of such Investors shall have the right to elect one member to the Board. In all cases, all holders of Common Stock shall vote in favor of election of all nominees of the Investors and the Existing Investors.

                  (b) Best Efforts to Elect Designees. In the event that any nominee or nominees are designated pursuant to Subsections 4(a) hereof, the Company shall use its best efforts to cause such nominees to be elected to the Board, and the Holders of Stock of shall vote, together as one class, such Stock owned by them to elect those directors nominated in accordance with this Section. The foregoing right shall also apply to election of the Board effected by written consents of Holders of Stock rather than by meetings.

                  (c) Removal of Designees. At any special or annual meeting of the Company's stockholders at which it is proposed to remove directors from office or in connection with a solicitation of consents through which directors are to be removed from office, for gross negligence, willful misconduct, conviction of a felony or acts of fraud, each holder of Common Stock shall vote (or give a written consent with respect to) all of its shares of Common Stock. In all other situations, directors may only be removed with the majority vote of the group that elected them in accordance with Section 4(a) hereof.

                  (d) Vacancies. Should a vacancy on the Board arise for any reason with respect to one or both of the Investor Designees such vacancy may be filled only by another Investor Designee. If the Investors desire that such vacancy be filled, the Holders of Stock shall vote each class of Stock [together as a single class] to elect such Investor Designee.

                  (e) Expenses. The Company shall reimburse all members of the Board for all reasonable out-of-pocket travel and relate expenses incurred by such Board members in attending Board meetings and meetings of committees of the Board on which they serve.

         5.       Confidentiality. The Company shall use its best efforts to
(a) protect the secrecy, confidentiality and value of all trade secrets useful the conduct of the company's businesses and (b) cause each Person who is or becomes an officer or key employee of the Company who shall have access to confidential and proprietary information of the Company to execute a confidentiality agreement, as a condition to such employment, in such form as shall be approved by the Board of Directors of the Company, which approval shall include the approval of all of the

Investor designees. Such confidentiality agreements shall not be amended in any material respect without the approval of the Board of Directors of the Company which approval shall include the approval of all of the Investor designees.

         6.       Miscellaneous.

         7. Counterparts. This Securityholders' Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute on and the same document.

         8. Amendments and Governing Law. This Securityholders' Agreement may be amended, modified and supplemented, and compliance with any term, covenant, agreement, or condition contained herein may be waived either generally or in particular instances, and either retroactively or prospectively, only by a written instrument executed by the Company and Investors who hold 66.6% of each class of the Securities; provided, however, that any provision of this Agreement that would materially adversely affect any particular Investors without similarly affecting all Investors shall not be valid unless consented to in writing by such particular Investors. This Securityholders' Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware applicable to contracts made and to be performed in that state without giving any effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         9. Application to Subsequent Investors. This Securityholders' Agreement shall inure to the benefit of and be binding upon (i) the parties hereto and their heirs, legal representatives successors and assigns and (ii) any Person who, after the date hereof, shall become the Investors of any shares of any Common Stock, Series A Preferred Stock and/or Subordinated Notes (such Person's acceptance of such shares to be deemed to constitute his agreement to be bound hereby) and such Person's heirs, legal representatives, successors and assigns.

         10. Termination. This Agreement shall terminate upon the first to occur of: (i) the first date on which shares of Common Stock are sold in an Initial Public Offering or (ii) the date of consummation of a Sale.

         11. Headings. The headings herein are solely for the convenience of the parties and shall not serve to modify or interpret the text of the Sections at the beginning of which they appear.

         12. Severability. In the event that any court or any governmental authority or agency declares all or any part of any Section of this Agreement to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other Section of this Agreement, and in the event that only a portion of any Section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such Section.

         13. Entire Agreement. This Agreement constitutes the entire agreement by and among the parties hereto with respect to the subject matter hereof.

         14. Further Execution. The parties hereto agree to execute any additional documents or instruments necessary to carry out the purposes of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first written above.

PARK `N VIEW, INC.

                                 By:
                                    -------------------------------------
                                        Name:
                                        Title:

ATTEST:

By:
   -------------------------------
     Secretary

                                    Existing Investors whose signatures appear on Exhibit A hereto and Investors whose signatures appear on Exhibit B hereto.

                                    EXHIBIT A

                                       Park 'N View General Partner, Inc.

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                          -------------------------------------
                                          Ian Williams


                                          -------------------------------------
                                          Sam Hashman


                                          -------------------------------------
                                          Monte Nathanson

                                       Nelgo Investments

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT B

1.       APA EXCELSIOR IV, L.P.

         By:      APA EXCELSIOR IV PARTNERS, L.P.
                  (Its General Partner)

         By:      PATRICOF & CO. MANAGERS, INC.
                  (Its General Partner)

                  By:
                     -------------------------------------
                           Name:
                           Title:

2.       APA EXCELSIOR IV OFFSHORE, L.P.

         By:      PATRICOF & CO. VENTURES, INC., INVESTOR ADVISOR

                  By:
                     -------------------------------------
                           Name:
                           Title:

3.       THE P/A FUND

         By:      APA PENNSYLVANIA PARTNERS, L.P.
                  (Its General Partner)

                  By:
                     -------------------------------------
                           Name:
                           Title:

4.
         -------------------------------------
         Michael Willner

                                 EXHIBIT 5.1(K)

                FORM OF LEGAL OPINION OF PETREE STOCKTON, L.L.P.

                     [LETTERHEAD OF PETREE STOCKTON, L.L.P.]



                                November 2, 1995

To each of the Purchasers who are parties to the Securities Purchase Agreement referred to below

Gentlemen:

         We have acted as counsel to Park 'N View, Inc., a corporation organized and existing under the laws of Delaware (the "Company"), in connection with the sale of common stock, preferred stock and subordinated notes (collectively, the "Securities") pursuant to the Securities Purchase Agreement, dated as of November 2, 1995 (the "Securities Purchase Agreement"), by and among the Company and each of the purchasers who are parties thereto (the "Purchasers"). Capitalized terms used herein without definition have the meanings ascribed to them in the Securities Purchase Agreement. This opinion is being rendered pursuant to Section 5.1(k) of the Securities Purchase Agreement.

         In connection with this opinion, we have examined originals or copies of the following documents:

                  Securities Purchase Agreement and all exhibits thereto;

                  Securities Restriction Agreement, the Securityholders' Agreement and the Subordinated Notes (collectively, the "Ancillary Agreements");

                  Certificate of Designation of the Company filed with the Delaware Secretary of State's office on October 30, 1995;

                  Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State's office on October 30, 1995;

                  Unanimous Written Consent of the Board of Directors of the Company authorizing the execution, delivery and performance of the Securities Purchase Agreement, the Ancillary Agreements, the offer, issuance, sale and delivery of the Securities and all transactions relating thereto and the adoption and filing of the

                  Amended and Restated Certificate of Incorporation and the Certification of Designation;

                  copy of the charter documents of the Company, certified by the Secretary of State of Delaware as of October 30, 1995;

                  Good Standing Certificate of the Company, issued by the Secretary of State of Delaware as of November 1, 1995;

                  Bylaws of the Company, as amended to date; and

                  the Conveyance Agreement by and between the Company and Park 'N View, Ltd. (the "Conveyance Agreement").

         In addition, we have examined originals (or copies certified or otherwise identified to our satisfaction) of such other instruments, certificates and documents as we have deemed necessary or appropriate for the purposes of the opinions rendered below, including a certificate of an officer of the Company (the "Officer's Certificate") upon which we have relied as to certain factual matters in giving our opinion herein.

         During the course of our examinations, with your permission and without independent verification or investigation, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, (iv) that the corporate minute book of the Company is complete and accurately reflects all of the minutes of meetings and consents to actions of the directors and shareholders of the Company, (v) the truth and accuracy of all matters stated in the Officer's Certificate and (vi) the due authorization, valid execution and delivery of all documents except where our opinion expressly addresses authorization, execution and delivery.

         As to the factual matters forming the basis of our opinion, whenever an opinion with respect to the existence or absence of facts is qualified by the phrases "to our knowledge" or "known to us" or "to the best of our knowledge," such phrases indicate only that, based on the actual knowledge (i.e., conscious awareness of facts) of James M. O'Connell, the attorney in this firm who is actively involved in and responsible for the handling of the Company's legal affairs handled by this firm and a review of our files, we have no reason to believe such opinions are not factually correct, and that no inference as to our knowledge of such facts should be drawn from the fact of our representation of the Company. We have, when relevant facts were not known to us or independently established, relied upon the Officer's Certificate, and we have made no independent investigation of such matters on the public records or otherwise except to discuss them with the President of the Company. We have not reviewed the files and records of the Company generally and have relied on the Company to provide us with documents for review.

         Based on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own its properties and assets and carry on its business as now conducted, and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the location or nature of its property or the character of its business makes such qualification necessary, except where the failure to be so qualified would not materially adversely affect the business, condition, prospects, properties or results of operations of the Company (a "Material Adverse Effect").

         2. The Company has the full corporate power and authority to execute and deliver each of the Securities Purchase Agreement and the Ancillary Agreements and to perform fully its obligations thereunder. The execution, delivery and performance of the Securities Purchase Agreement and the Ancillary Agreements, the adoption and filing of the Amended and Restated Certificate of Incorporation and the Certificate of Designation with the Delaware Secretary of State and the issuance of the Common Stock and Preferred Stock thereunder have been duly authorized by all necessary action of the Company.

         3. The Conveyance Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of the Company and Park 'N View, Ltd. enforceable against the Company and Park 'N View, Ltd in accordance with its terms. The Securities Purchase Agreement and Ancillary Agreements have been duly executed and delivered by and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium and other rights affecting creditors rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or equity).

         4. The authorized capital stock of the Company consists of 5,000,000 shares of Common Stock, $0.001 par value per share, of which 4,318,182 shares shall be issued as of the date hereof, and 140,010 shares of Preferred Stock, $0.01 par value per share, all of which have been designated as Series A Preferred Stock, and of which 32,200 shares shall be issued and outstanding on the date hereof. The Common Stock and the Preferred Stock to be issued pursuant to the Securities Purchase Agreement has been duly and validly authorized and, when delivered and paid for, will be validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof, and, assuming the accuracy of the Purchasers' representations contained in the Securities Purchase Agreement, will have been issued by the Company in compliance with all applicable federal and state securities laws and all applicable rules and regulations thereunder provided, however, we express no opinion or compliance with the antifraud provisions of the federal and state securities laws. The relative rights, preferences, restrictions and other matters relating to the Common Stock and the Preferred Stock are as reflected in the Amended and Restated Certificate of Incorporation and the Certificate of Designation.

         5. To the best of our knowledge, the Company is not in violation or default of any provision of (i) its Certificate of Incorporation or Bylaws, or
(ii) any contract, agreement, obligation, commitment, license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which any of its assets are bound, except for violations with respect to clause (ii) that would not have a Material Adverse Effect. The execution, delivery and performance of the Securities Purchase Agreement, the Ancillary Agreements and the Conveyance Agreement will not conflict with or, with or without the serving and/or receipt of notice or the passage of time or both, result in any default or in any material modification of (i) any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) to the best of our knowledge, the terms of any material contract, agreement, obligation, commitment, license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which any of its assets are bound, or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Company. To best of our knowledge, the execution, delivery and performance of the Securities Purchase Agreement, the Ancillary Agreements and the Conveyance Agreement by the Company will not violate any judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency having jurisdiction over the Company or its assets.

         6. To the best of our knowledge, no action, suit, claim, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding has been instituted or, to our knowledge, threatened which questions the validity or legality of the transactions contemplated by the Securities Purchase Agreement. Except as set forth on Exhibit 3 to the Securities Purchase Agreement, there are no actions, suits, claims, proceedings, investigations pending or, to our knowledge, threatened against the Company, except for actions, suits, claims, investigations, inquiries or proceedings that, singly or in the aggregate, could not result in a Material Adverse Effect.

         7. To the best of our knowledge, no consent, approval, waiver or authorization of or designation, declaration or filing with any governmental or regulatory authority or any other person is required in connection with the valid execution and delivery of the Securities Purchase Agreement, the Ancillary Agreements and the other agreements contemplated thereunder (except for such filings as may be necessary to qualify for exemption under the federal Securities Act of 1933, as amended, and to comply with applicable state "Blue Sky" securities laws).

         The opinions expressed above are subject to the following qualifications:

         A. We are members of the North Carolina bar and we express no opinion as to matters under or involving laws of any other jurisdiction other than the corporate laws of the State of Delaware;

         B. Our opinions are limited to matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated;

         C. This opinion letter is furnished to the Purchases solely for their benefit and may not be relied upon by nor copies delivered to any other person or entity or in connection with any other transaction without our prior written consent; and

         D. Our opinions are rendered as of the date hereof and we do not assume any responsibility to update or modify our opinions based upon new or additional information or facts which arise or come to our attention subsequent to delivery of this opinion.

                                Very truly yours,

                                PETREE STOCKTON, L.L.P.

                                 EXHIBIT 5.2(C)

                               INTERIM MILESTONES

1. Buildout of 6 truckstops totaling at least 1,200 wired stalls.

2. Hiring a Principal Financial Officer approved by a majority-in-interest of the Investors.

3. Achieving an average Service Revenue per stall in the fifth month following the Initial Closing of $27 per month for truckstops operating for the full month.

                                 EXHIBIT 5.3(D)

                                FINAL MILESTONES

1. Buildout in the first nine months of 14 truckstops totaling at least 2,700 stalls.

2. Achieving an average Service Revenue per stall in the ninth month from the Initial Closing of $45 per month for those truckstops which commence operations within 180 days of the Initial Closing and $27 per month for those truckstops which commence operations 180 to 240 days after the Initial Closing.


                                     -143-